Exhibit 10.10

Execution Version

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (this “Amendment”) dated as of March 25, 2025, by and among GCI, LLC (the “Borrower”), the Subsidiary Guarantors, Ventures Holdco, LLC, Credit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), each of the 2025 Lenders, the Issuing Bank and the Swingline Lender.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent, among others, are parties to that certain Eighth Amended and Restated Credit Agreement, dated as of October 15, 2021 (as amended by that certain Amendment Agreement No. 1, dated as of June 12, 2023, and as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower wishes to refinance (the “Refinancing”) in full (x) all outstanding Term A Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the “Existing Term Loans”) with the proceeds of the 2025 Refinancing Term A Loans (as defined below) and (y) all outstanding Revolving Loans (as defined in the Existing Credit Agreement) (the “Existing Revolving Loans”) and all outstanding unused Revolving Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the “Existing Revolving Commitments”) with the 2025 Revolving Commitments (as defined below), in each case, as more fully provided herein;

WHEREAS, immediately following, but substantially concurrently with the Refinancing, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety on the terms set forth herein (the Existing Credit Agreement, as so amended and restated, being referred to as the “Credit Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Definitions. Capitalized terms used but not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

SECTION 2.         Refinancing Amendment.

(a)            On the Amendment Effective Date (as defined below), subject solely to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof:

(i)	the Person that has executed this Amendment as a “2025 Term A Loan Refinancing Lender” (the “2025 Term A Loan Refinancing Lender”) agrees to make Refinancing Term Loans (the “2025 Refinancing Term A Loans”) to the Borrower in the aggregate principal amount of $300,000,000 as set forth in the Credit Agreement; and

(ii)	each Person that has executed this Amendment as a “2025 Revolving Lender” (the “2025 Revolving Lenders” and, together with the 2025 Term A Loan Refinancing Lender, the “2025 Lenders”) agrees to provide Refinancing Revolving Commitments (the “2025 Revolving Commitments”; the loans provided under the 2025 Revolving Commitments, the “2025 Revolving Loans” and, together with the 2025 Refinancing Term A Loans, the “2025 Loans”) to the Borrower in an aggregate principal amount equal to $450,000,000 as set forth in the Credit Agreement.

(b)            It is understood and agreed that (i) this Amendment shall be deemed to constitute a “Refinancing Amendment” as set forth in Section 2.14 of the Existing Credit Agreement, (ii) the 2025 Refinancing Term A Loans made pursuant to this Amendment shall be deemed to constitute “Credit Agreement Refinancing Debt” for all purposes of the Existing Credit Agreement and “Term Loans” for purposes of the Credit Agreement, (iii) the 2025 Revolving Commitments shall constitute “Credit Agreement Refinancing Debt” for all purposes of the Existing Credit Agreement and “Revolving Commitments” for purposes of the Credit Agreement and (iv) each 2025 Lender shall be bound by the provisions of the Credit Agreement as a “Lender”, and, as applicable, (A) the 2025 Term A Loan Refinancing Lender under the Amendment shall be a “Term A Lender” holding Term A Loans and (B) each 2025 Revolving Lender under the Amendment shall be a “Revolving Lender” holding Revolving Loans and Revolving Commitments, in each case, under the Credit Agreement.

SECTION 3.         Amendment of Existing Credit Agreement. Substantially concurrently with (but immediately following) the Refinancing on the Amendment Effective Date, subject solely to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, (i) the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A hereto, (ii) the schedules to the Existing Credit Agreement are hereby amended and restated in their entirety as attached hereto as Exhibit B and (iii) the exhibits to the Existing Credit Agreement are hereby amended and restated in their entirety as attached hereto as Exhibit C.

SECTION 4.         Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)            The Administrative Agent (or its counsel) shall have received from (i) the Borrower, Ventures Holdco, LLC and the Subsidiary Guarantors, (ii) each 2025 Lender, (iii) the Issuing Bank, (iv) the Swingline Lender and (v) the Administrative Agent, either (1) counterparts of this Amendment signed on behalf of such parties or (2) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)            Immediately before and after giving effect to, on, as of, and at the time of, the borrowing of the 2025 Loans on the Amendment Effective Date, (i) the representations and warranties of the Loan Parties set forth in Section 5 hereof shall be true and correct in all material respects (other than to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (ii) the Administrative Agent shall have received a certificate of the Borrower dated the Amendment Effective Date to such effect, signed by a Responsible Officer of the Borrower.

(c)            The Administrative Agent shall have received the following executed legal opinions: (x) the legal opinion of O’Melveny & Myers LLP, special counsel to the Loan Parties; (y) the legal opinion of Womble Bond Dickinson (US) LLP, special Alaska counsel to the Loan Parties; and (z) the legal opinion of the Borrower by Moira Smith, special internal Alaska counsel to the Loan Parties, in each case, dated the Amendment Effective Date, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(d)            The Administrative Agent shall have received a certificate of each of the Loan Parties, dated the Amendment Effective Date, substantially in the form of Exhibit F to the Credit Agreement with appropriate insertions (or certifying that there have been no changes to such insertions and attachments since the applicable certificate was delivered to the Administrative Agent on October 15, 2021), executed by a Responsible Officer of each such Loan Party.

(e)            The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the 2025 Lenders make 2025 Refinancing Term A Loans and 2025 Revolving Loans, as applicable, to the Borrower on the Amendment Effective Date.

(f)            The Administrative Agent shall have received a solvency certificate signed by a Financial Officer on behalf of the Borrower dated the Amendment Effective Date (after giving effect to this Amendment and the transactions contemplated hereby) in form and substance reasonably satisfactory to the Administrative Agent.

(g)            The Borrower shall have delivered to (x) any 2025 Revolving Lender that requests its 2025 Revolving Commitment be evidenced by a Note at least one (1) Business Day prior to the Amendment Effective Date, a Note payable to such 2025 Revolving Lender and (y) any 2025 Term A Loan Refinancing Lender that requests its 2025 Refinancing Term A Loans be evidenced by a Note at least one (1) Business Day prior to the Amendment Effective Date, a Note payable to such 2025 Term A Loan Refinancing Lender.

(h)            The Arrangers and the Administrative Agent shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Amendment Effective Date and that the Administrative Agent or the Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, Title III of the USA PATRIOT Act.

(i)            To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification, such Beneficial Ownership Certification to be in form and substance reasonably acceptable to the Administrative Agent.

(j)            The Administrative Agent shall have received payment or reimbursement, in immediately available funds, of all reasonable and documented fees and expenses of counsel to the Administrative Agent and the Arrangers then due and payable in connection with this Amendment as agreed in writing by the Borrower, in each case to the extent invoiced to the Borrower at least three (3) Business Days prior to the Amendment Effective Date.

(k)            The Borrower shall have paid in full or, substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 4, shall pay in full the Arrangers and the Administrative Agent (on behalf of the 2025 Term A Loan Refinancing Lender and the 2025 Revolving Lenders), as applicable, any fees in the amounts previously agreed in writing by the Borrower to be received by such parties on the Amendment Effective Date.

(l)            The Borrower shall have paid in full or, substantially concurrently with (including to any payments made with the cash proceeds of the 2025 Refinancing Term A Loans to be made on the Amendment Effective Date) the satisfaction of the other conditions precedent set forth in this Section 4, shall pay in full, (i) all of the Existing Term Loans and Existing Revolving Loans, (ii) all accrued and unpaid fees and interest with respect to the Existing Term Loans and the Existing Revolving Commitments and (iii) to the extent required pursuant to the Credit Agreement and invoiced to the Borrower at least three (3) Business Days prior to the Amendment Effective Date, any amounts payable to the Persons that are Lenders with Existing Term Loans or Existing Revolving Loans pursuant to Section 3.6 of the Existing Credit Agreement (provided that the 2025 Lenders party hereto waive any claim for SOFR breakage under Section 3.6 of the Credit Agreement).

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5.         Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to each of the 2025 Lenders and the Administrative Agent that, as of the Amendment Effective Date and after giving effect to the transactions and amendments to be effected on the Amendment Effective Date:

(a)            This Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes, and the Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(b)            The representations and warranties of each Loan Party set forth in the Loan Documents (as defined in the Credit Agreement) are, after giving effect to this Amendment, true and correct in all material respects on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date) and (ii) to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects.

(c)            No Default shall or would exist immediately before or immediately after giving effect to this Amendment.

SECTION 6.    Effect of Amendment; Reaffirmation.

(a)            Except as expressly set forth herein (including the Credit Agreement), this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of obligations under the Credit Agreement or any other Loan Document. Except as expressly set forth herein (including the Credit Agreement), nothing herein shall entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)            On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)            Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party has granted liens or security interests in its property or otherwise acted as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect to this Amendment) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby (after giving effect to this Amendment).

SECTION 7.    Miscellaneous.

(a)            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof.

(b)            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)            The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(d)            The provisions set forth in Section 10.3 of the Credit Agreement, the second paragraph of Section 10.9 of the Credit Agreement and Section 10.10 of the Credit Agreement are each hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

[Signatures on following pages.]

6

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

[GCI –Signature Page to Amendment Agreement]

BORROWER:

GCI, LLC

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President/Finance

GUARANTORS:

GCI HOLDINGS, LLC
GCI CABLE, INC.
GCI COMMUNICATION CORP.

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President, Chief Financial Officer & Treasurer

GCI WIRELESS HOLDINGS, LLC

By:	/s/ Peter J. Pounds
	Name:	Peter J. Pounds
	Title:	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

POTTER VIEW DEVELOPMENT CO., INC.

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Secretary & Treasurer

[GCI – Signature Page to Amendment Agreement]

CYCLE 30, INC.
GCI NADC LLC
GCI SADC LLC
DENALI MEDIA HOLDINGS, CORP.
BBN, INC.
SUPERVISION, INC.
INTEGRATED LOGIC LLC
KODIAK KENAI FIBER LINK, INC.
KODIAK-KENAI CABLE COMPANY, LLC

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Treasurer

GCI FIBER COMMUNICATION CO., INC.

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Secretary

BORTEK, LLC

	By:	GCI HOLDINGS, LLC, its sole member

		By:	/s/ Peter J. Pounds
			Name:	Peter J. Pounds
			Title:	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

THE ALASKA WIRELESS NETWORK, LLC

By:	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President & Chief Financial Officer

[GCI – Signature Page to Amendment Agreement]

ALASKA UNITED FIBER SYSTEM PARTNERSHIP

	By:	GCI COMMUNICATION CORP., its general partner

		By:	/s/ Peter J. Pounds
			Name:	Peter J. Pounds
			Title:	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

	By:	GCI HOLDINGS, LLC, its general partner

		By:	/s/ Peter J. Pounds
			Name:	Peter J. Pounds
			Title:	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

VENTURES HOLDCO, LLC

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary

[GCI – Signature Page to Amendment Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a 2025 Revolving Lender

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

[GCI – Signature Page to Amendment Agreement]

JPMORGAN CHASE BANK, N.A., as a 2025 Revolving Lender

By:	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Executive Director

[GCI – Signature Page to Amendment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2025 Revolving Lender

By:	/s/ Chris Harbutt
Name: Chris Harbutt
Title: Executive Director

[GCI – Signature Page to Amendment Agreement]

MUFG BANK, LTD., as a 2025 Revolving Lender

By:	/s/ Colin Donnarumma
Name: Colin Donnarumma
Title: Vice President

[GCI – Signature Page to Amendment Agreement]

Bank of America, N.A, as a 2025 Revolving Lender

By:	/s/ Christina Marie Terry
Name: Christina Marie Terry
Title: Vice President, Credit Officer

[GCI – Signature Page to Amendment Agreement]

The Toronto-Dominion Bank, New York Branch, as a 2025 Revolving Lender

By:	/s/ Justin Robinson
Name: Justin Robinson
Title: Authorized Signatory

[GCI – Signature Page to Amendment Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a 2025 Revolving Lender

By:	/s/ Kelly Petit de Mange
Name: Kelly Petit de Mange
Title: Executive Director & Authorized Signatory

[GCI – Signature Page to Amendment Agreement]

CoBank, ACB, as 2025 Revolving Lender

By:	/s/ Cameron Dawkins
Name: Cameron Dawkins
Title: Managing Director

[GCI – Signature Page to Amendment Agreement]

EXHIBIT A

Credit Agreement

[See attached]

Exhibit A

NINTH AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

dated as of March 25, 2025

among

GCI, LLC,
as Borrower,
the Subsidiary Guarantors party hereto,
the Lenders party hereto,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

MUFG BANK, LTD.,

TD SECURITIES (USA) LLC

and

COBANK, ACB,
as Joint Lead Arrangers and Joint Book Runners for the Revolving Loans,

and

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO SECURITIES, LLC,

as Co-Syndication Agents for the Revolving Loans,

and

BOFA SECURITIES, INC.,

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,

MUFG BANK, LTD.,

TD SECURITIES (USA) LLC

and

COBANK, ACB,

as Co-Documentation Agents for the Revolving Loans,

and

GOLDMAN SACHS BANK USA,

MIZUHO BANK, LTD,

MORGAN STANLEY SENIOR FUNDING, INC.,

SOCIÉTÉ GÉNÉRALE

and

NORTHRIM BANK,

as Co-Managers for the Revolving Loans,

and

COBANK, ACB,
as Sole Lead Arranger and Sole Book Runner for the Term A Loans

TABLE OF CONTENTS

Section 11.7	Information	193
Section 11.8	Termination	193
Section 11.9	Additional Guarantors	194
Section 11.10	Keepwell	194

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B-1	Form of Revolving Loan Note
Exhibit B-2	Form of Swingline Note
Exhibit B-3	Form of Term A Loan Note
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Auction Procedures
Exhibit F	Form of Closing Certificate
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Guarantee Supplement
Exhibit I	Form of Revolving Increase Supplement

SCHEDULES:

Schedule 1.1A	Commitments
Schedule 1.1B	Excluded Subsidiaries
Schedule 1.1C	List of Voting Participants
Schedule 4.6	Disclosed Matters
Schedule 4.8	List of Matters Affecting Authorizations
Schedule 4.13	List of Subsidiaries
Schedule 6.16	List of Unrestricted Subsidiaries
Schedule 7.1	List of Existing Indebtedness
Schedule 7.2	List of Existing Liens
Schedule 7.4	List of Existing Investments
Schedule 7.10	List of Agreements with Affiliates
Schedule 7.11	List of Existing Restrictions

v

NINTH AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of March 25, 2025, among GCI, LLC, the GUARANTORS party hereto, the LENDERS party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent.

RECITALS

WHEREAS, on October 15, 2021, the Eighth Amended and Restated Credit Agreement and Guarantee Agreement (as amended by that certain Amendment Agreement No.1, dated as of June 12, 2023, and as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment Effective Date, the “Existing Credit Agreement”) was entered into among the Borrower, the Guarantors (as defined in the Existing Credit Agreement), the Administrative Agent, and the Lenders (as defined in the Existing Credit Agreement);

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in all respects as provided in this Agreement, effective upon satisfaction of certain conditions precedent set forth in the Amendment Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that on the Amendment Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE 1

DEFINITIONS

Section 1.1         Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“2028 Notes” means the 4.750% Senior Notes due 2028 of the Borrower.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” has the meaning set forth in Section 7.5.

“Additional Incremental Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Incremental Loan in accordance with Section 2.13; provided that, in the case of Incremental Revolving Commitments, (x) the approval of the Administrative Agent is obtained, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required for an assignment to such Additional Incremental Lender under Section 10.4(b)(iii)(B) and (y) the approval of the Swingline Lender and the Issuing Bank are obtained, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent such consent would be required for any assignment to such Additional Incremental Lender under Section 10.4(b)(iii)(C).

“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor that agrees to provide any portion of Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.14; provided that each Additional Refinancing Lender shall be subject to the approval of (i) in the case of Credit Agreement Refinancing Debt in the form of revolving commitments under this Agreement, the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, and (ii) the Borrower.

“Adjusted Operating Cash Flow” means, with respect to any Person and its Subsidiaries for any period, (a) Operating Cash Flow of such Person and its Subsidiaries adjusted, on a consistent basis, to give effect to each Acquisition, Disposition and any merger, consolidation or other similar activity, in each case that occurred during the relevant period as if each had occurred on the first day of such period, plus (b) in each case (other than clause (ii) below) to the extent deducted and not added back or excluded in calculating Operating Cash Flow for such period, without duplication, (i) the amount of proceeds from any business interruption insurance or similar insurance proceeds actually received during the relevant period or reasonably expected to be received in a subsequent period and within one year of the underlying loss; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period, plus (ii) the amount (net of actual amounts realized) that reflects operating expense reductions and other operating improvements, synergies or cost savings of any such Person that are expected to be realized within 18 months of the consummation of mergers, Acquisitions, Investments, Dispositions, operating improvements, restructurings, cost savings and similar initiatives, actions or events (calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period); provided that (x) such cost savings and synergies are reasonably identifiable and factually supportable and (y) such Person shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth such Responsible Officer’s good faith estimate, in reasonable detail, of such reasonably anticipated costs, expenses, cost savings and synergies; provided, further, that in no event shall the amounts under this clause (ii) for the relevant period exceed, in the aggregate, 20% of Adjusted Operating Cash Flow for such period prior to giving effect to any adjustments pursuant to this clause (ii), plus (iii) the aggregate amount of fees, expenses, premiums, closing payments and similar transaction costs (including original issue discount or upfront fees) incurred or paid in connection with the Transactions, any Acquisition, Investment, or Disposition transactions, the incurrence, modification, refinancing or repayment of Indebtedness and the issuance of Equity Interests, in each case, not prohibited by the terms of this Agreement and regardless of whether or not successfully consummated, plus (iv) all non-cash charges (including any write-downs, expenses, impairment charge or other item classified as special items) for such period; provided that to the extent that any such non-cash charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash charge in the current period and (B) to the extent such Person elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Adjusted Operating Cash Flow to such extent), plus (v) the aggregate amount of all non-cash compensation paid to directors, officers and employees, plus (vi) fees and expenses incurred or paid in connection with the GCI Spin-Off and the other transactions contemplated by the Liberty Broadband Merger Agreement, minus (vii) all non-cash items increasing Operating Cash Flow (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period).

“Administrative Agent” means Credit Agricole CIB, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed pursuant to Article 9.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Sale” has the meaning set forth in Section 2.7(c).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that such specified Person shall not be deemed to be an Affiliate of any other Person solely because they share one or more common officers or common members of their respective board of managers, board of directors or other controlling governing body.

“Affiliated Persons” mean, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants (including adoptees), step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a) of this definition, and in the event of the incompetence or death of any of the persons described in clause (a), such person’s executor, administrator, committee or other personal representative or similar fiduciary, (c) any trusts or private foundations created primarily for the benefit of, or controlled at the time of creation by, any of the persons described in the above clause (a) or (b) of this definition, or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes, and (d) any company, partnership, or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a), (b) or (c) of this definition or the holdings of which are for the primary benefit of any of such Persons.

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any other Person that directly or indirectly controls the Administrative Agent (each, an “Agent Distressed Person”), (a) that such Agent Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Agent Distressed Person or any substantial part of such Agent Distressed Person’s assets, or (c) such Agent Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Agent Distressed Person or its assets to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide the Administrative Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent.

“Agents” means, collectively, the Administrative Agent, Co-Syndication Agents, Co-Documentation Agents and Co-Managers.

“Agreement” means this Ninth Amended and Restated Credit and Guarantee Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (iii) Term SOFR for a one-month tenor in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

“Amendment Agreement” means the Amendment Agreement, dated as of the Amendment Effective Date, among the Borrower, the Subsidiary Guarantors, Ventures Holdco, the Lenders and the Administrative Agent.

“Amendment Effective Date” means March 25, 2025.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of Title III of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, its Subsidiaries or the Liberty Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means:

(a) with respect to Borrowings consisting of Swingline Loans (which shall be ABR Borrowings) and Revolving Loans, (i) with respect to each ABR Borrowing, the per annum rate equal to the percentage set forth below under the heading “ABR Margin” during the applicable periods set forth below, and (ii) with respect to each SOFR Borrowing and the fees payable under Section 3.3(b)(i), the per annum rate equal to the percentage set forth below under the heading “SOFR and LC Fee Margin” during the applicable periods set forth below, provided that until the first delivery pursuant to Section 6.1(c) of the Compliance Certificate for the fiscal quarter then ended after the Amendment Effective Date, the Total Leverage Ratio shall (solely for purposes of determining the Applicable Margin) be deemed to be at Level IV (as set forth below):

	When the Total Leverage Ratio is:			SOFR
Level	Less Than	Greater Than or Equal to	ABR Margin	and LC Fee Margin
I		5.00:1.0	1.25%	2.25%
II	5.00:1.0	4.50:1.0	1.00%	2.00%
III	4.50:1.0	4.00:1.0	0.75%	1.75%
IV	4.00:1.0		0.50%	1.50%

(b) with respect to Borrowings consisting of Term A Loans, (i) with respect to each ABR Borrowing, the per annum rate equal to the percentage set forth below under the heading “ABR Margin” during the applicable periods set forth below, and (ii) with respect to each SOFR Borrowing, the per annum rate equal to the percentage set forth below under the heading “SOFR Margin” during the applicable periods set forth below, provided that until the first delivery pursuant to Section 6.1(c) of the Compliance Certificate for the fiscal quarter then ended after the Amendment Effective Date, the Total Leverage Ratio shall (solely for purposes of determining the Applicable Margin) be deemed to be at Level IV (as set forth below):

	When the Total Leverage Ratio is:
Level	Less Than	Greater Than or Equal to	ABR Margin	SOFR Margin
I		5.00:1.0	1.75%	2.75%
II	5.00:1.0	4.50:1.0	1.50%	2.50%
III	4.50:1.0	4.00:1.0	1.25%	2.25%
IV	4.00:1.0		1.00%	2.00%

Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(c) and shall become effective on the date such Compliance Certificate is received by the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, then solely for purposes of determining the “Applicable Margin” the Total Leverage Ratio shall be deemed to be greater than or equal to 5.00:1.00 from and including such date to the date of receipt by the Administrative Agent of such Compliance Certificate. In the event that any financial statement or certification delivered pursuant to Section 6.1 is shown to be inaccurate, and such inaccuracy, if corrected, and after giving effect to the correction of all other inaccuracies that are shown to be incorrect, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Borrower shall promptly (a) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected Compliance Certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Taxes” means any cash Taxes payable with respect to the GCI Spin-Off by Liberty Broadband, GCI Liberty or any of their respective subsidiaries or successors and for which Liberty Broadband, any of its subsidiaries following the GCI Spin-Off, or any of their successors are liable, including pursuant to the GCI Divestiture Tax Sharing Agreement.

“Approved Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (x) Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., Canadian Imperial Bank of Commerce, New York Branch, MUFG Bank, Ltd. and TD Securities (USA) LLC in their capacities as joint lead arrangers and joint book runner of the Revolving Loans and (y) CoBank, ACB, in its capacity as sole lead arranger and sole book runner of the Term A Loans.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)(iii)), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Auction” has the meaning set forth in Section 2.7(j).

“Auction Manager” has the meaning assigned to such term in Exhibit E.

“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Prepayment Offer.

“Auction Prepayment” has the meaning assigned to such term in Section 2.7(j).

“Auction Prepayment Offer” has the meaning assigned to such term in Section 2.7(j).

“Auction Procedures” means the auction procedures with respect to Auction Prepayment Offers set forth in Exhibit E hereto.

“Authorization” means, collectively, (a) any FCC License, (b) any Franchise, or (c) any other franchise, franchise application, ordinance, agreement, permit, license, order, certificate, registration, qualification, variance, license, approval, permit or other form of permission, consent or authority issued by the FCC, any State PUC, or any other Governmental Authority regulating the ownership or operation of the Communications Business.

“Available Incremental Amount” has the meaning specified in Section 2.13(d)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10(a).

Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of Benchmark Transition Event, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10.

“Beneficial Ownership” or “Beneficially Owned” means, with respect to any securities, having beneficial ownership of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Big Boy Letter” means a letter from a Lender containing customary “big boy” representations.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means GCI, LLC, a Delaware limited liability company.

“Borrowing” means Loans of the same Type and Class, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a Borrowing Request, substantially in the form of Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to remain closed; provided that, when used in connection with a SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.

“Cash Equivalents” means:

(a)            securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition;

(b)            certificates of deposit, dollar time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Credit Party making such deposits available in the ordinary course of business, First National Bank of Alaska, Northrim Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of “P2” or better from Moody’s, “A-2” or better from S&P, or “F2” or better from Fitch (or such similar equivalent rating by at least one “nationally recognized statistical rating organization”(as defined in Rule 436 under the Securities Act of 1933, as amended));

(c)            repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)            commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “P-1” or higher from Moody’s, “A-1” or higher from S&P, or “F1” or higher from Fitch (or such similar equivalent rating by at least one “nationally recognized statistical rating organization”(as defined in Rule 436 under the Securities Act of 1933, as amended)), and in each case maturing within one year after the date of acquisition;

(e)            securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or at least “A” by S&P or Fitch (or such similar equivalent rating by at least one “nationally recognized statistical rating organization”(as defined in Rule 436 under the Securities Act of 1933, as amended)) and in each case having maturities of not more than one year from the date of acquisition;

(f)            money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition or cash;

(g)            in the case of any Foreign Subsidiary, any local currency held by it from time to time in the ordinary course of business; and

(h)            in the case of any Foreign Subsidiary, (i) investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business that are similar to the items specified in clauses (a) through (f) above and (ii) other short term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in such foreign jurisdiction.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means any Subsidiary that has no material assets other than Equity Interests (or Equity Interests and debt) in Subsidiaries that are CFCs or in other such Subsidiaries.

“Change in Control” means any Change in Control Transaction that is not a Permitted Change in Control Transaction.

“Change in Control Transaction” means the acquisition of Beneficial Ownership by any Person or group (such person or group, the “Transferee”) (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 50% of the aggregate voting power of all outstanding classes or series of either Parent’s or Borrower’s voting Equity Interests. For purposes of the definition of “Change in Control Transaction”, “Person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Change in Law” means (i) the adoption of any law, rule or regulation by any Governmental Authority after the Amendment Effective Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Amendment Effective Date or (iii) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment Effective Date; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Claiming Subsidiary Guarantor” has the meaning specified in Section 11.1(d).

“Class” means (i) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans under the Existing Revolving Facility, Term A Loans, a tranche of Incremental Term Loans, a tranche of Incremental Revolving Loans, a Refinancing Series of Refinancing Revolving Loans, a Refinancing Series of Refinancing Term Loans, Extended Term Loans from the same Extension, Extended Revolving Loans from the same Extension, or Swingline Loans and (ii) when used in reference to any Lender, refers to such Lender in its capacity as a holder of Revolving Loans under the Existing Revolving Facility, Term A Loans, Incremental Term Loans of a particular tranche, Incremental Revolving Loans of a particular tranche, Refinancing Revolving Loans of a particular Refinancing Series, Refinancing Term Loans of a particular Refinancing Series, Extended Term Loans from a particular Extension or Extended Revolving Loans from a particular Extension, as applicable.

“Closing Date” means October 15, 2020.

“Co-Documentation Agents” means BofA Securities, Inc., Canadian Imperial Bank of Commerce, New York Branch, MUFG Bank, Ltd, TD Securities (USA) LLC and CoBank, ACB, each in its capacity as a co-documentation agent for the Revolving Loans.

“Co-Managers” means Goldman Sachs Bank USA, Mizuho Bank, Ltd, Morgan Stanley Senior Funding, Inc., Société Générale and Northrim Bank, each in its capacity as a co-managers for the Revolving Loans

“Co-Syndication Agents” means JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a co-syndication agent for the Revolving Loans.

“CoBank” means CoBank, ACB.

“CoBank Equities” means any of the Borrower’s or subsidiary’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by CoBank for the account of the Borrower) and other equities in CoBank acquired in connection with, or because of the existence of, the Borrower’s patronage loan from CoBank (or its affiliate), and the proceeds of any of the foregoing.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (i) any property of any Loan Party that, pursuant to any Security Document, secures any or all of the Obligations and (ii) the Equity Interests of GCI Holdings pledged by Ventures Holdco pursuant to the Ventures Holdco Pledge Agreement. Notwithstanding the foregoing or anything contained in any Security Document, no property constituting Excluded Property shall be deemed to be Collateral.

“Commitment Fee Rate” means at all times from and after the Amendment Effective Date, the per annum rate equal to the percentage set forth below under the heading “Commitment Fee Rate” during the applicable periods set forth below; provided that until the first delivery pursuant to Section 6.1(c) of the Compliance Certificate for the fiscal quarter then ended after the Amendment Effective Date, the Commitment Fee Rate shall be 0.30%:

When the Total Leverage Ratio is:
Less Than	Greater Than or Equal to	Commitment Fee Rate
	4.50:1.0	0.375%
4.50:1.0		0.300%

Changes in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(c) and shall become effective on the date such Compliance Certificate is received by the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required by Section 6.1(c), then solely for purposes of determining the “Commitment Fee Rate”, the Total Leverage Ratio shall be deemed to be equal to or greater than 4.50:1.00 from and including such date to the date of receipt by the Administrative Agent of such Compliance Certificate.

“Commitments” means, collectively, the Revolving Commitments, the Term A Loan Commitments and, if existing, the Incremental Revolving Commitments, the Incremental Term Commitments, the Refinancing Revolving Commitments, the Refinancing Term Commitments, the Extended Revolving Commitments and commitments with respect to Extended Term Loans.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), and the rules and regulations issued thereunder.

“Communications Act” means the Federal Communications Act of 1934, and the rules and regulations issued thereunder.

“Communications Business” means the cable (including without limitation cable television), local access, wireline and wireless (whether fixed or mobile) communications systems and other material businesses (including long distance, data and internet services) of the Borrower and the Subsidiaries generally.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit G.

“Compliance Reference Date” means, with respect to each Compliance Certificate delivered to the Administrative Agent in accordance with Section 6.1(c), the end date of the fiscal period for the financial statements to which such Compliance Certificate relates.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.10 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in consultation with the Borrower decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contributed Ventures Assets” means any property or assets owned by one or more of the Liberty Subsidiaries and all income, proceeds, distributions or collections received from, or cash proceeds from borrowings of Liberty Subsidiaries secured by, such property or assets.

“Contributing Subsidiary Guarantor” has the meaning specified in Section 11.1(d).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Act” means The Copyright Act of 1976.

“Covered Party” has the meaning specified in Section 10.15.

“Credit Agreement Refinancing Debt” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, Revolving Loans, Incremental Revolving Loans, Term A Loans, Incremental Term Loans, Extended Term Loans or any then existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the related Refinanced Debt, as increased by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 7.1 immediately prior to such refinancing (other than by reference to Credit Agreement Refinancing Debt), and such drawing shall be deemed to have been made, and accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) such Indebtedness shall not be secured by any assets that do not constitute Collateral, (iv) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiary Guarantors, (v) such Indebtedness shall be unsecured or rank pari passu or junior in right of payment and security with any First Lien Obligations under this Agreement and, if secured, shall be subject to an Intercreditor Agreement, (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained, (vii) such Indebtedness shall have such pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and optional prepayment terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, and (viii) the terms and conditions of such Indebtedness (except as otherwise provided in the above clauses) are substantially identical to, or are not materially more favorable, taken as a whole, to the lenders or holders providing such Indebtedness (in the good faith determination of the Borrower and the Administrative Agent) than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness).

“Credit Agricole CIB” means Credit Agricole Corporate and Investment Bank and its successors.

“Credit Parties” means the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders.

“Cumulative Credit” means, as of any date of determination for the period (taken as one accounting period) from October 1, 2020 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been required to be delivered pursuant to Section 6.1(a) or (b) as of such date, an amount, not less than zero, equal to (a) 50% of the Operating Cash Flow of the Borrower and its Subsidiaries (this clause (a), the “OCF Builder Prong”), plus (b)(x) the aggregate amount of Net Proceeds received by the Borrower or any Subsidiary after the Closing Date from the issuance of Qualified Equity of the Borrower or cash capital contributions to the Qualified Equity of the Borrower and (y) the Fair Market Value of Cash Equivalents, marketable securities or other property, in each case received by the Borrower or a Subsidiary to the extent such Cash Equivalents, marketable securities or other property are contributed to the Borrower as a capital contribution to the Qualified Equity of the or in return for any issuance of Qualified Equity that, in each case of clause (x) and (y), is Not Otherwise Applied, plus (c) the Net Proceeds of Indebtedness and Disqualified Equity of the Borrower or any Subsidiary issued after the Closing Date, which have been exchanged or converted into Qualified Equity of the Borrower together with the Fair Market Value of any Cash Equivalents and any assets received by the Borrower or such Subsidiary upon such exchange or conversion, plus (d) the net cash proceeds received by the Borrower and its Subsidiaries from sales of Investments made with the Cumulative Credit after the Closing Date (but in any event not to exceed the amount of such Investments), plus (e) returns, profits, distributions and similar amounts received by the Borrower and its Subsidiaries in cash or Cash Equivalents on Investments made with the Cumulative Credit after the Closing Date (but in any event not to exceed the amount of such Investments), plus (f) the Investments of the Borrower and its Subsidiaries in any Unrestricted Subsidiary that has been redesignated as a Subsidiary or that has been merged or consolidated into the Borrower or any of its Subsidiaries after the Closing Date (but (i) only to the extent that such Unrestricted Subsidiary had been designated as an Unrestricted Subsidiary pursuant to Section 6.16 prior to such date, and the Borrower had been deemed to have made an Investment therein at the time of such designation and (ii) in any event not to exceed the amount of such Investment), plus (g) the amount of any dividend, distribution or capital contribution received by the Borrower or a Subsidiary from, without duplication, a Liberty Subsidiary or, prior to the Amendment Effective Date, a Liberty Subsidiary (as defined in the Existing Credit Agreement), in each case that is Not Otherwise Applied (without duplication of amounts included in clause (a) to the extent such dividend, distribution or capital contribution increases Operating Cash Flow), plus (h) any Declined Amounts, plus (i)(i) the Fair Market Value of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Subsidiaries to the extent the Investment in such Unrestricted Subsidiary was made with the Cumulative Credit after the Closing Date (but in any event not to exceed the amount of such Investments) and (ii) the Net Proceeds of any Dispositions of any Unrestricted Subsidiary (including the issuance or sale of Equity Interest thereof) received by the Borrower or any Subsidiaries to the extent the Investment in such Unrestricted Subsidiary was made with the Cumulative Credit after the Closing Date (but in any event not to exceed the amount of such Investments), plus (j) the greater of (1) $152,000,000 and (2) 38% of Trailing Adjusted Operating Cash Flow (this clause (j), the “Starter Prong”), minus (k) the sum of all prior Investments made pursuant to Section 7.4(l), Acquisitions made pursuant to Section 7.5(c), Restricted Payments made pursuant to Section 7.8(f) and prepayments, repurchases, redemptions or defeasances of any Senior Notes or Other Replacement Debt prior to the stated maturity thereof pursuant to Section 7.9(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.7(g).

“Declining Lender” has the meaning specified in Section 2.7(g).

“Deemed Date” has the meaning assigned to such term in Section 1.6(e).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under Article 8.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent (and the Administrative Agent shall promptly notify the parties hereto after making such determination), that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified any Loan Party or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, three Business Days after written request by the Administrative Agent or the Borrower (at any time the Administrative Agent or the Borrower shall have reasonably determined that such Lender may fail to comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit or Swingline Loans), to confirm it will comply with the terms of this Agreement relating to such obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (e) become, or has any direct or indirect parent company that has become, the subject of a Bail-In Action, or (f)(i) become or is insolvent or has a direct or indirect parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. For the avoidance of doubt, the mere acquisition or maintenance by a Governmental Authority of a Lender in and of itself will not cause a Lender to be a “Defaulting Lender” as long as it does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets, or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 7.7(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Designation” has the meaning specified in Section 6.16(a).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6.

“Disposition” means, with respect to any property, any sale, lease (including a Sale and Leaseback Transaction), assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity” means, as of any date, any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions, on or prior to the date that is 90 days after the Term A Maturity Date; provided, however, that an Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of (x) an asset sale or change of control or (y) one or more other events shall not constitute Disqualified Equity if such Person may repurchase or redeem any such Equity Interest in a manner that complies with Section 7.8. The term “Disqualified Equity” shall also include any option, warrant or other right that is convertible into Disqualified Equity or that is redeemable at the option of the holder, or required to be redeemed, prior to the date that is 90 days after the Term A Maturity Date.

“Division” means a division or plan of division of the assets or other property and/or liabilities or other obligations of any Person into one or more other Persons under Delaware law (or any comparable event under a different jurisdiction’s laws).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as of any date of determination, (a) with respect to the Term A Loans, the sum of (i) the Term SOFR on such date with a maturity of one month, (ii) the Applicable Margin for Term A Loan SOFR Borrowings, and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, amendment, structuring, underwriting and syndication fees (regardless of whether any such fees are paid to or shared in whole or in part with any Term A Lender) and other fees payable in connection therewith that are not shared with and generally paid to Term A Lenders, and (b) with respect to any other Indebtedness, the sum of (i)(A) the fixed rate of interest therefor, or (B) if the rate of interest applicable thereto is not a fixed rate, the sum of (I) the higher of (x) any SOFR base rate (or, if no SOFR base rate, any other base rate then applicable) for the calculation of interest thereon, and (y) any floor on such base rate, and (II) any margin for the calculation of interest thereon based on the applicable base rate, and (ii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, amendment, structuring, underwriting and syndication fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and other fees payable in connection therewith that are not shared with and generally paid to the lenders with respect to such Indebtedness.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority having the force or effect of law or regulation, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means, as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means (a) a share of corporate stock, a partnership interest, a membership interest in a limited liability company, and other equivalents of or interests in (however designated, other than debt) equity or ownership and (b) all warrants, options or other rights to acquire any Equity Interest set forth in clause (a) of this defined term (but excluding any debt security that is convertible into, or exchangeable for, any such Equity Interest).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the distress termination described in Section 4041(c) of ERISA of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (vi) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Collateral” means interests of the Borrower and the Subsidiary Guarantors in (a) the following interests in Real Property (except to the extent that a lien thereon may be perfected by the filing of a uniform commercial code financing statement): (i) interests in Real Property owned or held by the Borrower or any Subsidiary Guarantor on the Closing Date, (ii) fee interests in Real Property acquired after the Closing Date not in excess of $20,000,0000 in respect of any individual parcel (or contiguous parcels) of Real Property, or $40,000,000 in the aggregate, and (iii) leasehold interests in Real Property, (b) patents, trademarks and copyrights (other than any patents, trademarks and copyrights constituting Collateral immediately prior to the Closing Date) not in excess of $10,000,000 in the aggregate, (c) joint ventures (other than any joint ventures constituting Collateral immediately prior to the Closing Date) not in excess of $10,000,000 individually or $20,000,000 in the aggregate, (d) any Liberty Subsidiary or Unrestricted Subsidiary and (e) personal property not included in the definition of “Collateral” as defined in the Security Agreement.

“Excluded Property” means the property and assets excluded from Collateral pursuant to Section 2(b) of the Security Agreement.

“Excluded Subsidiary” means (i) the subsidiaries that are “Excluded Subsidiaries” under the Existing Credit Agreement as of the Amendment Effective Date (which such subsidiaries are set forth on Schedule 1.1B) and (ii) (a) each Domestic Subsidiary which is an Immaterial Subsidiary for so long as such Domestic Subsidiary remains an Immaterial Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary on any date such subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.11 (for so long as such subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Subsidiary that is a CFC Holdco or a subsidiary of a Foreign Subsidiary that is a CFC, (d) each Unrestricted Subsidiary, (e) each Domestic Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Amendment Effective Date (or, if later, the date that such Person becomes a Subsidiary) from guaranteeing the Obligations (in the case of any such prohibition or restriction under any contractual obligation arising after the Amendment Effective Date, to the extent that such prohibition or restriction is not entered into in contemplation of such Person becoming a subsidiary), or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee of the Obligations unless such consent, approval, license or authorization has been received or obtained, (f) any captive insurance subsidiary, (g) not-for-profit subsidiaries or special purpose entities, (h) each Domestic Subsidiary acquired pursuant to an Acquisition permitted by Section 7.5 or other Investment permitted by Section 7.4 that, at the time of such Acquisition or other Investment, has assumed Indebtedness not incurred in contemplation of such Acquisition or other Investment and each subsidiary that is a subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such Indebtedness prohibits such subsidiary from becoming a Subsidiary Guarantor, (i) any Foreign Subsidiary or (j) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost, burden or consequences (including adverse Tax consequences) of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application of or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) net income or net profits, net worth, branch profits or similar Taxes, and franchise Taxes, imposed in each case (A) as a result of such Credit Party (or, in the case of a pass through entity, any of its beneficial owners) being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) as a result of any other present or former connection between such Credit Party or such beneficial owner thereof and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations, perfected a security interest or received a payment under, or engaged in any other transaction pursuant to and/or enforced, any Loan Document, and/or sold or assigned an interest in any Loan or Loan Document), (ii) [reserved], (iii) in the case of a Lender, U.S. federal withholding taxes, including backup withholding Taxes, imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment (including, for the avoidance of doubt, fees payable in respect of an issued Letter of Credit pursuant to Section 3.3(b)) pursuant to a law in effect on the date on which (A) such Lender acquires an interest in the applicable Commitment (including, for the avoidance of doubt, with respect to an applicable interest in a Loan funded by such Lender pursuant to a prior Commitment of such Lender, the interest in such prior Commitment) or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment of such Lender, the date on which such Lender acquired the applicable interest in such Loan (in each case, other than pursuant to an assignment request by the Borrower under Section 3.9) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquires the applicable interest in the Loan or Commitment or to such Lender immediately before it changed its lending office, (iv) Taxes resulting from such Credit Party’s failure to comply with Section 3.7(e), (f), (g) or (i), (v) any withholding taxes imposed under FATCA and (vi) any U.S. federal backup withholding under Section 3406 of the Code.

“Existing Credit Agreement” has the meaning set forth in the Recitals.

“Existing Letter of Credit” means each letter of credit outstanding on the Amendment Effective Date under the Existing Credit Agreement immediately prior to giving effect to the Amendment Agreement.

“Existing Loan Documents” has the meaning given to such term in Section 1.11(b).

“Existing Revolving Facility” means (a) the Revolving Commitments, other than Extended Revolving Commitments and Refinancing Revolving Commitments, and (b) the Revolving Loans, other than Extended Revolving Loans and Refinancing Revolving Loans.

“Existing Revolving Facility Maturity Date” means March 25, 2030 (the “Initial Existing Revolving Facility Maturity Date”); provided that if as of the date that is 91 days prior to the maturity date of the 2028 Notes (or any Indebtedness (other than borrowings under the Existing Revolving Facility, any other Revolving Commitments or Indebtedness incurred pursuant to Section 7.1(o)) that refinances any of the 2028 Notes and has a maturity date that is 91 days prior the Initial Existing Revolving Facility Maturity Date) (such date, the “Revolving Facility Springing Maturity Date”), any 2028 Notes remain outstanding, then the Existing Revolving Facility Maturity Date shall be the Revolving Facility Springing Maturity Date.

“Existing Revolving Loan” means a Revolving Loan under the Existing Revolving Facility.

“Expiring Credit Commitment” has the meaning given to such term in Section 2.10(d).

“Extended Revolving Commitment” has the meaning given to such term in Section 2.15(a).

“Extended Revolving Loans” means Loans made to the Borrower pursuant to Extended Revolving Commitments.

“Extended Term Loans” has the meaning given to such term in Section 2.15(a).

“Extending Revolving Lender” has the meaning given to such term in Section 2.15(a).

“Extending Term Lender” has the meaning given to such term in Section 2.15(a).

“Extension” has the meaning given to such term in Section 2.15(a).

“Extension Amendment” means an amendment to this Agreement in connection with an Extension as described in Section 2.15(c).

“Extension Offer” has the meaning given to such term in Section 2.15(a).

“Facilities” means, collectively, the following facilities: (a) the Term A Loan Commitments and the Term A Loans, (b) Incremental Term Commitments and Incremental Term Loans of the same Class, (c) the Existing Revolving Facility, (d) any Incremental Revolving Facility and the Incremental Revolving Loans made thereunder of the same Class and (e) any other Class of Loans and any related Commitments.

“Facility Amendment” means an Incremental Amendment, a Revolving Increase Supplement, a Refinancing Amendment or an Extension Amendment.

“Fair Market Value” means, with respect to any property or assets, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise expressly provided in this Agreement, by any Financial Officer of the Borrower in good faith.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971 or the Federal Agriculture Mortgage Corporation.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement, treaty or convention among Governmental Authorities entered into to implement such Sections of the Code, and any related laws, regulations and official administrative practices to effect any such intergovernmental agreement, treaty or convention.

“FCC” means the Federal Communications Commission, or any Governmental Authority succeeding to the functions thereof.

“FCC License” means any governmental approval or authorization issued by the FCC pursuant to the Communications Act or otherwise that authorizes a Person to transmit or receive radio waves, microwaves or other signals (whether terrestrial or otherwise).

“Federal Funds Effective Rate” means, for any day, the higher of (a) 0.00% and (b) a rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Financial Covenant” means the covenant set forth in Section 7.15.

“Financial Covenant Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure and Term Loans for all Financial Covenant Facilities. Notwithstanding anything to the contrary herein contained, in connection with determining whether a Lender holds Financial Covenant Credit Exposure, Lenders with any Incremental Commitments that, when incurred, would be considered a Financial Covenant Facility (and to the extent such Incremental Commitments are being established concurrently with the determination of whether a Lender holds Financial Covenant Credit Exposure, solely to the extent such Incremental Commitments are then permitted to be established in accordance with Section 2.13 as in effect immediately prior to the establishment of such Incremental Commitment), shall be treated as having Financial Covenant Credit Exposure.

“Financial Covenant Event of Default” has the meaning given to such term in Section 8.1(d).

“Financial Covenant Facility” means any Loan or Commitment under any Facility other than a Non-Financial Covenant Facility.

“Financial Covenant Lender” means a Lender with a Commitment, or that holds a Loan, under a Financial Covenant Facility.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller, senior vice president-finance or vice president-finance of such Person, or any other officer at such Person with substantially similar responsibilities as any of the foregoing officers.

“First Lien Debt” means, as of any date, (a) the aggregate principal amount of all Indebtedness of the Borrower and the Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries as of such date determined in accordance with GAAP that is (i) secured by a Lien on any of the Collateral on an equal priority basis or senior priority basis with the Liens securing the First Lien Obligations or (ii) secured by assets of the Borrower and the Subsidiaries that are not Collateral, minus (b) Permitted NMTC Debt to the extent included therein, minus (c) Permitted Cash minus (d) Indebtedness permitted by Section 7.1(n) and Section 7.1(x), plus (e) without duplication of the amounts included in clause (a) immediately above, the aggregate principal amount of all Securitizations of the Borrower and the Subsidiaries.

“First Lien Leverage Ratio” means, as of any date, the ratio of (i) First Lien Debt on such date to (ii) Trailing Adjusted Operating Cash Flow.

“First Lien Obligations” means the Obligations and any other Indebtedness that is, or purported to be, secured by Liens on the Collateral on an equal priority basis with the Liens on the Collateral securing the Term A Loans. For the avoidance of doubt, “First Lien Obligations” shall include the Term A Loans.

“Fitch” means Fitch, Inc. and any successor to its rating agency business.

“Fixed Amounts” has the meaning assigned to such term in Section 1.6(c).

“Fixed Dollar Incremental Amount” has the meaning assigned to such term in Section 2.13(d)(iii)(A).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012.

“Floor” means 0.00% per annum.

“Forecasts” has the meaning assigned to such term in Section 4.4(b).

“Foreign Affected Sale” has the meaning set forth in Section 2.7(d).

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any subsidiary of the Borrower that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Franchises” means all franchises and franchise applications required in connection with the Communications Business, other than FCC Licenses.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“GCI Divestiture Tax Receivables Agreement” means the GCI Divestiture Tax Receivables Agreement (as defined in the Liberty Broadband Merger Agreement), as in effect as of the date of the GCI Spin-Off, as may be amended from time to time thereafter but only to the extent any such amendment is not materially adverse to the Lenders.

“GCI Divestiture Tax Sharing Agreement” means the GCI Divestiture Tax Sharing Agreement (as defined in the Liberty Broadband Merger Agreement), as in effect as of the date of the GCI Spin-Off, as may be amended from time to time thereafter but only to the extent any such amendment is not materially adverse to the Lenders.

“GCI Liberty” means GCI Liberty, Inc., a Nevada corporation.

“GCI Holdings” means GCI Holdings, LLC, a Delaware limited liability company.

“GCI Spin-Off” means the transfer of the Borrower and each of its Subsidiaries to GCI Liberty and distribution of common stock of GCI Liberty to shareholders of Liberty Broadband in accordance with the terms of the Liberty Broadband Merger Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee in accordance with GAAP. The term “guarantee” or “guaranteed” as a verb has a correlative meaning thereto.

“Guarantee Supplement” means a Guarantee Supplement in the form of Exhibit H.

“Guarantors” means the Subsidiary Guarantors and any other Person that executes this Agreement in accordance with Section 6.11 or 6.16 (other than the Borrower) and delivers the applicable Security Documents.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Amendment” has the meaning assigned to such term in Section 2.13(f).

“Incremental Commitments” has the meaning assigned to such term in Section 2.13(a).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.13(d).

“Incremental Lenders” has the meaning assigned to such term in Section 2.13(c).

“Incremental Loan” has the meaning assigned to such term in Section 2.13(b).

“Incremental Loan Request” has the meaning assigned to such term in Section 2.13(a).

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.13(a).

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.13(a).

“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.13(c).

“Incremental Revolving Loan” has the meaning assigned to such term in Section 2.13(b).

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.13(a).

“Incremental Term Lender” has the meaning assigned to such term in Section 2.13(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.13(b).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.6(c).

“Incurrence-Based Incremental Amount” has the meaning assigned to such term in Section 2.13(d)(iii)(B).

“Indebtedness” of any Person means (subject to Section 1.4), without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property (excluding accounts payable or similar obligations incurred in the ordinary course of business), (v) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of (x) the Fair Market Value of such property at such date of determination and (y) the amount of such Indebtedness of such other Person, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of reimbursement obligations under drawn letters of credit and drawn letters of guaranty, (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (x) Disqualified Equity, (xi) all obligations of such Person incurred under or in connection with a Securitization and (xii) to the extent not otherwise included in clauses (i) through (xi), any payment obligations of any such Person at the time of determination under any Hedging Agreement. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)            contingent obligations incurred in the ordinary course of business or consistent with past practice;

(b)            prepaid or deferred revenue arising on the ordinary course of business;

(c)            in connection with the purchase or disposition by the Borrower or any of its Subsidiaries of any business or property, any incurred or assumed indemnification, working capital and other post-closing payment adjustments (including earn-outs) or similar obligations and holdback arrangements, in each case until such time as such obligation becomes a liability on the balance sheet of the Borrower or a Subsidiary pursuant to GAAP;

(d)            obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement;

(e)            in the case of the Borrower and its Subsidiaries, (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Borrower and its Subsidiaries;

(f)             [reserved];

(g)            reimbursement obligations under letters of credit (provided that unreimbursed amounts under letters of credit will be counted as Indebtedness ten (10) Business Days after such amount is drawn); and

(h)            Qualified Equity.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

For purposes of this definition, the amount of the payment obligation with respect to any Hedging Agreement shall be an amount equal to (i) zero, if such obligation is an interest rate protection agreement permitted pursuant to Section 7.1(e) or (ii) the amount of any obligations under any other Hedging Agreement equal at any time of determination to the termination value of the applicable agreement or arrangement giving rise to such obligation under such Hedging Agreement that would be payable by such Person at such time, after giving effect to all netting arrangements.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Independent Assets or Operations” means, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Borrower and its subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.0% of such Parent Company’s corresponding consolidated amount.

“Initial Default” has the meaning set forth in Section 8.3(b).

“Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are expressly permitted hereunder to rank equal in priority to the Liens on the Collateral securing the First Lien Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral that are permitted hereunder but which do not rank equal in priority to the Liens on the Collateral securing the First Lien Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the First Lien Obligations.

“Interest Election Request” means an Interest Election Request, substantially in the form of Exhibit D.

“Interest Expense” means, for any Person for any period, the interest expense (including, without limitation, the interest component of Capital Lease Obligations) of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, plus capitalized interest of such Person for such period, whether paid or accrued, plus all cash dividends paid or other recurring distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of any subsidiary of such Person during such period, plus all cash dividends paid or other recurring distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity during such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” means (i) with respect to each ABR Loan, the last day of each March, June, September and December, (ii) with respect to each SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Loan with an Interest Period of more than three months duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period, (iii) with respect to each Existing Revolving Loan, the Existing Revolving Facility Maturity Date, (iv) with respect to each Term A Loan, the Term A Maturity Date, and (v) with respect to each Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.6(a), and (vi) with respect to each Incremental Loan, Refinancing Revolving Loan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan, the Maturity Date with respect to such Loan.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending one month, three months or six months thereafter, as the Borrower may elect, or such other period as each Lender affected thereby may agree in each such Lender’s sole discretion; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of any Interest Period of at least one month, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period of at least one month that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” has the meaning assigned to such term in Section 7.4.

“IRU” shall mean any agreement whereby one Person grants the exclusive and irrevocable right to use conduit, dark fiber, lit fiber (including associated electronic and/or optical components) or other telecommunications network facilities owned by such Person to another Person for such other Person’s own network use, but not the right to physical possession and control of such facilities, and without regard to whether such agreement should be characterized as a lease or as a conveyance of an ownership interest.

“Issuing Bank” means, individually and collectively, each of (i) Credit Agricole CIB and (ii) any other Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Lender and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld, delayed or conditioned). At any time there is more than one (1) Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Term A Loan, any Incremental Term Loan, or any Refinancing Term Loan, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. With respect to any Letter of Credit that, by its terms or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LC Termination Date” means the Existing Revolving Facility Maturity Date, unless extended pursuant to a Facility Amendment signed by the Issuing Bank.

“LCT Election” has the meaning assigned to such term in Section 1.7.

“LCT Test Date” has the meaning assigned to such term in Section 1.7.

“Lenders” means the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to the terms and provisions of Section 10.4, pursuant to an Assignment and Acceptance or pursuant to a Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to the terms and provisions of Section 10.4 pursuant to an Assignment and Acceptance or upon payment in full of such Lender’s Loans and all other sums owing to such Lender under the Loan Documents (whether or not then due) and the termination of such Lender’s Commitments. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any direct or indirect parent company of such Lender (each, a “Lender Distressed Person”), (a) that such Lender Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Lender Distressed Person or any substantial part of such Lender Distressed Person’s assets, (c) such Lender Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender Distressed Person or its assets to be, insolvent or bankrupt or (d) that such Lender Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any direct or indirect parent company of a Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” means (i) any letter of credit (and any successive extensions thereof) issued pursuant to this Agreement and (ii) any Existing Letter of Credit.

“Liberty Broadband” means Liberty Broadband Corporation, a Delaware corporation, and its successors.

“Liberty Broadband Merger Agreement” means the Agreement and Plan of Merger, dated as of November 12, 2024, as amended, restated, supplemented or otherwise modified from time to time by and among Liberty Broadband, Charter Communications, Inc., Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc.

“Liberty Dividend Assets” means the dividend, transfer or other distribution by the Borrower or any Subsidiary of any Contributed Ventures Assets.

“Liberty Subsidiary” means (i) Broadband Holdco, LLC, a Delaware limited liability company; Celebrate Interactive LLC, a Delaware limited liability company; LMC Social, LLC, a Delaware limited liability company; Provide Gifts, Inc., a Delaware corporation; and Ventures Holdco, in each case including the successor of any of the foregoing Persons, and (ii) any subsidiary of the Borrower designated as a New Liberty Subsidiary in accordance with Section 6.11. A Liberty Subsidiary shall not be deemed a Subsidiary or an Unrestricted Subsidiary unless and until such Liberty Subsidiary is redesignated a Subsidiary or an Unrestricted Subsidiary, as the case may be, in accordance with Section 6.16.

“Liberty Subsidiary Designation” has the meaning assigned to such term in Section 6.11.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (i) any Acquisition or Investment, including by way of merger, by the Borrower or one or more of its Subsidiaries permitted pursuant to this Agreement the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing, (ii) any Restricted Payment the irrevocable declaration of which occurs in advance of such Restricted Payment and (iii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Documents” means this Agreement, the Notes, Letters of Credit, each application for a Letter of Credit executed and delivered by the Borrower to the extent that any Letter of Credit related thereto is still outstanding, each Facility Amendment, the Security Documents, any Intercreditor Agreement entered into by the Administrative Agent as representative for the Secured Parties and the Amendment Agreement.

“Loan Increase” means a Term Loan Increase or Revolving Commitment Increase.

“Loan Parties” means the Borrower and the Subsidiary Guarantors and any other Person that is a Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement or the Amendment Agreement.

“Majority Facility Lenders” means, with respect to (a) the Term A Loan Commitments and the Term A Loans, the holders of more than 50% of the aggregate unpaid principal amount of the Term A Loans, (b) the Incremental Term Commitments and Incremental Term Loans of the same Class, the holders of more than 50% of the aggregate unpaid principal amount of the Incremental Term Loans of such Class, (c) the Revolving Commitments and the Revolving Loans of the same Class, the holders of more than 50% of the aggregate Revolving Commitments of such Class, and (d) any other Class of Term Loans, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans of such Class.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, results of operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole or (ii) the rights of, or remedies available to, the Credit Parties under the Loan Documents.

“Material Obligations” means Indebtedness (other than Indebtedness under the Loan Documents) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Obligations, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) such Person would be required to pay if such Hedging Agreement were terminated at such time. For purposes of determining Material Obligations, the “principal amount” in respect of any Securitization shall be determined as set forth in the definition of such term.

“Material Subsidiary” means each Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto other than any Subsidiary (a) which accounts for not more than (i) 5.0% of the consolidated gross revenues (after intercompany eliminations) of the Borrower and its subsidiaries and (ii) 5.0% of the Total Assets (after intercompany eliminations) of the Borrower and its subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter delivered in accordance with Section 6.1. If the Subsidiaries that do not constitute Material Subsidiaries pursuant to the previous sentence account for, in the aggregate, more than the lesser of (i) 10.0% of the consolidated gross revenues (after intercompany eliminations) of the Borrower and its subsidiaries and (ii) 10.0% of the Total Assets of the Borrower and its subsidiaries, each as described in the previous sentence, then the term “Material Subsidiary” shall include each such Subsidiary selected by the Borrower necessary to account for at least 90.0% of the consolidated gross revenues of the Borrower and its subsidiaries and 90.0% of the Total Assets of the Borrower and its subsidiaries, each as described in the previous sentence; provided that any Subsidiary deemed to constitute a Material Subsidiary pursuant to this sentence may subsequently constitute an Immaterial Subsidiary so long as the Borrower is in compliance with the foregoing.

“Materials” has the meaning assigned to such term in Section 10.1.

“Maturity Date” means (a) with respect to the Term A Loans, the Term A Maturity Date, (b) with respect to the Revolving Commitments under the Existing Revolving Facility, the Existing Revolving Facility Maturity Date, (c) with respect to any Class of Incremental Term Loans or Incremental Revolving Commitments, the final maturity as specified in the applicable Incremental Amendment, (e) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, and (f) with respect to any Class of Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 10.12.

“Minimum Extension Condition” has the meaning given to such term in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means the mortgages, deeds of trust, assignments of leases and rents and other security documents (if any) delivered pursuant to this Agreement with respect to the granting of a Lien on Real Property, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or an ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP (without deduction for minority interests); provided that there shall be excluded from such Net Income, without duplication, (i) with respect to the Borrower, any net income (loss) of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (ii) below (if applicable)) and (ii) solely for purposes of calculating the OCF Builder Prong of the Cumulative Credit, with respect to the Borrower, any net income (loss) of any Subsidiary (other than a Subsidiary Guarantor) that is subject to restrictions on the payment of dividends or the making of distributions by such Subsidiary (other than restrictions not prohibited by Section 7.11), directly or indirectly, to the Borrower or a Subsidiary Guarantor, except that the Borrower’s equity in the net income of any such Subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Borrower or another Subsidiary as a dividend (subject, in the case of a dividend to another Subsidiary, to the limitation contained in this clause).

“Net Proceeds” shall mean (X) with respect to any sale or other disposition of assets or any casualty event or condemnation, the aggregate amount of cash received by the Borrower or any Subsidiary Guarantor and any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in such sale or other disposition, including (a) any cash received in respect of any non-cash proceeds (including Designated Non-Cash Consideration), but only as and when received, (b) in the case of a casualty, insurance proceeds, and (c) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (i) amounts paid or reserved, if any, for Taxes payable with respect to the transaction, event or condemnation or such sale or other disposition of Designated Non-Cash Consideration, (ii) transaction fees, commissions, discounts, costs and out-of-pocket expenses properly attributable to the transaction or such sale or other disposition of Designated Non-Cash Consideration, (iii) the principal amount of any Indebtedness (other than the First Lien Obligations) that is secured by assets subject to the transaction and that is repaid in connection therewith, and (iv) any reserve for adjustments in respect to the transaction established in accordance with GAAP, and (Y) in connection with any incurrence of Indebtedness or any issuance or sale of Equity Interests, the cash proceeds received from such incurrence or issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees, Taxes and expenses actually incurred in connection therewith.

“New Included Subsidiary” has the meaning assigned to such term in Section 6.11.

“New Liberty Subsidiary” has the meaning assigned to such term in Section 6.11.

“New Subsidiary” has the meaning assigned to such term in Section 6.11.

“NMTC Subsidiaries” means Twain Investment Fund 627, LLC, New Markets Investment 145 LLC, Northern Development Fund X, LLC, Twain Investment Fund 384, LLC and Unicom 7 Investment Fund, LLC, and each investment fund that becomes a subsidiary of the Borrower after the Closing Date in connection with a Permitted NMTC Transaction, and each subsidiary of each of the foregoing.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.2(c).

“Non-Expiring Credit Commitments” has the meaning given to such term in Section 2.10(d).

“Non-Financial Covenant Facility” means any Loan or Commitment under any Facility that, pursuant to its Facility Amendment, does not contain the Financial Covenant; provided that any such Facility that is amended to contain the Financial Covenant shall cease to be a Non-Financial Covenant Facility on the date that such amendment becomes effective and such Facility becomes subject to the Financial Covenant.

“Non-Financial Covenant Lender” means a Lender with a Commitment, or that holds a Loan, under a Non-Financial Covenant Facility.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount was not previously (and is not concurrently being) applied in determining the permissibility of any other transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Notes” means, to the extent issued pursuant to Section 2.8(d), promissory notes evidencing the Loans substantially in the form of (a) Exhibit B-1, in the case of any Revolving Loan, (b) Exhibit B-2, in the case of any Swingline Loan, (c) Exhibit B-3 in the case of any Term A Loan, or (d) the appropriate exhibit attached to the relevant Facility Amendment.

“Obligations” has the meaning assigned to such term in the Security Agreement.

“OCF Builder Prong” has the meaning specified in the definition of “Cumulative Credit.”

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Operating Cash Flow” means, for any Person and its subsidiaries for any period, (a) Net Income of such Person for such period, plus (b) without duplication and to the extent deducted in determining such Net Income, the sum of (i) Interest Expense for such period, (ii) provisions for taxes for such period based on income, profits or capital, (iii) the aggregate amount attributable to depreciation and amortization for such period, (iv) the aggregate amount of extraordinary or non-recurring charges during such period (including the amount of any regulatory judgments, rulings or litigation that causes a financial ramification during such period) and (v) any losses realized upon the sale or other disposition of any property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, minus (c) without duplication and to the extent added in determining such Net Income, the sum of (i) the aggregate amount of extraordinary, non-operating and non-recurring additions to income during such period (including IRUs that do not provide for periodic payments to be made at least semi-annually during the term of such transaction in proportion to the availability of capacity), and (ii) any gains realized upon the sale or other disposition of any property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business.

“Original Person” has the meaning assigned to such term in Section 1.5.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Refinancing Condition” means, in connection with any issuance of Other Replacement Debt in respect of any of the Senior Notes, the following condition shall be required to be satisfied substantially simultaneously with the incurrence of such Other Replacement Debt: such Senior Notes shall have been (a) paid in full, (b) defeased in accordance with the terms of the indenture for such Senior Notes, (c) called for redemption in accordance with the indenture for such Senior Notes and an amount (in the form required, if any) as shall be sufficient to pay the entire principal of, premium, if any, and interest on such Senior Notes on the applicable redemption date (the “Segregated Funds”) shall have been (i) irrevocably deposited with the trustee for such Senior Notes, in trust, for the benefit of the holders of the Senior Notes, (ii) irrevocably deposited into an escrow with the Administrative Agent or its designee, such escrow to be on terms and conditions reasonably satisfactory to the Administrative Agent, such escrowed amounts to be used only for the purpose of paying the principal of, premium, if any, and interest on such Senior Notes on the applicable redemption date, or (iii) any combination of clauses (i) and (ii) immediately above, or (d) any combination of clauses (a), (b) or (c) immediately above.

“Other Refinancing Indebtedness” means, with respect to any Indebtedness, any other Indebtedness that renews, refinances or replaces such Indebtedness; provided that (1) the only obligors under such renewal, refinancing or replacement Indebtedness are Persons that were obligors under the Indebtedness being renewed, refinanced or replaced, (2) if the Indebtedness being renewed, refinanced or replaced is subordinated in right of payment to the Obligations, such renewal, refinancing or replacement Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refinanced or replaced, (3) such renewal, refinancing or replacement shall not increase the principal amount of such Indebtedness (other than with respect to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 7.1 immediately prior to such refinancing (other than by reference to Other Refinancing Indebtedness), and such drawing shall be deemed to have been made), and any accrued interest, premiums, fees or expenses payable in connection with such renewal, refinancing or replacement, and any original issue discount in connection therewith, (4) such renewal, refinancing or replacement Indebtedness has a final stated maturity date equal to or later than the final stated maturity date of the Indebtedness being renewed, refinanced or replaced, (5) such renewal, refinancing or replacement Indebtedness has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Indebtedness being renewed, refinanced or replaced (provided that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (5)), (6) if the Indebtedness being renewed, refinanced or replaced is unsecured, such renewal, refinancing or replacement Indebtedness is unsecured and (7) if the Indebtedness being renewed, refinanced or replaced is secured by any assets securing the Obligations, (x) such renewal, refinancing or replacement Indebtedness may be secured by such Collateral but only on terms not materially less favorable to the Lenders, as determined by the Borrower in good faith, than the terms and conditions of the security in respect of the Indebtedness being renewed, refinanced or replaced and (y) the holders of such renewal, refinancing or replacement Indebtedness (or their authorized representative on their behalf) shall become party to an Intercreditor Agreement; provided, further, that Other Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that extends, renews, refinances, replaces or refunds, Indebtedness of the Borrower or (b) Indebtedness of the Borrower or a Subsidiary that extends, renews, refinances, replaces or refunds Indebtedness of an Unrestricted Subsidiary or a Liberty Subsidiary.

“Other Replacement Debt” means senior unsecured debt of the Borrower that meets the following criteria: (i) such debt constitutes Other Refinancing Indebtedness, (ii) such debt does not require any payment or prepayment (including, without limitation, any sinking fund or similar payment) of principal prior to the Permitted Debt Maturity Date other than pursuant to mandatory prepayment requirements not materially more restrictive than those applicable to the Senior Notes unless such prepayment requirements apply solely after the Permitted Debt Maturity Date, with such changes thereto as shall be reasonably acceptable to the Administrative Agent, and (iii) the affirmative covenants, negative covenants and events of default applicable thereto shall not be materially more restrictive in substance, when taken as a whole, than those applicable to the Indebtedness being refinanced, except for (a) any covenants and events of default that apply solely after the Permitted Debt Maturity Date, (b) such covenants and events of default that are not more restrictive, when taken as a whole, than the related covenants and events of default in this Agreement and (c) as otherwise reasonably acceptable to the Administrative Agent.

“Other Taxes” means any and all current or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.9).

“Parent” means (x) prior to the consummation of the GCI Spin-Off, Liberty Broadband and (y) following consummation of the GCI Spin-Off, GCI Liberty, and, in each case, any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor’s assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of Borrower then Beneficially Owned by Parent as to which Parent has dispositive power, the term “Parent” shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that, no Person shall be deemed “Parent” until satisfaction of the requirements of clauses (b), (c) and (d) of the definition of “Permitted Change in Control Transaction” as if such Person were a Transferee. “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Parent of a Person or Persons (a “Transferred Person”) that hold equity securities of Borrower Beneficially Owned by Parent, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are Beneficially Owned by any combination of Parent, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Parent (or of any publicly traded class or series of voting securities of Parent designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. “Control Person” for this purpose means each of (a) the Chairman of the Board of Parent, (b) the President, Chief Executive Officer, Principal Financial Officer, Chief Accounting Officer, Treasurer, Chief Legal Officer and Chief Administrative Officer of Parent, (c) any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President of Parent, (d) each of the directors of Parent and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).

“Parent Company” means any Person that is a direct or indirect parent (which may be organized as, among other things, a partnership) of Parent and/or the Borrower (for the avoidance of doubt, in the case of the Borrower, including Parent), as applicable.

“Participant” has the meaning assigned to such term in Section 10.4(d).

“Participant Register” has the meaning assigned to such term in Section 10.4(d).

“Patriot Act” has the meaning assigned to such term in Section 10.13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and de minimis cash or Cash Equivalents between the Borrower or a Subsidiary and another Person of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower.

“Permitted Cash” means, as of any date, the sum of (x) all unrestricted cash and Cash Equivalents of the Borrower and the Subsidiaries and (y) without duplication, all cash and Cash Equivalents of the Borrower and the Subsidiaries to the extent not subject to a Lien (other than Permitted Encumbrances within the meaning of clauses (a), (e) and/or (i) of the definition thereof and/or any Lien permitted pursuant to Section 7.2(a)).

“Permitted Change in Control Transaction” means any Change in Control Transaction in which the following conditions are satisfied:

(a)            the applicable Transferee has on the date of such Change in Control Transaction (or for any period beginning on or prior to such Change in Control Transaction and throughout which the Borrower’s corporate family rating is under publicly announced consideration for downgrade by at least one of Moody’s, S&P or Fitch due to such Change in Control Transaction) either (i) an investment grade corporate family rating by Moody’s, S&P or Fitch or (ii) a corporate family rating equal to or better than the Borrower’s rating with Moody’s, S&P or Fitch on both the date of the first public announcement of such Change in Control Transaction and the date of consummation of such Change in Control Transaction;

(b)            the applicable Transferee is not a Sanctioned Person;

(c)            such transaction does not violate any Anti-Corruption Laws or Anti-Money Laundering Laws applicable to the applicable Transferee or Sanctions applicable to the applicable Transferee or to any party hereto; and

(d)            each of the Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by such Person in writing at least 10 Business Days prior to the consummation of such Change in Control Transaction that such Person has reasonably determined is required by United States bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

“Permitted Debt Maturity Date” means the date that is 90 days after the Latest Maturity Date.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes, assessments or governmental charges or levies on the property of the Borrower or any Subsidiary that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b)            landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            pledges and deposits to secure the performance of bids, government, trade and other similar contracts (other than contracts for the payment of money), leases, subleases, statutory obligations and surety, stay, appeal, indemnity, performance or other similar bonds or obligations and other obligations of a like nature, and deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations, in each case in the ordinary course of business;

(e)            judgment and attachment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(k);

(f)            easements, zoning and use restrictions, rights-of-way and similar encumbrances on, and other imperfections of title with respect to, real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;

(g)            Liens on the assets of any Subsidiary in favor of the Borrower or any Subsidiary Guarantor, Liens on assets of the Borrower in favor of any Subsidiary Guarantor and Liens on assets of any Excluded Subsidiary in favor of any Subsidiary;

(h)            Liens on Margin Stock to the extent that a prohibition on such Liens would not violate Regulation U;

(i)             Liens in favor of collecting or payor banks or securities intermediaries having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in possession of such bank or in a security account of such security intermediary, or arising under or pursuant to general banking conditions;

(j)             Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(k)            Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other precautionary purposes relating to arrangements not constituting Indebtedness;

(l)             (i) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (ii) Liens relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Subsidiary in the ordinary course of business;

(m)            Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with an Investment permitted by Section 7.4;

(n)            Liens deemed to exist in connection with Investments permitted by Section 7.4(a) that constitute repurchase obligations;

(o)            (i) deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability, director and officer or other insurance to the Borrower or any Subsidiary, and (iii) Liens securing insurance premiums financing arrangements;

(p)            Liens securing obligations (other than obligations representing Indebtedness for money borrowed) under reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower or any Subsidiary;

(q)            Liens arising out of conditional sale, title retention, consignment or similar arrangements entered into by the Borrower or any Subsidiary in the ordinary course of business;

(r)             CoBank’s Liens (including the right of setoff) in the CoBank Equities and in any cash patronage;

(s)            Liens arising from sales or other transfers of accounts receivable that are past due or otherwise doubtful of collection in the ordinary course of business;

(t)             [reserved];

(u)             Liens securing Swap Obligations or letters of credit so long as, in the case of Swap Obligations in respect of Indebtedness and letters of credit in respect of payments of Indebtedness, such underlying Indebtedness is permitted under this Agreement to be secured by a Lien on the same property securing such Swap Obligations or letters of credit; and

(v)            Liens on the property of the Borrower or any Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective properties which were not created in anticipation of or in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective properties or materially impair the use thereof in the operation of their respective businesses.

“Permitted Holders” means any one or more of (a) Parent, (b) [reserved], (c) John C. Malone, (d) each of the Affiliated Persons of the Person referred to in clause (c), (e) any publicly traded Person in which any of the Persons referred to in clauses (c) and (d) (whether individually or together with the other Persons in clauses (c) and (d)) is the largest beneficial owner of (x) the Equity Interests of such Person or (y) the aggregate voting power of all the outstanding classes or series of the Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, (f) any Person a majority of the aggregate voting power of all the outstanding classes or series of the Equity Interests of which are Beneficially Owned by any one or more of the Persons referred to in clauses (a), (c), (d) or (e), (g) any group consisting solely of persons described in clauses (a) through (f) and (h) any employee stock purchase plans or other benefit or retirement plans for directors, management, employees or consultants of the Parent or any of its Subsidiaries. For purposes of the definition of “Permitted Holders”, “Person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Permitted Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by the Borrower and/or any Subsidiary Guarantor in respect of (x) one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes that, if secured, will be secured by Liens on the Collateral on an equal priority or junior priority basis with the Liens on Collateral securing the First Lien Obligations under this Agreement or (y) junior lien loans, unsecured loans or subordinated loans that, if secured, will be secured by Liens on the Collateral on a junior priority basis to the Liens on Collateral securing the First Lien Obligations under this Agreement, and in each case that are issued or made in lieu of Incremental Commitments; provided that:

(a)            the aggregate principal amount of all Permitted Incremental Equivalent Debt shall not exceed the Available Incremental Amount at the time of incurrence (it being understood that for purposes of this clause (a), references in Section 2.13(d)(iii) to Incremental Loans or Incremental Commitments shall be deemed to be references to Permitted Incremental Equivalent Debt),

(b)            such Permitted Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party,

(c)            in the case of Permitted Incremental Equivalent Debt that is secured, (i) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary other than any asset constituting Collateral and (ii) such Permitted Incremental Equivalent Debt shall be subject to an Intercreditor Agreement,

(d)            such Permitted Incremental Equivalent Debt (i) shall not mature earlier than the Term A Maturity Date and (ii) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term A Loans on the date of incurrence of such Permitted Incremental Equivalent Debt; provided that any Permitted Incremental Equivalent Debt that is unsecured or secured by Liens that rank junior in priority in right of security to the Liens that secure the First Lien Obligations under this Agreement shall mature at least 91 days after the Term A Maturity Date; provided, further, the requirements of this clause (d) shall not apply to Permitted Incremental Equivalent Debt incurred in the form of a bridge or other interim credit facility intended to be refinanced with long term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (d); and

(e)            any mandatory prepayments of (i) any Permitted Incremental Equivalent Debt that comprises junior lien or unsecured notes or loans may not be made except to the extent that prepayments of such debt are not prohibited hereunder and to the extent required hereunder or pursuant to the terms of any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement, first made or offered to the holders of the Term Loans constituting First Lien Obligations and any such Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement, and (ii) any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement in respect of events described in Section 2.7(c) or the first sentence of Section 2.7(e) may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis (but not greater than a pro rata basis as compared to any Class of Term Loans constituting First Lien Obligations with an earlier maturity date) with the Term Loans constituting First Lien Obligations.

“Permitted NMTC Debt” means Indebtedness incurred pursuant to Section 7.1(h).

“Permitted NMTC Transactions” means (a) the New Markets Tax Credit transactions consummated by GCI and its subsidiaries prior to the Amendment Effective Date (the “Existing NMTC Transactions”) and (b) additional New Markets Tax Credit transactions consummated after the Amendment Effective Date on terms and conditions substantially similar to those relating to the Existing NMTC Transactions (except that all debt owed by the relevant investment funds thereunder shall be payable to the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor, as the case may be, may guarantee or indemnify tax indemnification obligations of the project borrower and Excluded Subsidiaries may invest in such transactions) or otherwise reasonably acceptable to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall mean Intralinks or another similar electronic system.

“Predecessor GCI” means GCI Liberty, Inc., a Delaware corporation.

“Predecessor Liberty Broadband Merger” means (i) the merger of Grizzly Merger Sub 2, Inc. with and into Predecessor GCI, with Predecessor GCI surviving the merger as a wholly owned subsidiary of Grizzly Merger Sub 1, LLC, and (ii) immediately following such merger, the merger of Predecessor GCI with and into Grizzly Merger Sub 1, LLC, with Grizzly Merger Sub 1, LLC surviving as a wholly owned subsidiary of Liberty Broadband, each, in accordance with the Agreement and Plan of Merger, dated as of August 6, 2020, as amended, restated, supplemented or otherwise modified from time to time (the “Predecessor Liberty Broadband Merger Agreement”), by and among Predecessor GCI, Liberty Broadband, Grizzly Merger Sub 1, LLC and Liberty Grizzly Merger Sub 2, Inc.

“Prepayment Amount” has the meaning specified in Section 2.7(f).

“Prepayment Date” has the meaning specified in Section 2.7(g).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Credit Agricole CIB as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by Credit Agricole CIB in connection with extensions of credit to borrowers.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to any determination of the First Lien Leverage Ratio, Secured Leverage Ratio, Total Leverage Ratio, Total Assets, any other applicable ratio or the amount of Adjusted Operating Cash Flow (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 6.1 (or, in the case of Total Assets, as of the last day of such period) with respect to any test or covenant for which such calculation is being made and that:

(a)            (i) in the case of (A) any Disposition of all or substantially all of the Equity Interests of any Subsidiary or any division and/or product line of the Borrower or any Subsidiary or (B) any designation of a Subsidiary or a Liberty Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of such period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction,” income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of such period with respect to any test or covenant for which the relevant determination is being made,

(b)            any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of such period with respect to any test or covenant for which the relevant determination is being made,

(c)            any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of such period with respect to any test or covenant for which the relevant determination is being made; provided that (w) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for such period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (x) interest on any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP, (y) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower, and (z) for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, and

(d)            the acquisition of any asset included in calculating Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Total Assets described in the definition of “Subject Transaction,” shall be deemed to have occurred as of the last day of such period with respect to any test or covenant for which such calculation is being made.

“Proposed Change” has the meaning assigned to such term in Section 10.2(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 10.1.

“QFC Credit Support” has the meaning specified in Section 10.15.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity” means any Equity Interests of the Borrower other than Disqualified Equity.

“Real Estate Collateral Requirement” means the requirement that, with respect to each owned Real Property required to be subject to a Mortgage hereunder, the Administrative Agent shall have received (each in form and substance reasonably satisfactory to the Administrative Agent):

(a)            a Mortgage duly executed and delivered by the relevant Loan Party that is the record owner of such Real Property, in form for recording in the recording office of the jurisdiction where such Real Property to be encumbered thereby is situated, in favor of the Administrative Agent for the benefit of the Secured Parties (in such number of copies as the Administrative Agent shall have reasonably requested), together with such other instruments as may be required to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create and/or maintain a Lien on such Real Property, subject to no Liens other than Liens permitted under Section 7.2 applicable to such Real Property;

(b)            to the extent that Lenders would be required by federal law and regulations regarding flood insurance (including the National Flood Insurance Reform Act of 1994) to obtain the same in connection with obtaining such Mortgage: (i) a ‘life of loan’ flood hazard determination, and (ii) as applicable, evidence of flood insurance and an acknowledged borrower notice, for such Real Property;

(c)            a fully paid policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) insuring the Lien of the Mortgage encumbering such Real Property as a valid Lien (subject to this clause (c)) on such Real Property and fixtures described therein, which policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) shall be in an amount reasonably satisfactory to the Administrative Agent and shall (i) be issued by a title insurance company selected by the Borrower and reasonably satisfactory to the Administrative Agent, (ii) include such coinsurance and reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (iii) have been supplemented by such endorsements or affirmative insurance (excluding such endorsements or affirmative insurance which would require obtaining a survey of the Real Property), if available, as shall be reasonably requested by the Administrative Agent, and (iv) contain no exceptions to title other than exceptions for Liens permitted under Section 7.2 and other exceptions reasonably acceptable to the Administrative Agent;

(d)            evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of such Mortgage;

(e)            if the Administrative Agent or Lenders holding more than 50% of the Total Credit Exposure of all Lenders of all Classes that are beneficiaries of such Real Property Collateral, taken as a whole, reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any such Real Property, the Borrower will cooperate with the Administrative Agent in obtaining appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other law or regulation and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall pay all reasonable fees and expenses incurred by the Administrative Agent in connection therewith;

(f)            all such other documents, instruments or items (including UCC fixture filings) as shall be reasonably necessary in the opinion of the Administrative Agent (or its counsel) to create a valid and perfected mortgage Lien on such Real Property subject only to Liens permitted under Section 7.2, including such reasonable affidavits and instruments of indemnifications by the Borrower and the relevant Subsidiary, in each case for the benefit of the title company, as shall be reasonably required to induce such title company to issue the policy or policies (or commitment) and endorsements contemplated in clause (c) above; and

(g)            customary opinions (addressed to the Administrative Agent and the Lenders) of local counsel for the relevant Loan Party (i) in the state in which such Real Property is located, with respect to the enforceability of the Lien created by the Mortgage covering such Real Property and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent and (ii) if requested by the Administrative Agent, in the state in which such Loan Party is organized and formed, with respect to, among other matters, the valid existence, corporate power and authority of such Loan Party in the granting of such Mortgage.

“Real Property” means, collectively, all right, title and interest of the Borrower or any Subsidiary in and to any and all parcels of real property owned by the Borrower or any Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Redesignation” has the meaning specified in Section 6.16(d).

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Debt.”

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, and (c) each Additional Refinancing Lender thereunder.

“Refinancing Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more revolving loans hereunder that result from a Refinancing Amendment.

“Refinancing Series” shall mean all Refinancing Revolving Commitments, Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Revolving Commitments, Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same effective yield and amortization schedule.

“Refinancing Term Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Term Loans of the same Class pursuant to a Refinancing Amendment.

“Refinancing Term Lender” shall mean each Lender with a Refinancing Term Commitment.

“Refinancing Term Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning assigned to such term in Section 10.4(c).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” has the meaning set forth in Section 10.14(a).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or the Subsidiaries in exchange for assets transferred by the Borrower or the Subsidiaries shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reorganization Agreement” means the Agreement and Plan of Reorganization, dated as of April 4, 2017, among Qurate Retail, Inc. (f/k/a Liberty Interactive Corporation), Liberty Interactive LLC and GCI, as amended pursuant to Amendment No. 1 to Reorganization Agreement dated as of July 19, 2017 and Amendment No. 2. to Reorganization Agreement dated as of November 8, 2017.

“Required Lenders” means, at any time, Lenders (including Voting Participants) having Total Credit Exposures representing greater than 50% of the sum of the aggregate Total Credit Exposures of all Lenders. Notwithstanding anything to the contrary herein contained, (x) each Non-Financial Covenant Lender, solely in its capacity as a Non-Financial Covenant Lender, with respect to any matter requiring the vote of Lenders pursuant to the exercise of any remedy under Article 8 arising from an Event of Default under any Financial Covenant, shall, automatically and without further action on the part of such Non-Financial Covenant Lender, the Borrower or the Administrative Agent, be deemed to have voted its Total Credit Exposure (other than its Financial Covenant Credit Exposure), and each such Non-Financial Covenant Lender irrevocably instructs the Borrower, each other Lender and the Administrative Agent to treat as voted, in the same proportion as the allocation of voting with respect to such matter by Financial Covenant Lenders and (y) in connection with making a determination of Required Lenders, Lenders with any Incremental Commitments (and to the extent such Incremental Commitments are being established concurrently with the determination of whether a Lender is a Required Lender, solely to the extent such Incremental Commitments are then permitted to be established in accordance with Section 2.13 as in effect immediately prior to the establishment of such Incremental Commitments) shall be treated as having Total Credit Exposure.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender shall be designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Borrower and receives, prior to becoming a Voting Participant, the consent of the Borrower (such Borrower consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.4(b)) and such consent is not required for an assignment to an existing Voting Participant). A Voting Participant shall be entitled to vote its participation in any Loan as if such Voting Participant was a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender to a Voting Participant shall be correspondingly reduced, on a dollar-for-dollar basis by a Voting Participant’s participation in such selling Lender’s Loan. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 1.1C shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Borrower. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

“Required Revolving Lenders” means, at any time, Lenders (including Voting Participants) having Total Revolving Credit Exposures representing greater than 50% of the sum of the aggregate Total Revolving Credit Exposures of all Lenders. Notwithstanding anything to the contrary herein contained, in connection with making a determination of Required Lenders, Lenders with any Incremental Revolving Commitments (and to the extent such Incremental Revolving Commitments are being established concurrently with the determination of whether a Lender is a Required Revolving Lender, solely to the extent such Incremental Revolving Commitments are then permitted to be established in accordance with Section 2.13 as in effect immediately prior to the establishment of such Incremental Revolving Commitments) shall be treated as having Total Revolving Credit Exposure.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any Financial Officer of such Person or any of the chief executive officer, president, vice president, or assistant treasurer (or similar title) of such Person, and, if such Person is a Foreign Subsidiary, a director of such Person.

“Restricted Payment” means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interest issued by such Person (other than any such dividend or distribution made solely by a Liberty Subsidiary to another Liberty Subsidiary) and (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Person on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or any option, warrant or other right to acquire any such Equity Interest.

“Revocation” has the meaning specified in Section 6.16(b).

“Revolving Availability Period” means (i) for the Existing Revolving Facility, the period from and including the Amendment Effective Date to but excluding the earlier of the Existing Revolving Facility Maturity Date and the date of termination of the Revolving Commitments therefor, and (ii) with respect to Incremental Revolving Loans, Refinancing Revolving Loans and Extended Revolving Loans, as set forth in the applicable Facility Amendment or such earlier date that the Revolving Commitments therefor are terminated.

“Revolving Commitment” means, with respect to each Lender having a Revolving Commitment under a Facility, the commitment of such Lender to make or maintain Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans thereunder in an aggregate outstanding amount not exceeding the amount of such Lender’s Revolving Commitment as set forth, with respect to the Existing Revolving Facility, on Schedule 1.1A, in the Facility Amendments executed and delivered by such Lender, the Borrower and the Administrative Agent, and in each Assignment and Acceptance pursuant to which such Lender shall have assumed such Revolving Commitment, as applicable, as such commitment may be increased from time to time pursuant to Section 2.13 or be reduced from time to time pursuant to Section 2.5, pursuant to assignments by or to such Lender pursuant to Section 10.4 or upon the expiration thereof. The amount of each Lender’s Revolving Commitment under the Existing Revolving Facility on the Amendment Effective Date is set forth on such Schedule 1.1A. The aggregate amount of the Revolving Commitments under the Existing Revolving Facility on the Amendment Effective Date is $450,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.13(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans plus its LC Exposure and Swingline Exposure at such time.

“Revolving Increase Supplement” means an increase supplement in substantially the form of Exhibit I.

“Revolving Lender” means a Lender with a Revolving Commitment.

“Revolving Loan” means a Loan referred to in Section 2.1(a) and made pursuant to Section 2.4.

“S&P” means Standard & Poor’s Financial Services, LLC and any successor to its rating agency business.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a subsidiary of such Person (or, in the case of the Borrower, its Subsidiaries) and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries (or, in the case of the Borrower, its Subsidiaries).

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, at the Amendment Effective Date, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea, Syria, the non-government controlled areas of the Zaporizhzhia and Kherson and Crimea regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, as of any date, (a) the aggregate principal amount of all Indebtedness of the Borrower and the Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries as of such date determined prepared in accordance with GAAP (other than Indebtedness that is not secured by any Liens on the property or assets of the Borrower or any of its Subsidiaries), minus (b) Permitted NMTC Debt to the extent included therein, minus (c) Permitted Cash minus (d) Indebtedness permitted by Section 7.1(n) and Section 7.1(x), plus (e) without duplication of the amounts included in clause (a) immediately above, the aggregate principal amount of all Securitizations of the Borrower and the Subsidiaries.

“Secured Leverage Ratio” means, as of any date, the ratio of (i) Secured Debt on such date to (ii) Trailing Adjusted Operating Cash Flow.

“Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Securitization” means any transfer by the Borrower or any Subsidiary of accounts receivable and proceeds thereof or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means any Wholly Owned Subsidiary that is a limited purpose Subsidiary that purchases accounts receivable of the Borrower or any Subsidiary pursuant to a Securitization.

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as April 30, 2013 (as amended, amended and restated or otherwise modified from time to time, including, for the avoidance of doubt, the amendments made to the Security Agreement on the Closing Date), among the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means (a) the Security Agreement, (b) the Ventures Holdco Pledge Agreement, and (c) each other security agreement, instrument or other document granting or purporting to grant a Lien on any Collateral and executed and delivered pursuant to this Agreement or any agreement referred to in clause (a) or (b) above to secure any of the Obligations.

“Segregated Funds” has the meaning set forth in the definition of “Other Refinancing Condition.”

“Senior Notes” means the 2028 Notes.

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and the Subsidiaries on the Amendment Effective Date or any business that is similar, complementary, related, synergistic, incidental, or ancillary thereto and reasonable extensions thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of Alternate Base Rate.

“Specified Equity Contribution” means any cash contribution to the Qualified Equity of the Borrower and/or any purchase of or investment in the Qualified Equity of the Borrower by any holder of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, as evidenced by a certificate of a Responsible Officer delivered to the Administrative Agent.

“Starter Prong” has the meaning specified in the definition of “Cumulative Credit.”

“State Law” means any state law pertaining to or regulating intrastate and local telecommunications services, or any successor statute or statutes thereto, and all State Regulations pursuant to such State Law.

“State PUC” means any state public utility commission or any other state commission, agency, department board or authority with responsibility for regulating intrastate and local telecommunications services.

“State Regulations” means all rules, regulations, written policies, orders and decisions of any State PUC.

“Subject Transaction” means (a) the Transactions, any Acquisition or Investment, merger, amalgamation or consolidation (or any similar transaction or transactions), whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Equity Interests of any Person (and, in any event, including any Acquisition or Investment in (x) any Subsidiary the effect of which is to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (b) any Disposition of all or substantially all of the assets or Equity Interests of any subsidiary (or any business unit, line of business or division of the Borrower or a Subsidiary) permitted by this Agreement, (c) the designation of a Subsidiary or a Liberty Subsidiary as an Unrestricted Subsidiary, or the designation of an Unrestricted Subsidiary or a Liberty Subsidiary as a Subsidiary, in each case in accordance with Section 6.16, (d) any incurrence or repayment of Indebtedness and/or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower other than any Unrestricted Subsidiary, any Liberty Subsidiary or any NMTC Subsidiary.

“Subsidiary Guarantor” means any Subsidiary that is a party to this Agreement and executes and delivers the applicable Security Documents.

“Successor Borrower” has the meaning specified in Section 7.3(a)(i).

“Supported QFC” has the meaning specified in Section 10.15.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total principal amount of Swingline Loans outstanding at such time.

“Swingline Interest Period” means, subject to the provisions of Section 2.6(a), with respect to any Swingline Loan requested by the Borrower, the period commencing on the date of Borrowing with respect to such Swingline Loan and ending not in excess of ten days thereafter, as selected by the Borrower in its irrevocable Borrowing Request; provided, however, that (i) if any Swingline Interest Period would otherwise end on a day that is not a Business Day, such Swingline Interest Period shall be extended to the next succeeding Business Day, and (ii) the Borrower shall select Swingline Interest Periods so as not to have more than three different Swingline Interest Periods outstanding at any one time.

“Swingline Lender” means the Administrative Agent, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.10.

“Swingline Termination Date” means the Existing Revolving Facility Maturity Date, unless extended pursuant to a Facility Amendment signed by the Swingline Lender.

“Taxes” means any and all current or future taxes, levies, imposts, duties, assessments, deductions, charges or withholdings now or hereafter imposed, levied or assessed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” means a Lender with a Term A Loan Commitment or that holds a Term A Loan.

“Term A Loan” means the term loans made by the Term A Lenders on the Amendment Effective Date pursuant to Section 2.1(b). The aggregate principal amount of the Term A Loans on the Amendment Effective Date is $300,000,000.

“Term A Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term A Loan.

“Term A Maturity Date” means March 25, 2031; provided that if as of the date that is 91 days prior to the maturity date of the 2028 Notes (such date, the “Term A Springing Maturity Date”), any 2028 Notes remain outstanding, then the Term A Maturity Date shall be the Term A Springing Maturity Date.

“Term Lender” means a Term A Lender, an Incremental Term Lender, a Refinancing Term Lender or an Extending Term Lender.

“Term Loan” means a Term A Loan, an Incremental Term Loan, a Refinancing Term Loan or an Extended Term Loan.

“Term Loan Increase” has the meaning assigned to such term in Section 2.13(a).

“Term SOFR” means, the rate per annum equal to:

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” shall mean the most recently completed four fiscal quarters in respect of which a Compliance Certificate has been delivered or was required to be delivered in accordance with Section 6.1(c) immediately preceding any date of determination.

“Total Assets” means the total consolidated assets of the Borrower and its Subsidiaries as set forth on the most recent internally available consolidated balance sheet of the Borrower and its Subsidiaries, calculated on a Pro Forma Basis.

“Total Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure, unused Commitments and outstanding Term Loans.

“Total Debt” means, (a) as of any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in connection with Sale and Leaseback Transactions involving any Towers (excluding antennae and electronic communications equipment)) as of such date determined in accordance with GAAP, minus (b) Permitted NMTC Debt to the extent included therein, minus (c) Permitted Cash, minus (d) Indebtedness permitted by Section 7.1(x), plus (without duplication) (e) the aggregate principal amount of all Securitizations of the Borrower and the Subsidiaries. Notwithstanding anything to the contrary contained in this definition, for any period of 45 consecutive days, the Borrower may elect, upon prior written notice to the Administrative Agent, to subtract from Total Debt on any date of calculation thereof during such period an amount equal to the principal portion of the Segregated Funds that, as of such date of calculation, has not been applied to the repayment of the Senior Notes.

“Total Leverage Ratio” means, as of any date, the ratio of (i) Total Debt as of such date to (ii) Trailing Adjusted Operating Cash Flow.

“Total Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Credit Exposure and unused Revolving Commitment.

“Towers” means cellular telephone sites (including rooftops) owned, leased or operated by any of the Loan Parties and antennae, electronic communications equipment and other related equipment located on such sites.

“Trailing Adjusted Operating Cash Flow” means Adjusted Operating Cash Flow of the Borrower and its Subsidiaries for the most recently completed four fiscal quarters in respect of which a Compliance Certificate has been delivered in accordance with Section 6.1(c).

“Transactions” means (i) the execution and delivery by each Loan Party of each Loan Document to which it is a party on the Amendment Effective Date, (ii) the initial borrowing of the Loans and the issuance of any Letters of Credit on the Amendment Effective Date, and (iii) the payment of premiums, fees, interest, commissions and expenses in connection with each of the foregoing.

“Transferee” has the meaning set forth in the definition of “Change in Control Transaction.”

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to, in the case of (i) a Borrowing other than a Swingline Loan Borrowing, the Term SOFR Reference Rate or the Alternate Base Rate or (ii) a Swingline Loan Borrowing, the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any subsidiary of the Borrower that is listed on Schedule 6.16 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Amendment Effective Date pursuant to Section 6.16.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.15.

“Ventures Holdco” means Ventures Holdco, LLC, a Delaware limited liability company.

“Ventures Holdco Pledge Agreement” means the Pledge Agreement, dated as of March 9, 2018, between Ventures Holdco and the Administrative Agent, for the benefit of the Secured Parties, pursuant to which Ventures Holdco pledges its interest in the Equity Interests of GCI Holdings.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a subsidiary of the Borrower that is a Wholly Owned Subsidiary of Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2             Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term A Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Term A Loan”). Borrowings may also be classified and referred to by Class (e.g., a “Term A Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Term A Borrowing”).

Section 1.3             Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to an “applicable Lender” shall mean, in the case of any Class of Borrowings, Lenders with that particular Class of Loans or Commitments or, in the case of Swingline Loans and Letters of Credit, Revolving Lenders with respect to the Facility pursuant to which Swingline Loans were made or Letters of Credit issued.

Section 1.4             Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Lenders required therefor request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Borrower.

Section 1.5             Divisions.

For all purposes under the Loan Documents, in connection with any Division of any Person (the “Original Person”) that is a Subsidiary into one or more other Persons: (a) if any asset, property, liability or obligation of such Original Person becomes the asset, property, liability or obligation of a different Person, then it shall be deemed to have been transferred from the Original Person to such different Person at the time of such Division, and (b) if any new Person comes into existence as a result of such Division, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.6             Certain Calculations and Tests.

(a)           Notwithstanding anything to the contrary herein, but subject to Sections 1.6(b) and (c) and Section 1.7, all financial ratios and tests (including the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio and the amount of Total Assets, Operating Cash Flow and Adjusted Operating Cash Flow) contained in this Agreement that are calculated with respect to any period of four consecutive fiscal quarters ended on the date of determination (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.1) during which any Subject Transaction occurs shall be calculated with respect to such period and each such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such period and on or prior to the date of any required calculation of any financial ratio or test (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Subsidiary or was merged or consolidated with or into the Borrower or any of the Subsidiaries or any joint venture since the beginning of such period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such period as if such Subject Transaction had occurred at the beginning of such period (it being understood, for the avoidance of doubt, that solely for purposes of (x) calculating actual compliance with the Financial Covenant and (y) calculating the Total Leverage Ratio for purposes of the definition of “Applicable Margin” and “Commitment Fee Rate” and the Secured Leverage Ratio for purposes of the definition of “Affected Sale” or Section 2.6(b) in each case, no Subject Transaction occurring after the end of the relevant testing period for such calculation shall be taken into account).

(b)           For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including the Financial Covenant, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio and the amount of Total Assets, Operating Cash Flow and Adjusted Operating Cash Flow), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.7), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c)           Notwithstanding anything in this Agreement or any Loan Document to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio) (any such amounts, the “Fixed Amounts”), substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence.

(d)           In addition, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, Acquisitions or any portions thereof incurred in reliance on Fixed Amounts (including the Fixed Dollar Incremental Amount) may be reclassified at any time, as incurred under any applicable Incurrence-Based Amounts (including the Incurrence-Based Incremental Amount) if the Borrower subsequently meets the applicable ratio or test for such Incurrence-Based Amounts on a Pro Forma Basis. In addition, for purposes of determining compliance at any time with Sections 7.1, 7.2, 7.4 and 7.5 in the event that any Indebtedness, Lien, Investment or Acquisition, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 7.1, 7.2, 7.4 and 7.5, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, prepayment, Acquisition, Investment or Disposition need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, prepayment, Acquisition, Investment or Disposition set forth in Article 7, but may instead be permitted in part under any combination thereof. For the avoidance of doubt, a transaction or item that is permitted by one category of permitted Indebtedness, Lien, Investments, Acquisitions, Dispositions, Restricted Payments or prepayments under Section 7.1, 7.2, 7.4, 7.5, 7.7, 7.8 or 7.9, respectively, shall not be counted against any other category of Indebtedness, Lien, Investments, Acquisitions, Dispositions, Restricted Payments or prepayments under Section 7.1, 7.2, 7.4, 7.5, 7.7, 7.8 or 7.9, respectively, (i.e., each category shall be independent of each other category).

(e)            In connection with the incurrence of revolving loan Indebtedness under Section 7.1 or any commitment or other transaction relating to the incurrence or issuance of Indebtedness under Section 7.1 or the granting of any Lien to secure such Indebtedness, the Borrower or applicable Subsidiary may designate such incurrence and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual incurrence and granting of such Lien therefor will be deemed for all purposes under this Agreement to have been incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating any leverage ratio or usage of any baskets hereunder (if applicable) (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a Pro Forma Basis giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith).

Section 1.7             Limited Condition Acquisitions.

In connection with any action being taken for purposes of consummating a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for purposes of:

(a)           determining compliance with any provision of this Agreement (other than actual compliance with the Financial Covenant) that requires the calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio or any other ratio incurrence test;

(b)           testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Adjusted Operating Cash Flow or Total Assets or by reference to the Cumulative Credit); or

(c)           determining the accuracy of representations and warranties and/or whether a Default or Event of Default (or any subset of Defaults or Events of Default) shall have occurred and be continuing, in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements (or other definitive documentation) with respect to such Limited Condition Transaction are entered into or the date on which the notice of redemption is delivered or the time of the declaration of any Restricted Payment constituting a Limited Condition Transaction (the “LCT Test Date”) (provided, that the Borrower may elect to redetermine the LCT Test Date on any subsequent date by notice to the Administrative Agent), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent period of four consecutive fiscal quarters ending on or prior to the LCT Test Date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.1), the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or requirement with respect to the accuracy of representations and warranties or absence of Defaults or Events of Default, such ratio, basket or requirement shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date (including with respect to the incurrence of Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Operating Cash Flow, Adjusted Operating Cash Flow or Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; provided that if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets hereunder (other than actual compliance with the Financial Covenant) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or the date for redemption, repurchase, defeasance, satisfaction and discharge or repayment or otherwise specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated; provided that if such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any action taken where compliance of such ratios or baskets was determined or tested assuming such Limited Condition Transaction and other transaction in connection therewith have been consummated will not be deemed to have been exceeded as a result of failure to consummate such Limited Condition Transaction and other transactions in connection therewith.

Section 1.8             Cumulative Credit Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and successively and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.9             Cashless Roll.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then existing Loans with Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.10             Certain Baskets.

(a)            Notwithstanding anything herein to the contrary, all usages of fixed dollar baskets under this agreement (including baskets measured as a percentage of Trailing Adjusted Operating Cash Flow) prior to the Amendment Effective Date shall be disregarded as of the Amendment Effective Date and deemed permitted under this Agreement and shall not be counted against any fixed dollar basket (including baskets measured as a percentage of Trailing Adjusted Operating Cash Flow) that are set forth in this agreement on or after the Amendment Effective Date (i.e., all fixed dollar baskets are deemed refreshed on the Amendment Effective Date and any prior usages of such baskets are deemed to be zero).

(b)           All baskets set forth in Article VII of this Agreement (including any related definition) shall only be tested solely at the time of consummation of the relevant transaction or action utilizing any of such baskets and, for the avoidance of doubt, if any of such baskets (including any related definition) would subsequently be exceeded (including as a result of fluctuations to Trailing Adjusted Operating Cash Flow after the last time such baskets were calculated) for any purpose under Article VII, such baskets will not be deemed to have been exceeded (i.e., incurrence based negative covenants). If any Indebtedness or Liens securing Indebtedness are incurred to refinance any existing Indebtedness or Liens securing Indebtedness, in each case, initially incurred in reliance on a basket measured by reference to a percentage of Trailing Adjusted Operating Cash Flow at the time of incurrence, such refinancing would cause the percentage of Trailing Adjusted Operating Cash Flow restriction to be exceeded if calculated based on the Trailing Adjusted Operating Cash Flow at the time of incurrence of such refinancing, such percentage of Trailing Adjusted Operating Cash Flow restriction shall not be deemed to be exceeded so long as the principal amount of such Indebtedness or such Indebtedness secured by such Liens, as applicable, does not exceed the principal amount (or accreted value or fair value, if applicable) of the relevant existing Indebtedness or Indebtedness secured by such Liens, as applicable, being refinanced, plus Indebtedness incurred to pay premiums, defeasance costs and fees and expenses in connection.

Section 1.11             Effect of this Agreement on the Existing Credit Agreement and the Other Existing Loan Documents.

(a)            Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 4 of the Amendment Agreement, the terms and provisions of the Existing Credit Agreement shall be amended, superseded, restated and consolidated in their entirety without a breach in continuity by the terms and provisions of this Agreement, this Agreement shall be binding on the Borrower, the other Loan Parties party hereto, the Administrative Agent, the Lenders and the other parties hereto, and the Existing Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (x) any Obligations (as defined in the Existing Credit Agreement) of the Borrower and the other Loan Parties under the Existing Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the Amendment Effective Date shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (y) all Existing Letters of Credit shall continue as Letters of Credit under this Agreement and (c) the Collateral and the Loan Documents shall, except as otherwise provided in the Amendment Agreement, continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of the Amendment Agreement and this Agreement, each Loan Document that was in effect immediately prior to the Amendment Effective Date shall continue to be effective on its terms unless otherwise expressly stated herein or therein.

(b)           Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the other Existing Loan Documents (as defined below) or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Unless otherwise specifically set forth in the Amendment Agreement or this Agreement, nothing implied in this Agreement shall be construed as a release or other discharge of the Borrower or any Guarantor from any of its obligations or liabilities under the Existing Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith or in connection with the Existing Credit Agreement (the “Existing Loan Documents”). Each Loan Party hereby (x) confirms and agrees that (i) except as expressly provided in the Amendment Agreement, each Existing Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and (ii) each such Existing Loan Agreement, and the Security Agreement is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date, all references in any Existing Loan Document to “the Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement, and (y) confirms and agrees that to the extent that any such Existing Loan Document purports to assign or pledge to any of the Agents, the Lenders, the Issuing Bank or the other Secured Parties or to grant to any of the Agents, the Lenders, the Issuing Bank or the other Secured Parties a security interest in or lien on, any collateral as security for all or any portion of any of the Obligations of the Borrower or any other Loan Party, as the case may be, from time to time existing in respect of the Existing Credit Agreement or the Existing Loan Documents, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects with respect to this Agreement and the Loan Documents.

ARTICLE 2

THE CREDITS

Section 2.1             Commitments and Loans.

(a)            Revolving Loans. Subject to the terms and conditions set forth herein, each Lender having a Revolving Commitment with respect to a Facility agrees to make Revolving Loans with respect to such Facility to the Borrower in Dollars from time to time during the Revolving Availability Period for such Facility in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure with respect to such Facility exceeding such Lender’s Revolving Commitment for such Facility. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)            Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender agrees to make a Term A Loan in Dollars to the Borrower on the Amendment Effective Date in a principal amount not to exceed its Term A Commitment. The full amount of the Term A Loans to be made pursuant to the Term A Commitment shall be drawn in a single drawing on the Amendment Effective Date. On the Amendment Effective Date (after giving effect to the funding of the Term A Loans by the Term A Lenders), the Term A Commitments of the Term A Lenders will automatically and permanently terminate. Term A Loans repaid or prepaid in whole or in part may not be reborrowed.

Section 2.2             Loans and Borrowings.

(a)            Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans from the same Facility made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments under such Facility, and each Term Loan shall be made as part of a Borrowing consisting of Term Loans from the same Facility made by the Term Lenders ratably in accordance with their respective Commitments to make Term Loans under such Facility. The failure of any applicable Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the applicable Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 3.4, each Borrowing shall be comprised entirely of Loans of the same Class and Type, in each case as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan. Each applicable Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) increase any cost or expense to the Borrower or impose any additional withholding requirement on the Borrower.

(c)            At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof. At the time that each ABR Borrowing is made, such Borrowing shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments for a Facility, in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.9(e) or in an aggregate amount that is required to finance the reimbursement of a Swingline Loan as contemplated by Section 2.10(c), and an ABR Term Borrowing may be in an aggregate amount that is equal to the entire unused Commitments to make Term Loans under a Facility. Each Swingline Loan shall be in an amount that is agreed upon by the Borrower, the Administrative Agent and the Swingline Lender. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 12 SOFR Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans comprising such Borrowing.

Section 2.3             Requests for Borrowings.

(a)           To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or e-mail (i) in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days (or such shorter period as agreed to by the Administrative Agent and the Borrower) before the date of the proposed Borrowing, or (ii) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic or e-mail borrowing request shall be irrevocable and shall be confirmed by no later than 3:00 p.m., New York City time, on the date of such request by hand delivery, e-mail or facsimile to the Administrative Agent of a copy of a written Borrowing Request signed by the Borrower. Each such telephonic or e-mail borrowing request and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)             the aggregate amount of the requested Borrowing;

(ii)            the date of such Borrowing, which shall be a Business Day;

(iii)           the Facility under which such Borrowing is to be made;

(iv)           whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(v)            in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.

(b)           If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4             Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.10. Subject to Section 5.2, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.9(e) shall be remitted by the Administrative Agent to the Issuing Bank. Notwithstanding anything contained in this Section 2.4(a), the Borrower, the Administrative Agent, and the Term A Lenders may agree that the Term A Loans be funded in such other manner as such parties may agree.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to 3:00 p.m., New York City time, on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(a) or Section 2.9(e) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the date of such Borrowing, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum otherwise applicable to such Borrowing, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender.

Section 2.5             Termination and Reduction of Commitments.

(a)            Unless previously terminated, (i) the Revolving Commitments under the Existing Revolving Facility shall terminate on the Existing Revolving Facility Maturity Date, (ii) the Term A Loan Commitments in respect of the Term A Loans to be made by the Term A Lenders shall be terminated upon the making of such Term A Loans on the Amendment Effective Date, (iii) any Incremental Term Commitments of a Class shall terminate on the making of the Incremental Term Loans of such Class, (iv) each Class of Incremental Revolving Commitments shall terminate on the date specified in the Incremental Amendment for such Class, (v) any Refinancing Term Commitments of a Class shall terminate on the making of the Refinancing Term Loans of such Class, (vi) each Class of Refinancing Revolving Commitments shall terminate on the date specified in the Refinancing Amendment for such Class, (vii) each Class of Extended Revolving Commitments shall terminate on the date specified in the Extension Amendment for such Class, and (viii) any Commitments for Extended Term Loans of a Class shall terminate on the making of the Extended Term Loans of such Class.

(b)            The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments under a Facility, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans under such Facility in accordance with Section 2.7, the sum of the Revolving Credit Exposures for such Facility would exceed the total Revolving Commitments for such Facility, and (ii) each such reduction of the Revolving Commitments shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

(c)            The Borrower shall notify the Administrative Agent of any election to terminate or reduce Revolving Commitments under Section 2.5(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to Section 2.12, each reduction, and any termination, of Revolving Commitments shall be permanent, and each such reduction shall be made ratably among the applicable Lenders in accordance with their respective applicable Revolving Commitments.

Section 2.6             Repayment of Loans.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the unpaid principal amount of each Existing Revolving Loan (other than each Swingline Loan) on the Existing Revolving Facility Maturity Date, and (ii) the unpaid principal amount of each Swingline Loan on the earliest to occur of the last day of the Swingline Interest Period applicable thereto, the tenth Business Day immediately preceding the Swingline Termination Date, and the date on which the Swingline Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise, provided that on each date that a Revolving Loan Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)           The unpaid principal amount of each Term A Loan shall be payable (1) in an amount equal to 0.25% of the original principal amount of such Term A Loan on the last Business Day of each March, June, September and December of each year (commencing with the last Business Day of December 2021), and (2) in full on the Term A Maturity Date; provided, however, that for any such last Business Day of each March, June, September and December of each year that occurs during the period beginning with the occurrence of an Amortization Event, and thereafter until such time, if any, as an Amortization Termination Event shall have occurred, the unpaid principal amount of each Term A Loan shall be payable in an amount equal to 1.25% of the original principal amount of such Term A Loan.

For purposes of this Section 2.6(b), the following terms have the following meanings:

“Amortization Event” means the delivery of the second consecutive Higher Leverage Compliance Certificate.

“Amortization Termination Event” means, at any time following the last Amortization Event, if any, the delivery of the second consecutive Lower Leverage Compliance Certificate.

“High Ratio Condition” means that the Secured Leverage Ratio is greater than 3.25:1.00.

“Higher Leverage Compliance Certificate” means a Compliance Certificate delivered in accordance with Section 6.1(c) indicating that a High Ratio Condition existed at the Compliance Reference Date for such Compliance Certificate.

“Lower Leverage Compliance Certificate” means a Compliance Certificate delivered in accordance with Section 6.1(c), other than a Higher Leverage Compliance Certificate.

(c)           The unpaid principal amount of each Incremental Revolving Loan, Incremental Term Loan, Refinancing Revolving Loan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan shall be payable in such amounts and on such dates, if any, as shall be set forth in the applicable Facility Amendment.

Section 2.7             Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Revolving Loan Borrowing in whole or in part, or prepay Term A Loans, in whole or in part, without premium or penalty, subject to the requirements of this Section 2.7. The Borrower shall have the right at any time and from time to time to prepay Incremental Term Loans, Refinancing Term Loans and/or Extended Term Loans of any Class in whole or in part subject to any restrictions set forth in the Facility Amendment applicable to such Class. Each voluntary or mandatory prepayment of Term A Loans under this Section 2.7 shall be applied (i) pro rata among each Term A Loan then outstanding, and (ii) for each Term A Loan, to reduce the remaining installments payable thereon pro rata. Subject to the provisions of any Facility Amendment, each voluntary and mandatory prepayment of any other Class of Term Loans under this Section 2.7 shall be applied (i) pro rata among each Term Loan in such Class then outstanding, and (ii) for each such Term Loan, to reduce the remaining installments payable thereon pro rata. Subject to Section 2.12, each voluntary prepayment of Revolving Loans under the Existing Revolving Facility under this Section 2.7 shall be applied pro rata among each Revolving Loan under the Existing Revolving Facility then outstanding. Subject to the provisions of any Facility Amendment and Section 2.12, each voluntary prepayment of any other Class of Revolving Loans under this Section 2.7 shall be applied pro rata among each Revolving Loan in such Class then outstanding.

(b)           In the event of any partial reduction or termination of Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the applicable Lenders of the sum of the Revolving Credit Exposures under the applicable Facility after giving effect thereto and (ii) if such sum would exceed the total Revolving Commitments for such Facility after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Revolving Borrowings in an amount sufficient to eliminate such excess. To the extent that the Revolving Borrowings have been prepaid in full and the Revolving Credit Exposure for the applicable Facility still exceeds the Revolving Commitments as a result of the LC Exposure, the Borrower shall cash collateralize, on terms and conditions in accordance with the provisions set forth in Section 2.9(i), outstanding Letters of Credit in a principal amount sufficient to eliminate the excess Revolving Credit Exposure.

(c)           The Borrower shall prepay the Term Loans pro rata in an amount equal to 100% of the Net Proceeds in excess of $25,000,000 in the aggregate during any fiscal year in respect of Affected Sales; provided that, no such prepayment shall be required to the extent that such Net Proceeds are used within 12 months of receipt thereof (or if the Borrower or any Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within 12 months following receipt thereof, within 18 months following receipt thereof) to purchase assets to be used in the business of the Borrower or any of its Subsidiaries. “Affected Sale” means any sale or other disposition of assets (other than cash) or any casualty event or condemnation of property of the Borrower or any Subsidiary (other than sales and dispositions to the Borrower or a Subsidiary Guarantor or in the ordinary course of business of the Borrower or such Subsidiary) in each case occurring at any time that the Secured Leverage Ratio, as set forth in the Compliance Certificate most recently delivered, is greater than 3.00:1.00.

(d)           Notwithstanding any other provisions of this Section 2.7, (i) to the extent that any of or all of the Net Proceeds of any Affected Sale by or from a Foreign Subsidiary (a “Foreign Affected Sale”) are prohibited or delayed by applicable local law (including, without limitation, as to financial assistance and corporate benefit restrictions and as to fiduciary and statutory duties of directors and managers) from being repatriated to the United States, the amount equal to the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.7(c) but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agrees to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation within one year following the date such amounts are prohibited or delayed (it being understood and agreed that following the expiration of such one year period, no prepayment therefrom shall be required), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to Section 2.7(c) to the extent provided therein (net of any additional Taxes, costs and expenses that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Affected Sale could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any repatriation in respect of which the Borrower, any Subsidiary, any of their Affiliates and/or equity partners, or any consolidated, combined or similar Tax group that includes as a member (which, for the avoidance of doubt, includes a disregarded entity whose regarded owner is a member for applicable tax purposes) any of the foregoing would incur a material Tax liability, including a material taxable dividend or material withholding Tax), the amount equal to the Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.7(c) until such time as the repatriation thereof would no longer have a material adverse Tax consequence, at which time an amount equal to such Net Proceeds will be promptly applied to the repayment of the Term Loans pursuant to Section 2.7(c) to the extent provided therein.

(e)           If any Indebtedness shall be incurred by the Borrower or any Subsidiary (excluding any Indebtedness incurred in accordance with Section 7.1) an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such incurrence as follows: (i) first, to the pro rata prepayment of the Term Loans and (ii) thereafter, to the pro rata prepayment of the Revolving Loans. If any Credit Agreement Refinancing Debt shall be incurred by the Borrower, an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such incurrence to the pro rata prepayment of the Refinanced Debt being refinanced.

(f)            The Borrower shall notify the Administrative Agent (and, in the case of the prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder, except as otherwise provided in clause (g) below, (i) in the case of a prepayment of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 2:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify (x) whether the Borrower elects for clause (g) below to apply to such prepayment (to the extent such prepayment is subject to clause (g) below) and (y) the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (the “Prepayment Amount”); provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.7(a) shall (i) with respect to SOFR Borrowings, be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof, and (ii) with respect to ABR Borrowings, be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1 together with any amounts required by Section 3.6.

(g)            The Administrative Agent will promptly notify each Term Lender of the contents of any prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). The Borrower agrees that, in the event it elects to have this clause (g) apply to any prepayment, then the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 2:00 p.m., New York City time, at least five Business Days prior to the date of such prepayment. Any Term Lender may (but solely to the extent the Borrower elects for this clause (g) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any mandatory prepayment pursuant to Section 2.7(c) or the first sentence of Section 2.7(e) (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than two Business Days after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Term Lender does not give a notice to the Administrative Agent on or prior to such two Business Day time period informing the Administrative Agent that it declines to accept the applicable prepayment, then such Term Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans owing to Term Lenders (other than Declining Lenders) in the manner described in Section 2.7(c) or the first sentence of Section 2.7(e), as applicable, for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the Borrower (such amounts retained by the Borrower, “Declined Amounts”) for any purposes not prohibited by this Agreement.

(h)           [Reserved].

(i)            Additionally, notwithstanding anything else in this Agreement to the contrary, in the event that any Term Loan of any Lender would otherwise be repaid or prepaid from the proceeds of other Term Loans being funded on the date of such repayment or prepayment, if agreed to by the Borrower and such Lender and notified to the Administrative Agent prior to the date of the applicable repayment or prepayment, all or any portion of such Lender’s Term Loan that would have otherwise been repaid or prepaid in connection therewith may be converted on a “cashless roll” basis into a new Term Loan.

(j)             Notwithstanding anything to the contrary contained in this Section 2.7 or any other provision of this Agreement, the Borrower may prepay any Class or Classes of outstanding Term Loans (each, an “Auction Prepayment Offer”) at a discount to par pursuant to one or more auctions (each, an “Auction”) on the following basis (any such prepayment, an “Auction Prepayment”):

(i)             All Term Lenders (other than Defaulting Lenders) of the applicable Class or Classes shall be permitted (but not required) to participate in each Auction. Any such Lender who elects to participate in an Auction may choose to offer all or part of such Lender’s Term Loans of the applicable Class for prepayment. Each Term Lender shall notify the Administrative Agent at least 5 days prior to each Auction of its decision whether or not to participate in such Auction.

(ii)            Each Auction Prepayment shall be subject to the conditions that (A) the Administrative Agent shall have received a certificate to the effect that (I) immediately prior to and after giving effect to the Auction Prepayment and on the date of any delivery of an Auction Notice (as defined in Exhibit E), no Default or Event of Default shall have occurred and be continuing and (II) each of the conditions to such Auction Prepayment has been satisfied, (B) each offer of prepayment made pursuant to this Section 2.7(j) must be in an amount not less than $10,000,000 in principal amount of Term Loans, calculated on the face amount thereof unless another amount is agreed to by the Administrative Agent, (C) no Auction Prepayment shall be made from the proceeds of any Revolving Loan, (D) any Auction Prepayment shall be offered to all Lenders with Term Loans of the applicable Class or Classes on a pro rata basis, (E) all Term Loans so prepaid by the Borrower shall automatically be canceled and retired by the Borrower on the applicable settlement date (and for the avoidance of doubt, may not be reborrowed) and (F) no more than one Auction Prepayment Offer may be ongoing at any one time.

(iii)          The Borrower must terminate any Auction Prepayment Offer if it fails to satisfy one or more of the conditions set forth above in Section 2.7(j)(ii) that are required to be met at the time at which the Term Loans would have been prepaid pursuant to such Auction Prepayment Offer and may, if it determines not to proceed with such Auction, terminate any Auction Prepayment Offer. If the Borrower commences any Auction Prepayment Offer (and all relevant requirements set forth above that are required to be satisfied at the time of the commencement of such Auction Prepayment Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above that are required to be satisfied at the time of the consummation of such Auction Prepayment Offer shall be satisfied, then the Borrower shall have no liability to any Term Lender or any other Person for any termination of such Auction Prepayment Offer as a result of its failure to satisfy one or more of the conditions set forth above that are required to be met at the time that otherwise would have been the time of consummation of such Auction Prepayment Offer, and any such failure shall not result in any Default or Event of Default hereunder. All Term Loans prepaid by the Borrower pursuant to this Section 2.7(j) shall be accompanied by all accrued interest on the par principal amount so prepaid to, but not including, the date of the Auction Prepayment. Term Loan prepayments conducted pursuant to Auction Prepayment Offers shall not constitute voluntary or mandatory prepayments hereunder. The par principal amount of Term Loans prepaid pursuant to this Section 2.7(j) shall be applied to reduce the final installment payment of principal thereof pursuant to Section 2.6(b).

(iv)           Each Auction shall comply with the Auction Procedures and any such other procedures reasonably agreed by the Administrative Agent and by the Borrower.

(v)           The Auction Manager (as defined in Exhibit E) acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article 9 and Section 10.3 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Prepayment Offer; provided that nothing herein contained in this clause (v) shall require the Administrative Agent to incur any out-of-pocket cost or expense that is not required to be reimbursed by the Borrower pursuant to this Agreement.

(vi)          This Section 2.7(j) shall neither (a) require the Borrower to undertake any Auction nor (b) limit or restrict the Borrower from making voluntary prepayments of Term Loans in accordance with Section 2.7(a) or open market purchases of Term Loans in accordance with Section 10.4(g).

(vii)         The Administrative Agent (x) shall not be required to serve as the Auction Manager for, or have any other obligations to participate in (other than mechanical administrative duties), or facilitate, any “Dutch auction” (including any Auction) unless it is reasonably satisfied with the terms and restrictions of such auction and (y) shall not have any obligation to participate in, arrange, sell or otherwise facilitate, and will have no liability in connection with, any open market repurchases by the Borrower or any of its subsidiaries pursuant to Section 10.4(g).

Section 2.8             Evidence of Debt.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)           The entries made in the accounts maintained pursuant to paragraphs (a) or (b) of this Section 2.8 shall be, absent demonstrable error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)            Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender, a Note payable to such Lender. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the payee named therein and its registered assigns.

Section 2.9             Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein and in Section 2.12(d), the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account (or for the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Amendment Effective Date to the third day prior to the LC Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank, the terms and conditions of this Agreement shall control. On and as of the Amendment Effective Date, in each case automatically and without further action on the part of any Person, (i) each Existing Letter of Credit will be deemed to be a Letter of Credit issued hereunder for all purposes of the Loan Documents and (ii) each Lender that has issued an Existing Letter of Credit shall be deemed to have granted to each other Lender with a Revolving Commitment, and each other such Lender shall be deemed to have acquired from such issuer, a participation in each Existing Letter of Credit equal to such other Lender’s Applicable Percentage of (A) the aggregate amount available to be drawn under such Existing Letter of Credit and (B) the aggregate amount of any reimbursement obligation in respect of any LC Disbursement in respect thereof.

(b)            Notice of Issuance; Amendment; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send by facsimile (or transmit by e-mail, with attachments thereto, if any, in .pdf format) to the Issuing Bank and the Administrative Agent (not later than two Business Days before the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and, upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed $35,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(c)            Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is three days prior to the LC Termination Date, provided that any Letter of Credit may provide for the automatic extension thereof for additional periods of lengths not to exceed one year (which shall in no event extend beyond the date that is three days prior to the LC Termination Date); provided that any such Letter of Credit may provide that the Issuing Bank have the right to terminate such automatic extension on an annual basis by notice to the beneficiary of such Letter of Credit.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the applicable Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each such Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Revolving Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

(e)            Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Issuing Bank shall notify the Borrower to reimburse the Issuing Bank therefor, in which case the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement and any accrued interest thereon not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 1:00 p.m., New York City time, on such date, or if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, provided that, if the LC Disbursement is equal to or greater than $1,000,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due (or if any such reimbursement payment is required to be refunded to the Borrower for any reason), the Issuing Bank may notify the Administrative Agent that the Issuing Bank is requesting that the applicable Lenders make an ABR Revolving Borrowing in an amount equal to such LC Disbursement and any accrued interest thereon, in which case (1) the Administrative Agent shall notify each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of such ABR Revolving Borrowing, and (2) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) on such date, in the event that such Lender shall have received notice of such ABR Revolving Borrowing prior to 1:00 p.m., New York City time, or (B) if such notice has not been received by such Lender prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Business Day that such Lender receives such notice, if such notice is received prior to 1:00 p.m., New York City time, on the day of receipt or (y) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Revolving Borrowing referred to in Section 2.1(a) and made pursuant to Section 2.4, and the Lenders’ obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Issuing Bank for the purpose of repaying in full the LC Disbursement and all accrued interest thereon. An ABR Borrowing pursuant to this Section 2.9(e) made when the conditions to an ABR Borrowing are not satisfied under Section 5.2 shall not be deemed to have satisfied the Borrower’s reimbursement obligation with respect to an LC Disbursement for purposes of determining whether or not an Event of Default exists under Section 8.1(a).

(f)            Obligations Absolute. Except as provided below, to the fullest extent permitted by law, the Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the Issuing Bank shall be liable to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether (x) drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof, or (y) to pay under any Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(h)            Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.1(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)             Cash Collateral. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Lenders holding more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, or (y) the maturity of the Revolving Loans has been accelerated, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Section 2.9. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided, however, that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short-term obligations of, or short-term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent as follows: first, to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, second, if there be any excess, to be held for the satisfaction of the reimbursement obligations (contingent or otherwise) of the Borrower for the LC Exposure at such time, third, if there be any excess, to reduce the Revolving Credit Exposure of all of the Lenders pro rata, and fourth, if there be any excess and if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount and any interest thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(j)            If the LC Termination Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the LC Termination Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.9(d) and (e)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the Issuing Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a “back to back” letter of credit reasonably satisfactory to the Issuing Bank or the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.9(i).

(k)            Resignation as Issuing Bank. Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty (30) Business Days’ prior written notice to the Borrower and the Lenders, resign as an Issuing Bank, so long as on or prior to the expiration of such 30 Business Day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank. The Borrower shall appoint from among the Revolving Lenders willing to accept such appointment a successor Issuing Bank hereunder and, upon such appointment, the resigning Issuing Bank’s resignation shall become effective; provided, that if no successor shall have been so appointed by the Borrower and shall have accepted such appointment within 30 Business Days after the date such notice of resignation was given by the applicable Issuing Bank, then such resignation shall become effective. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed LC Disbursements then due hereunder pursuant to Section 2.9(d)).

Section 2.10           Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time in Dollars until the Swingline Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if (i) any Revolving Lender shall be a Defaulting Lender, or (ii) any Revolving Lender shall have notified the Swingline Lender and the Borrower in writing at least one Business Day prior to the date of Borrowing with respect to such Swingline Loan that the conditions set forth in Section 5.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount to be borrowed, (ii) the requested date of such Borrowing, and (iii) the amount of, and the length of the Swingline Interest Period for, each Swingline Loan, provided, however, that no such Swingline Interest Period shall end after the Business Day immediately preceding the Swingline Termination Date. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.9(e), by remittance to the Issuing Bank) by 3:30 pm on the requested date of such Swingline Loan.

(c)            The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day notify the Administrative Agent that the Swingline Lender is requesting that each Lender, and the Administrative Agent may (with the consent of Lenders holding more than 50% of the total Swingline Exposure) or shall (at the request of Lenders holding more than 50% of the total Swingline Exposure) by written notice given to the Swingline Lender not later than 11:00 a.m., New York City time, on any Business Day require that each Lender, at the option of the Borrower, (i) make a Revolving Loan in an amount equal to its pro rata Revolving Commitment with respect to the outstanding principal balance of, and accrued and unpaid interest on, the Swingline Loans, or (ii) acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. In either such case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender’s Revolving Loan or participation interest, as the case may be, and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Revolving Loan required to be made by it, or purchase the participation required to be purchased by it, under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender receives such notice prior to 12:00 noon, New York City time, on any Business Day, by no later than 3:00 p.m., New York City time, on such Business Day, or (B) in the event that such Lender receives such notice at or after 12:00 noon, New York City time, on any Business Day, by no later than 1:00 p.m.  New York City time on the immediately succeeding Business Day. Any Loans made pursuant to this paragraph (c) shall, for all purposes hereof, be deemed to be Revolving Loans referred to in Section 2.1 and made pursuant to Section 2.4(a), and the Lenders’ obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans, or the amount of such participations, as the case may be, available to the Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Swingline Lender. Each Lender shall also be liable for an amount equal to the product of its pro rata Revolving Commitment and any amounts paid by the Borrower pursuant to this Section 2.10 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be absolute and unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents. Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Swingline Lender, for any payment in connection with Swingline Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender. The purchase of participations in a Swingline Loan or the making by the Lenders of a Revolving Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)            If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments (the “Expiring Credit Commitment”) at a time when another Class or Classes of Revolving Commitments is or are in effect with a later Maturity Date (the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swingline Loan, if consented to by the Swingline Lender, on the earliest occurring Maturity Date such Swingline Loan shall be deemed reallocated to the Class or Classes of the Non-Expiring Credit Commitments on a pro rata basis; provided that (a) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.9(j)) the amount of Swingline Loans to be reallocated equal to such excess shall be repaid and (b) notwithstanding the foregoing, if a Default has occurred and is continuing, the Borrower shall still be obligated to pay Swingline Loans allocated to the Revolving Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.

Section 2.11           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)            Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest or fees, or of amounts payable under Section 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 2:00 p.m., New York City time (or, in the case of Swingline Loans, 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at 1301 Avenue of the Americas, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except payments to be made to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto and payments made pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder (after giving effect to all applicable grace periods and/or cure periods, if any), such funds shall be applied (in each case, subject to the terms of any Intercreditor Agreement which is then in effect) (i) first, towards payment of interest, fees and commissions then due hereunder ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements then due to such parties.

(c)            If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the applicable Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. This Section 2.11(c) shall not apply to any action taken by CoBank with respect to any CoBank Equities held by the Borrower. For purposes of clause (iii) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.11(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) or Loan(s) (as applicable) to which such participation relates.

(d)           Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Loan Party has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.9(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.12           Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of any Revolving Commitment of such Defaulting Lender pursuant to Section 3.3(a);

(b)            the Commitments and Total Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, the Majority Facility Lenders, Required Revolving Lenders, or any other group of Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and (ii) any waiver, amendment or modification that would extend or increase the Commitments of such Lender or postpone the final maturity date of any payment of principal owed to such Lender, reduce the principal amount of any Loan owed to such Lender or any reimbursement obligation with respect to an LC Disbursement owed to such Lender, or reduce the rate of any interest thereon owed to such Lender (other than any waiver of default interest payable pursuant to Section 3.1(b)), shall require the consent of such Defaulting Lender;

(c)            if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)            all of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages to the extent immediately after giving effect thereto, the sum of all non-Defaulting Lenders’ Revolving Credit Exposure would not exceed the total of all non-Defaulting Lenders’ Revolving Commitments (for the avoidance of doubt, no Lender’s Revolving Commitment shall be changed as a result of such reallocation);

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, within one Business Day following notice by the Administrative Agent, the Borrower shall, after giving effect to any partial reallocation pursuant to clause (i) above, (A) first, prepay such Swingline Exposure and (B) second, cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.9(i) for so long as such LC Exposure is outstanding;

(iii)           to the extent the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.12(c), the Borrower shall not be required to pay any fees for the account of such Defaulting Lender pursuant to Section 3.3(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of such non-Defaulting Lender is reallocated pursuant to this Section 2.12(c), then the fees payable to the Lenders pursuant to Section 3.3(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           the Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.12(c);

(d)            so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.12(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)           any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.11(c) but excluding Section 3.9) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be reasonably determined by the Administrative Agent (i) first, to the payment of any amounts then owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts then owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the extent requested by the Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

Section 2.13           Incremental Facilities.

(a)            Incremental Loan Request. At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments of any Class (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (each an “Incremental Revolving Facility”; and, collectively with any Revolving Commitment Increases, the “Incremental Revolving Commitments” and any Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”). Each Incremental Loan Request from the Borrower pursuant to this Section 2.13 shall set forth the requested amount and proposed terms of the relevant Incremental Term Commitments or Incremental Revolving Commitments.

(b)            Incremental Loans. Any Incremental Term Loans or Incremental Revolving Commitments effected through the establishment of one or more new term loans or new revolving credit commitments, as applicable, made on an Incremental Facility Closing Date (other than a Loan Increase) shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.13, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.13, (i) each Incremental Revolving Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.

(c)           Incremental Lenders. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment (or Incremental Loan), nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment (or Incremental Loan)) or by any Additional Incremental Lender (each such existing Lender or Additional Incremental Lender providing such Loan or Commitment, an “Incremental Term Lender” or “Incremental Revolving Lender,” as applicable, and, collectively, the “Incremental Lenders”).

(d)            Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the availability of any initial credit extensions thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)            no Event of Default has occurred and is continuing or would exist immediately after giving effect to such Incremental Commitments; provided that if the proceeds of such Incremental Commitments are used to finance an Acquisition permitted by Section 7.5 or an Investment permitted by Section 7.4, to the extent agreed to by the Incremental Lenders providing the applicable Incremental Commitments, the requirement pursuant to this clause (i) shall be that no Event of Default under Section 8.1(a), (b), (h), or (i) has occurred and is continuing or shall exist immediately after giving effect to such Incremental Commitments;

(ii)           the representations and warranties of the Loan Parties and the Liberty Subsidiaries set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Incremental Amendment (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects without further qualification); provided that customary “Sungard” or “certain funds” conditionality shall, to the extent agreed by the Incremental Lenders providing such Incremental Commitments, apply to any Incremental Amendment entered into in order to finance Acquisitions permitted by Section 7.5 or Investments permitted by Section 7.4; and

(iii)           the aggregate principal amount of Incremental Loans and Incremental Commitments shall not, together with the aggregate principal amount of Permitted Incremental Equivalent Debt, exceed the sum of:

(A)           (1) the greater of (i) $400,000,000 and (ii) 100% of Trailing Adjusted Operating Cash Flow, plus (2) the aggregate amount of voluntary prepayments, redemptions, repurchases and buybacks (including open market purchases at or below par, Auction Prepayments and payments utilizing Section 10.2(c) or any other analogous “yank-a-bank” provision (in the case of Auction Prepayments below par, equal to the discounted amount actually paid in respect of the principal amount of such Indebtedness)) by the Borrower or any of its Subsidiaries of (x) the Term Loans (including Incremental Term Loans), Revolving Loans and Incremental Revolving Loans, or Permitted Incremental Equivalent Debt, in each case, secured on a basis that is equal in priority to the Liens securing the First Lien Obligations under this Agreement and (y) any other Term Loans (including Incremental Term Loans), Revolving Loans and Incremental Revolving Loans, or Permitted Incremental Equivalent Debt originally incurred under this clause (A), in each case of this clause (2), to the extent not funded with the proceeds of long-term Indebtedness (other than Revolving Loans or loans under any other revolving facility) or a Specified Equity Contribution resulting from the application of Section 8.2; provided that if such prepaid Indebtedness consists of revolving Indebtedness such prepayment shall be accompanied by a corresponding permanent reduction in the commitments in respect of such revolving Indebtedness (this clause (A), the “Fixed Dollar Incremental Amount”), plus

(B)           an unlimited amount, so long as in the case of this clause (B) only (this clause (B), the “Incurrence-Based Incremental Amount”), (x) in the case of Incremental Loans or Incremental Commitments secured by a Lien on any of the Collateral on an equal priority basis or senior priority basis with the Liens securing the First Lien Obligations or secured by assets of the Borrower and the Subsidiaries that are not Collateral, the First Lien Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 4.00 to 1.00, (y) in the case of Incremental Loans or Incremental Commitments secured by a Lien on any of the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, the Secured Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 4.50 to 1.00 and (z) in the case of Incremental Loans or Incremental Commitments that are unsecured, the Total Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 6.50 to 1.00;

provided that any calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio shall be calculated in accordance with Section 1.6 (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) and including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness incurred pursuant to clause (B) had been incurred and the application of the proceeds therefrom has occurred at the beginning of the applicable period, but without netting the cash proceeds from such additional Indebtedness; provided, however, that if amounts incurred under clause (B) are incurred concurrently with, or in a single transaction or series of related transactions with, the incurrence of Incremental Loans, Incremental Commitments or Permitted Incremental Equivalent Debt (in each case, including any unused commitments obtained) in reliance on clause (A) above, the First Lien Leverage Ratio, the Secured Leverage Ratio, or the Total Leverage Ratio, as the case may be, shall be calculated without giving effect to such amounts incurred (or commitments obtained) in reliance on the foregoing clause (A); provided further, for the avoidance of doubt, to the extent the proceeds of any Incremental Loans are being utilized to repay Indebtedness (including any repayment, repurchase or refinancing of Indebtedness for which an irrevocable notice of repayment (or similar notice of repayment) has been delivered), such calculations shall give Pro Forma Effect to such repayments (the amount available under clauses (A) and (B), the “Available Incremental Amount”). The Borrower may elect to use clause (B) of the Available Incremental Amount regardless of whether the Borrower has capacity under clause (A) of the Available Incremental Amount. Further, the Borrower may elect to use clause (B) of the Available Incremental Amount prior to using clause (A) of the Available Incremental Amount, and if both clause (B) and clause (A) of the Available Incremental Amount are available and the Borrower does not make an election, then the Borrower will be deemed to have elected to use clause (B) of the Available Incremental Amount. The Borrower may elect by written notice to the Administrative Agent to reclassify any portion of any Incremental Commitments or Incremental Loans initially incurred in reliance on clause (A) of the Available Incremental Amount as incurred under clause (B) of the Available Incremental Amount if the Borrower meets the applicable leverage ratio under clause (B) of the Available Incremental Amount at such time on a Pro Forma Basis.

(e)            Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class and any Loan Increase shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term A Loans or the Existing Revolving Facility, as applicable, existing on the Incremental Facility Closing Date, shall be on then “market” terms for such Incremental Term Commitments or the Incremental Revolving Loans, as applicable (as determined by the Borrower in good faith); provided, that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees, it being understood that, if required to consummate such Loan Increase transaction, the interest rate margins and rate floors may be increased, any call protection provision may be made more favorable to the applicable existing Lenders and additional upfront or similar fees may be payable to the lenders providing the Loan Increase) to the applicable Term Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:

(i)            the Incremental Term Loans:

(A)           shall rank equal in priority in right of payment with the First Lien Obligations under this Agreement, (v) shall either rank equal or junior in priority in right of security to the First Lien Obligations under this Agreement or be unsecured, in each case as applicable pursuant to clause (d)(iii) above, (w) if secured by Liens that rank junior in priority in right of security to the Liens that secure the First Lien Obligations under this Agreement or unsecured, such Incremental Term Loans shall be established as a separate Class, (x) if secured by Liens that rank junior in priority in right of security to the Liens that secure the First Lien Obligations under this Agreement, such Incremental Term Loans shall be subject to an Intercreditor Agreement, (y) shall not be secured by a Lien on any assets not constituting Collateral and (z) shall not have any obligors other than the Loan Parties,

(B)            shall not mature earlier than the Term A Maturity Date;

(C)            shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term A Loans on the date of incurrence of such Incremental Term Loans,

(D)            subject to clause (i)(C) above and clause (ii) below, respectively, shall have amortization and an Applicable Margin determined by the Borrower and the applicable Incremental Term Lenders,

(E)             may participate (x) with respect to any voluntary prepayments, on a pro rata basis, less than a pro rata basis or greater than a pro rata basis with the Term A Loans hereunder and any other then-existing Class of Term Loans and (y) with respect to any mandatory prepayments, on a pro rata basis or less than a pro rata basis (but not a greater than pro rata basis) with the Term A Loans hereunder and any other then-existing Class of Term Loans (or if such Incremental Term Loans are subordinated in right of security to the First Lien Obligations under this Agreement, on a junior basis to), and

(F)             shall be denominated in Dollars; provided that clauses (B) and (C) above shall not apply to Incremental Term Loans incurred in the form of a bridge or other facility intended to be refinanced with long term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing;

(ii)            the Incremental Revolving Commitments and Incremental Revolving Loans:

(A)            shall rank equal in priority in right of payment with the First Lien Obligations under this Agreement and (x) shall either rank equal or junior in priority of right of security with the First Lien Obligations under this Agreement or be unsecured, in each case as applicable pursuant to clause (d)(iii) above, and, if applicable, shall be subject to an Intercreditor Agreement, (y) shall not be secured by a Lien on any assets not constituting Collateral and (z) shall not have any obligors other than the Loan Parties,

(B)             shall not mature earlier than the Existing Revolving Facility Maturity Date, and shall not be subject to amortization or any mandatory commitment reductions,

(C)             shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstanding Incremental Revolving Loans), (2) repayments required upon the Maturity Date of any Revolving Commitments, (3) repayments made in connection with any refinancing of Revolving Commitments and (4) repayment made in connection with a permanent repayment and termination of Commitments (subject to clause (E) below)) of Revolving Loans with respect to Incremental Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other outstanding Revolving Commitments existing on such Incremental Facility Closing Date,

(D)             subject to the provisions of Sections 2.9(j) and 2.10(d) in connection with Letters of Credit and Swingline Loans, respectively, which mature or expire after a Maturity Date at any time Incremental Revolving Commitments with a later Maturity Date are outstanding, shall provide that (x) all Swingline Loans and Letters of Credit denominated in Dollars shall be participated on a pro rata basis by each Lender with a Revolving Commitment in accordance with its percentage of the Revolving Commitments existing on the Incremental Facility Closing Date (and except as provided in Sections 2.9(j) and 2.10(d)), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit and Swingline Loans theretofore issued or incurred,

(E)             shall provide that the permanent repayment of Revolving Loans with respect to, and termination of, Incremental Revolving Commitments after the associated Incremental Facility Closing Date may be made on a pro rata basis or less than a pro rata basis (but not a greater than pro rata basis) with all other Revolving Commitments existing on such Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later Maturity Date than such Class or in connection with any refinancing thereof,

(F)             shall provide that assignments and participations of Incremental Revolving Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans existing on the Incremental Facility Closing Date,

(G)             shall provide that any Incremental Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Incremental Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates unless otherwise agreed to by the Administrative Agent,

(H)             shall have an Applicable Margin determined by the Borrower and the applicable Incremental Revolving Lenders, and

(I)              shall be denominated in Dollars;

(iii)          the amortization schedule applicable to any Incremental Term Loans and the Effective Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable Incremental Term Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans made within six months following the Amendment Effective Date in the form of broadly syndicated term loans that are secured by Liens on a basis that is equal in priority to the Liens securing the First Lien Obligations under this Agreement, the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term A Loans plus 50 basis points per annum unless the Applicable Margin with respect to the Term A Loans is increased so as to cause the then applicable Effective Yield under this Agreement on the Term A Loans to be equal to the Effective Yield then applicable to the Incremental Term Loans minus 50 basis points per annum. Notwithstanding anything to the contrary herein contained, no amendment, modification or waiver of any provision of this Agreement which would reduce the amount of any payment required as a result of the operation of this clause (iii) shall be permitted without the written consent of Majority Facility Lenders with respect to the Term A Loan Commitments and the Term A Loans, and this clause (iii) may be amended, modified or waived without the consent of any Lenders other than Majority Facility Lenders with respect to the Term A Loan Commitments and the Term A Loans; and

(iv)          Incremental Commitments may be obtained in a minimum amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof.

(f)            Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment), under this Agreement pursuant to an amendment (which in the case of a Revolving Commitment Increase may take the form of a Revolving Increase Supplement) (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13. In connection with any Incremental Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Amendment Effective Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsels’ forms of opinions reasonably satisfactory to the Administrative Agent, and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Loans are provided with the benefit of the applicable Loan Documents. The Borrower will use the proceeds (if any) of the Incremental Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Commitments or Incremental Loans unless it so agrees.

(g)           Reallocation of Revolving Loans. Upon any Incremental Facility Closing Date on which Incremental Revolving Commitments are effected through an increase in the Revolving Commitments with respect to any existing Class of Revolving Commitments pursuant to this Section 2.13, (i) each of the Revolving Lenders holding Commitments of such Class shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (ii) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (iii) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.2(c) and 2.7(f) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h)           This Section 2.13 shall supersede any provisions in Section 2.11 or 10.2 to the contrary. For the avoidance of doubt, except as expressly provided in this Section 2.13, any of the provisions of this Section 2.13 may be amended with the consent of the Required Lenders.

Section 2.14           Refinancing Amendments.

(a)            At any time after the Amendment Effective Date, the Borrower may obtain Credit Agreement Refinancing Debt from any Additional Refinancing Lender, in each case pursuant to a Refinancing Amendment.

(b)            The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Amendment Effective Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsels’ forms of opinions reasonably satisfactory to the Administrative Agent, and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Debt is provided with the benefit of the applicable Loan Documents.

(c)            Each issuance of Credit Agreement Refinancing Debt shall be in an aggregate principal amount that is (x) not less than $25,000,000, and (y) an integral multiple of $1,000,000 in excess thereof.

(d)           Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. Unless the Swingline Lender enters into the Refinancing Amendment for a Refinancing Revolving Commitment, the Swingline Termination Date will not be extended to reflect the Refinancing Revolving Commitments in such Facility, the Revolving Lenders with such Refinancing Revolving Commitments shall not participate in Swingline Loans, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Swingline Loans shall be deemed to exclude such Refinancing Revolving Commitments and Refinancing Revolving Loans. Unless the Issuing Bank enters into the Refinancing Amendment for a Refinancing Revolving Commitment, the LC Termination Date will not be extended to reflect the Refinancing Revolving Commitments in such Facility, the Revolving Lenders with such Refinancing Revolving Commitments shall not participate in Letters of Credit, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Letters of Credit shall be deemed to exclude such Refinancing Revolving Commitments and Refinancing Revolving Loans.

This Section 2.14 shall supersede any provisions in Section 2.11 or 10.2 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.14 may be amended with the consent of the Required Lenders.

Section 2.15           Extensions of Term Loans and Revolving Commitments.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date of any Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loans and/or such Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders, (ii) except as to pricing (including interest rate margins, rate floors, fees, premiums and funding discounts) and final maturity, the Revolving Commitment of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms (unless otherwise agreed by the Revolving Lenders and the Extending Revolving Lenders) as the applicable original Revolving Commitments (and related outstandings); provided that at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates, (iii) except as to pricing (including interest rate margin, rate floors, fees, premiums and funding discounts), amortization, final maturity date, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall be not materially more favorable, taken as a whole, including with respect to covenants and events of default, to the Extending Term Lender, in the good faith determination of the Borrower and the Administrative Agent, as the Class of Term Loans subject to such Extension Offer (except for covenants or other provisions applicable only to periods after the Latest Maturity Date immediately prior to the time of such extension), (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Existing Revolving Facility Maturity Date, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans and Extended Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or applicable Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer (as hereinafter provided) shall exceed the maximum aggregate principal amount of applicable Term Loans or applicable Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans or applicable Revolving Loans, as the case may be, of the applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or such Revolving Lenders, as the case may be, have accepted such Extension Offer (as hereinafter provided), (viii) any Extended Term Loans and Extended Revolving Loans may be secured by the Collateral securing the Loans being extended thereby and with the same priority as the Loans being extended thereby, (ix) all documentation in respect of such Extension shall be consistent with the foregoing, and (x) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Following any such Extension Offer, the Administrative Agent shall notify the applicable Lenders thereof, each of whom shall, in its sole discretion, determine whether or not to accept such Extension Offer.

(b)           With respect to all Extensions accepted by the relevant Lenders and consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.6 or 2.7, and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.6, 2.7 and 2.11) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c)           The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.15. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.15(c) and, if the Administrative Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by the Administrative Agent from Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)            In connection with any Extension, the Borrower shall provide the Administrative Agent at least fifteen (15) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

(e)            Notwithstanding the foregoing provisions of this Section 2.15 and, for the avoidance of doubt, no Lender shall have such Lender’s Commitment or Loans extended without the written consent of such Lender. Unless the Swingline Lender enters into the Extension Amendment for an Extended Revolving Commitment, the Swingline Termination Date will not be extended to reflect the Extended Revolving Commitments in such Facility, the Extending Revolving Lenders with such Extended Revolving Commitments shall not participate in Swingline Loans, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Swingline Loans shall be deemed to exclude such Extended Revolving Commitments and Extended Revolving Loans. Unless the Issuing Bank enters into the Extension Amendment for an Extended Revolving Commitment, the LC Termination Date will not be extended to reflect the Extended Revolving Commitments in such Facility, the Extending Revolving Lenders with such Extended Revolving Commitments shall not participate in Letters of Credit, and the use of the terms “Revolving Commitments” and “Revolving Loans” in connection with the provisions of this Agreement governing Letters of Credit shall be deemed to exclude such Extended Revolving Commitments and Extended Revolving Loans.

(f)            This Section 2.15 shall supersede any provisions in Section 2.11 or 10.2 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders.

Section 2.16         MIRE Events.

Notwithstanding anything to the contrary contained herein, the Borrower and each Subsidiary Guarantor acknowledges and agrees that, if there is any Real Property subject to a Mortgage, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Term Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications (to the extent that existing certifications may not be relied upon), acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Real Property as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent (collectively, the “Flood Insurance Information”), which Flood Insurance Information shall be delivered by the Administrative Agent to each Lender within five (5) Business Days after the Administrative Agent’s receipt thereof, (2) the Administrative Agent shall have made available to each Lender all Flood Insurance Information no less than ten (10) Business Days prior to the effectiveness of such increase or extension, as the case may be, and (3) the Administrative Agent shall not have received written notice from any Lender within five (5) Business Days thereafter that such Lender has not been delivered sufficient information to have completed its flood insurance due diligence and flood insurance compliance with respect thereto.

ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1         Interest.

(a)            The Existing Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Existing Revolving Loans comprising each SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Swingline Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for the Swingline Interest Period in effect for such Borrowing. The Term A Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) the Alternate Base Rate. The Term A Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) Term SOFR. Each Incremental Term Loan, Refinancing Revolving Loan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan shall bear interest at the rate set forth in the applicable Facility Amendment.

(b)            Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section 3.1 or in the case of any other overdue monetary amount, 2% plus the rate applicable to ABR Borrowings as provided in the preceding paragraph of this Section 3.1.

(c)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section 3.1 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and the applicable Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

Section 3.2         Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.3 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.3. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 3.2. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 3.2 shall not apply to Swingline Loan Borrowings, which may not be converted or continued. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(b)            To make an election pursuant to this Section 3.2, the Borrower shall notify the Administrative Agent of such election by telephone or e-mail by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or e-mail Interest Election Request shall be irrevocable and shall be confirmed by no later than 3:00 p.m., New York City time, on the date of such request by hand delivery, e-mail or facsimile to the Administrative Agent of a copy of a written Interest Election Request signed by the Borrower.

(c)            Each telephonic, e-mail and written Interest Election Request shall specify the following information:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

 (iii)            whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)            if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to a SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Lenders holding more than 50% of the Total Credit Exposure of all Classes affected thereby, taken as a whole, so notifies the Borrower, then, with respect to each such Class, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 3.3         Fees.

(a)            The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Revolving Commitment under the Existing Revolving Facility, a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate on the daily amount of such unused Revolving Commitment (provided that Swingline Loans shall not be deemed to be a use of the Revolving Commitments for the purpose of the calculation of such commitment fee) during the period from and including the Amendment Effective Date to but excluding the date on which such Revolving Commitment terminates (it being understood that LC Exposure constitutes a use of the Revolving Commitment). Accrued commitment fees and undrawn fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the applicable Commitments are permanently reduced and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the Amendment Effective Date. All commitment fees and undrawn fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            The Borrower agrees to pay to (i) the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Margin (with respect to SOFR Borrowings) on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit during the period from and including the Amendment Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrower agrees to pay to each Credit Party, for its own account, the fees and other amounts payable in connection herewith in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.

(d)            All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds to the Administrative Agent for distribution, in the case of commitment fees, undrawn fees, and participation fees, to the Lenders. Fees paid hereunder shall not be refundable under any circumstances.

Section 3.4         Inability to Determine Rates.

Subject to Section 3.10, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or;

(b)            the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;

then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.6. Subject to Section 3.10, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

Section 3.5         Increased Costs; Illegality.

(a)            If any Change in Law shall:

(i)            subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any SOFR Loans made by such Credit Party or any Letter of Credit or participations therein (other than any Indemnified Taxes, Excluded Taxes or Other Taxes);

(ii)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party; or

(iii)            impose on any Credit Party any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement, any SOFR Loans made by such Credit Party or any Letter of Credit or participations therein, and the result of any of the foregoing shall be to increase the cost to such Credit Party, by an amount which such Credit Party reasonably deems to be material, of making or maintaining any SOFR Loan or the cost to such Credit Party, by an amount which such Credit Party reasonably deems to be material, of issuing, participating in or maintaining any Letter of Credit hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party, by an amount which such Credit Party reasonably deems to be material, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

(b)            If any Credit Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Agreement or the Loans made, the Letters of Credit issued or the participations therein held, by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to liquidity or capital adequacy), by an amount reasonably deemed by such Credit Party to be material, then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered.

(c)            A certificate of a Credit Party setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 3.5 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)            Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section 3.5 shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section 3.5 for any increased costs or reductions incurred more than 180 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)            Notwithstanding any other provision of this Agreement, if, after the Amendment Effective Date any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)            such Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into SOFR Loans, whereupon any request for a SOFR Borrowing or to convert an ABR Borrowing to a SOFR Borrowing or to continue a SOFR Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a SOFR Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

(ii)            such Lender may require that all outstanding SOFR Loans made by it be converted to ABR Loans, in which event all such SOFR Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Loans that would have been made by such Lender or the converted SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such SOFR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 3.6         Break Funding Payments.

In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(b) and is revoked in accordance therewith) or (d) the assignment of any SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.9, then, in any such event, the Borrower shall compensate each applicable Lender in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) excluding, however, the Applicable Margin included therein, if any, over (ii) the amount of interest (as reasonably determined by such Lender) that would accrue on such principal amount for such period at the Term SOFR rate at the commencement of such period. A certificate of any Lender setting forth in reasonable detail the calculations of any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.6 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.7         Taxes.

(a)            Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made by the applicable withholding agent, along with any such deductions and withholdings applicable to additional sums payable under this Section 3.7, the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.

(c)            The Borrower shall indemnify each Credit Party, within ten days after written demand therefor (which demand shall set forth the amount and the reasons therefor in reasonable detail), for the full amount of any Indemnified Taxes or Other Taxes payable by such Credit Party, including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.7, and, in each case, any reasonable out-of-pocket expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability and the reasons therefor in reasonable detail delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error. If the Borrower reasonably believes that Indemnified Taxes or Other Taxes were not correctly or legally asserted, the applicable Credit Party will reasonably cooperate with the Borrower to obtain a refund of such Indemnified Taxes or Other Taxes for the benefit of the Borrower (to the extent provided in Section 3.7(h)), provided that the Borrower shall reimburse the applicable Credit Party for reasonable out-of-pocket expenses arising from such cooperation. Each Credit Party agrees that promptly after it receives written notice of any Indemnified Taxes or Other Taxes imposed or asserted on it, it shall endeavor to give notice thereof to the Borrower, provided that such Credit Party shall have no liability to the Borrower for the failure to give any such notice.

(d)            As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.7, the Borrower shall deliver to the Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.7(e), (f) or (i). Notwithstanding any other provision of this Section 3.7, no Lender shall be required to provide any documentation that such Lender is not legally eligible to provide.

(f)            Without limiting the generality of the foregoing, (i) each Foreign Lender shall to the extent it is legally eligible to do so deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (A) two properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, claiming any applicable treaty benefits, (B) two properly completed and executed copies of IRS Form W-8ECI (or any successor form), (C) in the case of a Foreign Lender claiming exemption from United States federal withholding Tax under Section 881(c) of the Code with respect to payments of “portfolio interest,” (x) a certificate reasonably satisfactory to the Borrower to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower (or the regarded owner of Borrower for U.S. federal income tax purposes) within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment in connection with any Loan Document is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States (a “US Tax Compliance Certificate”), and (y) two properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, or (D) to the extent a Foreign Lender is not the beneficial owner, two properly completed and executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exception, such Foreign Lender shall provide a US Tax Compliance Certificate on behalf of such direct and indirect partner(s), and (E) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly executed copies (in such number as shall be requested by the recipient) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, and (ii) each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and executed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Lender is exempt from U.S. federal backup withholding tax. The forms referred to in clauses (i) and (ii) shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent. In addition, each Lender and the Administrative Agent shall deliver such forms promptly upon the expiration, obsolescence or invalidity of any form previously delivered by such Lender or Administrative Agent, respectively. Each Lender and the Administrative Agent shall promptly notify the Borrower at any time it determines that it is legally ineligible to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).

(g)            Each Administrative Agent shall deliver to the Borrower, on or prior to the date on which such Administrative Agent becomes an Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) either (A) a properly completed and executed IRS Form W-9 (or any successor form) or (B) a properly completed and executed IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. person (with respect to amounts received on account of any Lender) and a properly completed and executed IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account). Notwithstanding anything to the contrary in this Section 3.7(g), no Administrative Agent shall be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of any Change in Law after the date hereof.

(h)            If a Credit Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (for the avoidance of doubt, whether such refund has been received in cash or applied as a payment of other cash Taxes) as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 3.7, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 3.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Credit Party (including any Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Credit Party, agrees to repay the amount paid over to the Loan Party pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Credit Party in the event the Credit Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party or any other Person.

(i)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (i), “FATCA” shall include any amendments made to FATCA after the Amendment Effective Date.

(j)            For purposes of this Section 3.7, the term “Lender” includes any Issuing Bank and the Swingline Lender and the term “applicable law” includes FATCA.

Section 3.8         Mitigation Obligations.

If any Credit Party requests compensation under Section 3.5, or if the Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Lender or any Governmental Authority for the account of any Credit Party pursuant to Section 3.7, then, at the request of the Borrower, such Credit Party shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Credit Party, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Credit Party to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Credit Party. The Borrower hereby agrees to pay all reasonable costs and out of pocket expenses incurred by any Credit Party in connection with any such designation or assignment.

Section 3.9         Replacement of Lenders.

If (i) any Credit Party requests compensation under Section 3.5, or the Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Credit Party or any Governmental Authority for the account of any Credit Party pursuant to Section 3.7, (ii) any Lender with an unused Commitment is a Defaulting Lender, or (iii) any Lender notifies the Borrower pursuant to Section 3.5(e) that it is unlawful for such Lender to make or maintain SOFR Loans, then the Borrower may, at its sole expense and effort, upon notice to such Credit Party and the Administrative Agent, require such Credit Party to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Credit Party, if a Credit Party accepts such assignment); provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned and solely to the extent that such assignee is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund), and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, conditioned or delayed, (b) such Credit Party shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) unless the Administrative Agent otherwise agrees, the Borrower, the Defaulting Lender (if any) or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.4(b), and (d) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Credit Party shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Credit Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.10         Benchmark Replacement Setting.

(a)            Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.10(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.10(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.10.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may in consultation with the Borrower modify the definition of Interest Period (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may in consultation with the Borrower modify the definition of Interest Period (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Credit Parties (i) on the Amendment Effective Date and (ii) on the occasion of any Borrowing to the extent required in Section 5.2 that:

Section 4.1         Organization; Powers.

Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required by applicable law. No Loan Party is an EEA Financial Institution.

Section 4.2         Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within the corporate, partnership or other analogous powers of such Loan Party to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each Loan Party and Liberty Subsidiary to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable against such Loan Party or Liberty Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.

Section 4.3         Governmental Approvals; No Conflicts.

The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (a) such as have been or prior to or concurrently with the consummation of the Transactions will be obtained or made and are or prior to or concurrently with the consummation of the Transactions will be in full force and effect (except such consents, approvals, registrations or filings which will be required at the time, if any, of the exercise of remedies under the Loan Documents by the Administrative Agent and the Lenders), (b) notices, if any, required to be filed with the FCC or any applicable State PUC after the consummation of the Transactions, (c) routine Tax filings, and (d) consents, approvals, registrations, filings or actions which the failure to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority (subject to compliance with any applicable law or regulation which, upon the exercise of remedies hereunder by the Administrative Agent and the Lenders, requires filing with or approval of a Governmental Authority), except, in the case of any such applicable law or regulation or order, for such violations that would not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets (other than the Loan Documents), or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, or result in a default under any indenture for the Senior Notes, except for such violations, defaults and payments that would not reasonably be expected to result in a Material Adverse Effect and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, other than, with respect to each Loan Party, Liens permitted by Section 7.2.

Section 4.4         Financial Condition.

The Borrower has heretofore furnished to the Administrative Agent and the Lenders the following:

(a)            the consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its subsidiaries as of and for the fiscal quarter ended September 30, 2024; and

(b)            with respect to the Borrower and its Subsidiaries, forecasts of financial performance through the end of 2029 (the “Forecasts”).

The financial statements referred to above (other than the Forecasts) present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such date and for the indicated period on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes. The Forecasts have been prepared in good faith by the Borrower and based on assumptions believed to be reasonable at the time they were made, it being understood that such Forecasts are as to future events and are not to be viewed as facts, such Forecasts are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Forecasts may differ significantly from the forecasted results, and that no assurance can be given that the projected results will be realized. Since September 30, 2024, there has been no event which has given rise to a Material Adverse Effect except as disclosed in the financial statements described in clause (a) above.

Section 4.5         Properties.

(a)            Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and tangible personal property, subject to Permitted Encumbrances and except as would not reasonably be expected to have a Material Adverse Effect.

(b)            Each of the Borrower and the Subsidiaries owns, or is entitled to use, all United States trademarks, trade names, copyrights, patents and trade secrets material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or be entitled to use or infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.6         Litigation and Environmental Matters.

(a)            There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against (i) the Borrower, any of its Subsidiaries or any Liberty Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) the Borrower, any of its Subsidiaries or any Liberty Subsidiary that relate to the execution, delivery, validity or enforceability of any Loan Document or the performance of any of the Transactions by any of the Borrower, any Subsidiary or any Liberty Subsidiary.

(b)            Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower, any of its Subsidiaries nor any Liberty Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.7         Compliance with Laws and Agreements.

Each of the Borrower, its Subsidiaries and the Liberty Subsidiaries is in compliance with all laws, regulations (including the Communications Act and State Law) and orders of any Governmental Authority (including the FCC and State PUCs) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 4.8         Franchises, FCC, State PUC and Certain Copyright Matters.

(a)            The Borrower and each of its Subsidiaries possesses, or has the right to use, all Authorizations, and possesses, or has rights under, agreements with public utilities and microwave transmission companies, satellite communications companies, pole attachment, use access or rental agreements and utility easements, including all licenses and permits, to: (i) operate the Communications Business, except to the extent the absence thereof or failure to be in compliance therewith would not reasonably be expected to have a Material Adverse Effect, and (ii) consummate the Transactions. The Borrower and each of its Subsidiaries are in compliance with all such Authorizations, agreements, easements, licenses and permits with no known conflict with the valid rights of others, except to the extent such noncompliance or conflict would not reasonably be expected to have a Material Adverse Effect. No event has occurred which would permit the revocation or termination of any such Authorization, right, agreement, easement, license or permit which would reasonably be expected to have a Material Adverse Effect.

(b)            The Borrower and each Subsidiary thereof (i) have each duly and timely filed or caused to be filed (A) all registration statements for the operation of the Communications Business and other filings which are required to be filed under the Communications Act and under State Law applicable to them and the Transactions, and (B) all reports, applications, documents, instruments and information required to be filed (1) with the FCC and State PUCs, as applicable, pursuant to all FCC rules, regulations and requests and State Law applicable to them, or (2) pursuant to any Authorization, in each case, the failure of which to file would reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with the Communications Act and State Law (including, the rules and regulations of the FCC and State PUCs) and all Authorizations, the failure with which to comply would reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary has recorded or deposited with and paid to the United States Copyright Office and the Register of Copyrights all notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act, the failure of which to record, deposit or pay would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, as of the Amendment Effective Date neither the Borrower nor any Subsidiary has any liability to any Person for copyright infringement under the Copyright Act as a result of its business operations that would reasonably be expected to have a Material Adverse Effect.

(c)            As of the Amendment Effective Date, the Borrower and its Subsidiaries, collectively, hold all material Authorizations required in connection with the Transactions and with the operation of the Communications Business and each such Authorization is validly issued and in full force and effect, unimpaired in any material respect by any act or omission by the Borrower or any of its Subsidiaries. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to (i) comply with any special qualification procedures not otherwise generally applicable to providers of one or more services similar to the Communications Business in the State of Alaska, or (ii) to pay any amounts other than immaterial amounts, routine fees, and amounts in respect of rebuild obligations, except to the extent such renewal would not reasonably be expected to have a Material Adverse Effect.

(d)            To the best of the Borrower’s knowledge, except as set forth in Schedule 4.8, neither the Borrower nor any Subsidiary thereof is a party to any investigation, notice of violation, order or complaint issued by or before the FCC, any State PUC or any Franchise authority which would reasonably be expected to have a Material Adverse Effect. Except for such proceedings that affect the communications industry or the other businesses of the Borrower and its Subsidiaries generally or as set forth in Schedule 4.8, there are no proceedings by or before the FCC, any State PUC or any Franchise authority which would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.8, the Borrower has no knowledge of (i) any impending or threatened investigation, notice of violation, order, complaint or proceeding before the FCC, any State PUC or any Franchise authority that would reasonably be expected to have a Material Adverse Effect, (ii) any pending or threatened non-renewal, expiration, termination or revocation of any Authorization that would reasonably be expected to have a Material Adverse Effect, or (iii) has any reasonable basis to expect that any Authorization the absence of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, will not be renewed in the ordinary course.

Section 4.9         Investment Company Status.

Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.10         Taxes.

Each of the Borrower, its Subsidiaries and the Liberty Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, such Subsidiary or such Liberty Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (ii) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.11         ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan sponsored or maintained by Borrower or any of its Subsidiaries (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans sponsored or maintained by Borrower or any of its Subsidiaries (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

Section 4.12         Disclosure.

None of the reports, financial statements, certificates or other written information concerning the Borrower, any Subsidiary or any Liberty Subsidiary (other than the projections, budgets or other estimates or forward looking information, or information of a general economic or industry nature) furnished by or on behalf of the Borrower, any Subsidiary or any Liberty Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished), taken as a whole, contained any untrue statement of a material fact at the time they were furnished to such Credit Party or omitted to state at the time they were furnished to such Credit Party any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, budgets, estimates or other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time they were made, it being understood that such projections, budgets, estimates and other forward looking information are as to future events and are not to be viewed as facts, such projections and other forward looking information are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such projections or other forward looking information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized. As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.13         Subsidiaries.

Schedule 4.13 sets forth, as of the Amendment Effective Date, the name of, the chief executive office of, and the ownership interest of (i) the Borrower in GCI Holdings, and (ii) GCI Holdings in each of its subsidiaries (other than the NMTC Subsidiaries) and identifies each Subsidiary that is a Subsidiary Guarantor.

Section 4.14         Insurance.

The Borrower and the Subsidiaries are insured with such insurance companies and in such amounts, with such deductibles and covering such risks, as required pursuant to Section 6.9 of this Agreement.

Section 4.15         Labor Matters.

Except for the Disclosed Matters and except as would not be reasonably likely to result in a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (iii) all material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 4.16         Solvency.

Immediately after the consummation of the Transactions on the Amendment Effective Date, (i) the fair value of the assets of the Borrower and its subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair salable value of the property of the Borrower and its subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiary Guarantors, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiary Guarantors, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following such date. For the purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 4.17         Federal Reserve Regulations.

Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 4.18         Use of Proceeds.

It will use the proceeds of (a) the Revolving Loans, the Term A Loans and the Letters of Credit for purposes permitted by Section 6.14 and (b) each Incremental Term Loan, if any, in accordance with the Incremental Term Facility Amendment applicable thereto. No part of the proceeds of any Loan or any Letter of Credit has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock in a manner that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

Section 4.19         Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws.

(a)            The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and the Liberty Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and the Liberty Subsidiaries, and to the knowledge of the Borrower, its directors, officers and employees, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and no Loan Party or Liberty Subsidiary is knowingly engaged in any activity that could reasonably be expected to result in such Loan Party or Liberty Subsidiary being designated as a Sanctioned Person. None of (a) the Borrower, any of its Subsidiaries or any of the Liberty Subsidiaries, or to the knowledge of the Borrower, such Subsidiary or such Liberty Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower, any Subsidiary or any Liberty Subsidiary that will in each case act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transactions contemplated by the Loan Documents will violate Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions.

(b)            Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the Patriot Act. Each Loan Party and each of its Subsidiaries and the Liberty Subsidiaries are in compliance in all material respects with the Patriot Act.

ARTICLE 5

CONDITIONS

Section 5.1         Initial Conditions.

This Agreement shall not become effective, and the Existing Credit Agreement shall remain in full force and effect, until the Amendment Effective Date.

Section 5.2         Conditions to Future Credit Events.

The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing), and of the Issuing Bank to issue, amend or extend a Letter of Credit, is subject to the satisfaction of the following conditions:

(a)            the representations and warranties of the Loan Parties and the Liberty Subsidiaries set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension, as applicable (except (i) to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects without further qualification); and

(b)            at the time of and immediately after giving effect to such Borrowing or such issuance, amendment or extension, as applicable, no Default shall or would exist.

Each such Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 5.2.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder (other than contingent or indemnification obligations not then due) shall have been paid in full in cash and all Letters of Credit have expired (or have been cash collateralized or otherwise provided for in full in a manner reasonably satisfactory to the Issuing Bank) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

Section 6.1         Financial Statements and Other Information.

The Borrower will furnish or cause to be furnished to the Administrative Agent:

(a)            within 120 days after the end of each fiscal year, the Borrower’s audited consolidated balance sheet and related consolidated statements of income, cash flows and shareholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (which will not be subject to any qualification or exception as to the scope of such audit (but may contain a “going concern” or like qualification, exception or explanatory paragraph that is due to (i) the impending maturity of any Facility or any other Indebtedness within one year from the time such opinion is delivered or (ii) any actual or prospective inability to satisfy a financial maintenance covenant (including the Financial Covenant)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

(b)            within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c)            concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with the Financial Covenant as of the most recent fiscal quarter end contemplated by such financial statements, (B) the Subsidiary Guarantors as of the date of such Compliance Certificate (or confirming that there is no change in such information since the later of the Amendment Effective Date and the date of the last such list), (C) the Excluded Subsidiaries as of the date of such Compliance Certificate (or confirming that there is no change in such information since the later of the Amendment Effective Date and the date of the last such list), (D) the Liberty Subsidiaries as of the date of such Compliance Certificate (or confirming that there is no change in such information since the later of the Amendment Effective Date and the date of the last such list) and (E) reasonably detailed calculation of each of the Total Leverage Ratio and the Secured Leverage Ratio as of the most recent fiscal quarter end contemplated by such financial statements;

(d)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, as the case may be;

(e)            within 30 days after the beginning of each fiscal year, an annual consolidated forecast for the Borrower and the Subsidiaries for such fiscal year, including projected consolidated statements of income of the Borrower and the Subsidiaries, all in reasonable detail acceptable to the Administrative Agent;

(f)            promptly, such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, as from time to time may be reasonably requested by the Administrative Agent or any Lender;

(g)            promptly following any request therefor, any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and

(h)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, any Subsidiary or any Liberty Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided, that (i) no such Person shall be required to provide pro forma financial statements and information in connection with a Borrowing Request of $50,000,000 or less, (ii) no such Person shall be required to disclose or provide any information (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable requirement of law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which any such Person owes confidentiality obligations to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this clause (h)).

If the Borrower has designated any of its subsidiaries as Unrestricted Subsidiaries or there are any Liberty Subsidiaries, then the annual and quarterly financial information required by this Section 6.1 will include a reasonably detailed presentation of the financial condition and results of operations of the Borrower and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and/or Liberty Subsidiaries.

Notwithstanding the foregoing, the obligations referred to in Sections 6.1(a) and 6.1(b) may be satisfied with respect to financial information of the Borrower by furnishing (A) the applicable financial statements of any Parent Company or (B) the Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 6.1); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of the Borrower, if and so long as such Parent Company has Independent Assets or Operations, such information is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to the Borrower and its subsidiaries on a standalone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 6.1(a) (it being understood that such information may be audited at the option of the Borrower), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification or exception as to the scope of such audit (but may contain a “going concern” or like qualification, exception or explanatory paragraph that is due to (i) the impending maturity of any Facility or any other Indebtedness within one year from the time such opinion is delivered or (ii) any actual or prospective inability to satisfy a financial maintenance covenant (including the Financial Covenant)).

Documents required to be delivered pursuant to Section 6.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrower posts such documents on a website identified in writing to the Administrative Agent or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Section 6.2         Notices of Material Events.

The Borrower will furnish to the Administrative Agent prompt written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate that, in either case, would reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d)            the receipt thereof by the Borrower or any Subsidiary of any notice, summons, citation or other written communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any Environmental Liability of the Borrower or any such Subsidiary, in each case, which would reasonably be expected to have a Material Adverse Effect; and

(e)            any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer or other Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.3         Existence; Conduct of Business.

The Borrower will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (a) in each case, as otherwise permitted by Section 7.3, (b) in the case of a Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (c) no Subsidiary shall be required to preserve any such existence if a Responsible Officer of the Borrower determines that the preservation thereof is no longer desirable in the conduct of the business of such Subsidiary, and that the loss thereof is not disadvantageous in any material respect to the Borrower or to the Lenders.

Section 6.4         Payment and Performance of Obligations.

The Borrower will, and will cause each Subsidiary to, pay or perform (before the same shall become delinquent or in default) its obligations, including Tax liabilities, that, if not paid or performed, would reasonably be expected to result in a Material Adverse Effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to pay or perform, as applicable, pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 6.5         Maintenance of Properties.

The Borrower will, and will cause each Subsidiary to, keep and maintain all tangible property material to the conduct of their businesses, taken as a whole, in good working order and condition, ordinary wear and tear (and damage caused by casualty and condemnation) excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.6         Books and Records; Inspection Rights.

The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times as reasonably requested; provided that, excluding such visits during the continuation of an Event of Default, such visits shall be limited to no more than one such visit per calendar year. Notwithstanding anything to the contrary in this Section 6.6, neither the Borrower nor any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes a trade secret or proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives or contractors) is prohibited by applicable law or any binding agreement or would violate any obligation of confidentiality binding upon the Borrower or any of the Subsidiaries, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product, or (iii) in respect of which the Borrower or any Subsidiary owes confidentiality obligations to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 6.6).

Section 6.7         Compliance with Laws.

The Borrower will, and will cause each Subsidiary and each Liberty Subsidiary to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries, the Liberty Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 6.8         Environmental Compliance.

The Borrower will, and will cause each Subsidiary to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

Section 6.9         Insurance.

(a)            The Borrower will, and will cause each Subsidiary to, self-insure or maintain, with financially sound and reputable insurance companies, (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (ii) such other insurance as is required pursuant to the terms of any Security Document. The Borrower will use its commercially reasonable efforts to ensure that all such insurance shall name the Administrative Agent as an additional insured (solely with respect to general liability policies) or loss payee (solely with respect to tangible personal property constituting Collateral located in the United States of America), as applicable.

(b)            with respect to any Real Property subject to a Mortgage and that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any Responsible Officer of the Borrower obtains actual knowledge that any insurance company insuring the Real Property of the applicable Loan Party ceases to be financially sound and reputable after the Amendment Effective Date, in which case, the applicable Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Required Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

Section 6.10         Casualty and Condemnation.

The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any property constituting Collateral owned or held by or on behalf of the Borrower or any Subsidiary with a fair market value immediately prior to such casualty or insured damage of at least $15,000,000, or the commencement of any action or proceeding for the taking of any property or interest therein with a fair market value immediately prior to such taking of at least $15,000,000, under power of eminent domain or by condemnation or similar proceeding.

Section 6.11         Additional Subsidiaries.

If any subsidiary (other than an NMTC Subsidiary or an Excluded Subsidiary) of the Borrower is formed or acquired (including as the result of a Division) after the Amendment Effective Date (each a “New Subsidiary”), and remains a subsidiary of the Borrower for not less than 30 days, not later than the 30th day after the date on which such New Subsidiary is formed or acquired, the Borrower will (a) provide written notice thereof, in reasonable detail, to the Administrative Agent, (b) designate in such notice whether such New Subsidiary is a “Liberty Subsidiary” (in which event such New Subsidiary shall be a “New Liberty Subsidiary”); provided that in the event the Borrower designates such New Subsidiary as not a New Liberty Subsidiary or fails to make any such designation, upon the earlier of delivery of such written notice and such 30th day such New Subsidiary shall be deemed not to be a “Liberty Subsidiary” as of such date (in which event such New Subsidiary shall be a Subsidiary that is a “New Included Subsidiary”); provided, further, that the Borrower may only designate a New Subsidiary as a New Liberty Subsidiary (a “Liberty Subsidiary Designation”) if (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) such New Subsidiary is owned by the Borrower, a Subsidiary or a Liberty Subsidiary and its assets (if any) (x) consist of, or were purchased with proceeds of, Contributed Ventures Assets or (y) are purchased with proceeds of borrowings made by a Liberty Subsidiary or secured by Contributed Ventures Assets, (c) if such New Subsidiary is a New Included Subsidiary and is not designated as an Unrestricted Subsidiary in accordance with Section 6.16, (i) cause such New Included Subsidiary to execute and deliver a completed Guarantee Supplement and become a party to each applicable Security Document in the manner provided therein and (ii) promptly take or cause such New Included Subsidiary to take such actions to create and perfect Liens on such New Included Subsidiary’s assets (other than Excluded Collateral) to secure the Obligations as required by the Security Documents, and (d) to the extent required by the Security Documents, if any Equity Interests issued by such New Included Subsidiary are owned or held by or on behalf of the Borrower or any Subsidiary Guarantor or any loans, advances or other debt is owed or owing by such New Included Subsidiary to the Borrower or any Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor will cause such Equity Interests and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents.

Section 6.12         Information Regarding Collateral.

The Borrower will furnish, within 30 days of any of the following events (or such longer period of time as the Administrative Agent may agree in its sole discretion), to the Administrative Agent written notice of any (A) Division of any Loan Party, or (B) change in (i) the legal name or jurisdiction of incorporation or formation of any Loan Party, or (ii) the location of the chief executive office of any Loan Party or, to the extent it doesn’t have a chief executive office, its principal place of business. The Borrower shall make, at the request of the Administrative Agent, all filings under the Uniform Commercial Code or otherwise that are required by the Security Documents in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 6.13         Further Assurances.

(a)            Subject to the terms and conditions of the Security Documents, the Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, mortgages, deeds of trust, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that the Administrative Agent may reasonably request, to grant, preserve, protect or perfect (including as a result of any change in applicable law) Liens on all Collateral (other than Excluded Collateral) of the Borrower and each Subsidiary Guarantor, including the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower or any Subsidiary Guarantor, and in that connection the Borrower will, and will cause each Subsidiary Guarantor to, grant to the Administrative Agent security interests and Mortgages in all of its owned Real Property (except to the extent constituting Excluded Collateral) acquired after the Amendment Effective Date and satisfy the Real Estate Collateral Requirement with respect to each such Real Property within 120 days after the date such Real Property is so acquired (or such longer period of time as the Administrative Agent may agree in its sole discretion). For the avoidance of doubt, the Loan Parties will not be required to register any trademarks or copyrights.

(b)            Notwithstanding the foregoing, the Administrative Agent shall not enter into (and shall not require Borrower or any Subsidiary Guarantor to enter into) any Mortgage in respect of any Real Property acquired by the Borrower or any Subsidiary Guarantor after the Amendment Effective Date (and the time period in the immediately above clause (a) for the Borrower or any Subsidiary Guarantor to deliver any Mortgage shall be automatically extended by a period of time equal to) until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Real Property (such date, the “Target Diligence Completion Date”): (i) a completed flood hazard determination from a third party vendor; (ii) if such Real Property is located in a “special flood hazard area”, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower (or applicable Loan Party) that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower (or applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the Borrower (or applicable Loan Party) and flood insurance is available in the community in which such Real Property is located, evidence of required flood insurance and (2) the Administrative Agent shall not have received, within five (5) Business Days prior to such Target Diligence Completion Date, written notice from any Lender that such Lender has not completed its flood insurance due diligence and flood insurance compliance with respect thereto.

(c)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (ii) no landlord, mortgagee or bailee waivers shall be required, (iii) no foreign-law governed security documents or perfection under foreign law shall be required and (iv) no notice shall be required to be sent to account debtors or other contractual third parties prior to the occurrence and during the continuance of an Event of Default.

Section 6.14         Use of Proceeds.

(a)            The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) to reimburse the Issuing Bank in respect of amounts drawn under Letters of Credit, (ii) to pay transaction fees and expenses and (iii) for purposes not inconsistent with the terms hereof, including the making of Investments permitted by Section 7.4, Acquisitions permitted by Section 7.5 and Restricted Payments permitted by Section 7.8.

(b)            No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock in a manner that entails a violation of any of the regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.15         Maintenance of Ratings.

Use commercially reasonable efforts to cause any two of (a) Moody’s, (b) S&P and (c) Fitch to maintain a corporate credit rating (or the equivalent thereof) with respect to the Borrower, it being understood, in each case, that such obligation shall not require the Borrower to maintain any specific rating.

Section 6.16         Designation of Subsidiaries.

(a)            The Borrower may at any time after the Amendment Effective Date designate any subsidiary as an Unrestricted Subsidiary (a “Designation”) only if (i) the Borrower would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Borrower’s proportionate interest in the Fair Market Value of such subsidiary on such date (as determined in good faith by the Borrower) and (ii) such subsidiary does not own any intellectual property that is material to the business of the Borrower and its Subsidiaries. The status of any subsidiary as a Subsidiary or an Unrestricted Subsidiary shall at all times be the same under this Agreement and the definitive documentation for any Material Obligations. Any subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the representation and warranties, affirmative or negative covenants or Event of Default provisions of this Agreement.

None of the Borrower or any Subsidiary shall contribute or Dispose of to any Unrestricted Subsidiary any intellectual property that is material to the business of the Borrower and its Subsidiaries. If, at any time, any of the foregoing requirements are violated, the applicable Unrestricted Subsidiary shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness and Liens of such Subsidiary shall be deemed to be incurred as of such date.

(b)            The Borrower may at any time after the Amendment Effective Date revoke any Designation of a subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement. A Revocation shall constitute a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to clause (a) above in an amount equal to the Fair Market Value at the date of such Revocation of the Borrower’s or the Subsidiary’s Investment in such Unrestricted Subsidiary; provided that in no event shall any return on any Investment by the Borrower in an Unrestricted Subsidiary be duplicative of any return that increases the Cumulative Credit pursuant to the definition thereof.

(c)            The Borrower may at any time after the Amendment Effective Date designate any subsidiary as a Liberty Subsidiary pursuant to the requirements therefor set forth in Section 6.11 (it being understood that for purposes of this clause (c), references to New Subsidiary set forth in the definition of “Liberty Subsidiary Designation” shall be deemed to be references to such subsidiary). At the time of a Liberty Subsidiary Designation, neither the Borrower nor any Subsidiary shall have any direct or indirect obligation to (x) make additional Investments (other than Investments permitted under Section 7.4) in any Liberty Subsidiary; (y) maintain or preserve the financial condition of any Liberty Subsidiary or cause any Liberty Subsidiary to achieve any specified levels of operating results; or (z) be party to any agreement, contract, arrangement or understanding with such New Liberty Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are in compliance with this Agreement.

(d)            The Borrower may redesignate (a “Redesignation”) any Liberty Subsidiary (A) as a Subsidiary if all Liens and Indebtedness of such Liberty Subsidiary outstanding immediately following such Redesignation would, if incurred at such time, have been permitted to be incurred by a Subsidiary for all purposes of this Agreement or (B) as an Unrestricted Subsidiary if all Liens and Indebtedness of such Liberty Subsidiary outstanding immediately following such Redesignation would, if incurred at such time, have been permitted to be incurred by an Unrestricted Subsidiary for all purposes of this Agreement.

(e)            Each Designation, Revocation, Liberty Subsidiary Designation and Redesignation will be effective as of the date of the Borrower’s delivery to the Administrative Agent of a certificate executed by a Responsible Officer of the Borrower certifying compliance with the applicable requirements of Section 6.11 (in the case of a Liberty Subsidiary Designation) and this Section 6.16 in connection with such Designation, Revocation, Liberty Subsidiary Designation or Redesignation.

(f)            Not later than the 30th day after the date of a Revocation or Redesignation, as applicable, the Borrower shall cause Subsidiary resulting therefrom to comply with the provisions of Section 6.11 as if such Subsidiary was formed or acquired on the date of such Revocation or Redesignation.

Section 6.17         CoBank Equity and Security.

(a)            So long as CoBank (or its affiliate) is a Lender hereunder, the Borrower shall (i) maintain its status as an entity eligible to borrow from CoBank (or its affiliate) and (ii) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank (or its affiliate) may not exceed the maximum amount permitted by the Bylaws and Capital Plan on the Amendment Effective Date. The Borrower acknowledges receipt of a copy of (x) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report and (y) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the CoBank Equities as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)            Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its (or its affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)            Notwithstanding anything herein or in any other Loan Document, each party hereto acknowledges that: (i) CoBank has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit; (ii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, foreclose on its statutory first Lien on the CoBank Equities and/or set off the value thereof or of any cash patronage against the Obligations; (iii) during the existence of any Event of Default, CoBank may at its sole discretion, but shall not be required to, without notice except as required by applicable law, retire and cancel all or part of the CoBank Equities owned by or allocated to the Borrower in accordance with the Farm Credit Act of 1971 (as amended from time to time) and any regulations promulgated pursuant thereto in total or partial liquidation of the Obligations for such value as may be required pursuant applicable law and CoBank’s Bylaws and Capital Plan (as each may be amended from time to time); (iv) the CoBank Equities shall not constitute security for the Obligations due to the Administrative Agent, any other Lender or any other Secured Party; (v) to the extent that any of the Loan Documents create a Lien on the CoBank Equities, such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder; (vi) any setoff effectuated pursuant to the preceding clauses (ii) or (iii) may be undertaken whether or not the Obligations are currently due and payable; and (vii) CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise. The Borrower acknowledges that any corresponding tax liability associated with CoBank’s application of the value of the CoBank Equities to any portion of the Obligations is the sole responsibility of the Borrower.

ARTICLE 7

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder (other than contingent or indemnification obligations not then due) shall have been paid in full in cash and all Letters of Credit have expired (or have been cash collateralized or otherwise provided for in full in a manner reasonably satisfactory to the Issuing Bank) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1         Indebtedness.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume any Indebtedness, except each of the following:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness existing on the Amendment Effective Date and, to the extent in excess of $2,500,000, set forth in Schedule 7.1, and Other Refinancing Indebtedness with respect thereto;

(c)            Indebtedness (i) of the Borrower owed to any Subsidiary Guarantor, (ii) of any Subsidiary owed to the Borrower or any Subsidiary Guarantor, (iii) of any Excluded Subsidiary owed to any Subsidiary or the Borrower, and (iv) Indebtedness of any Loan Party to any Subsidiary that is not a Guarantor, so long as such Indebtedness in this clause (iv) is subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent (including pursuant to any global intercompany note in form and substance reasonably acceptable to the Administrative Agent);

(d)            Guarantees (i) by the Borrower of Indebtedness of any Subsidiary Guarantor, (ii) by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor, and (iii) by any Excluded Subsidiary of Indebtedness of the Borrower or any Subsidiary;

(e)            Indebtedness (whether secured or unsecured) of the Borrower or any Subsidiary under Hedging Agreements entered into for non-speculative purposes;

(f)            unsecured Indebtedness of the Borrower not in excess of $600,000,000 in aggregate principal amount in respect of the Senior Notes;

(g)            unsecured Indebtedness of the Borrower that constitutes Other Replacement Debt in respect of the Senior Notes (the principal amount of which may be increased in the same transaction to the extent permitted by Section 7.1(p)); provided that (i) the Other Refinancing Condition shall have been satisfied and (ii) immediately after the incurrence thereof, no Event of Default shall or would exist;

(h)            (A) Indebtedness (whether secured or unsecured) of Excluded Subsidiaries in an aggregate principal amount outstanding not to exceed the greater of (x) $400,000,000 and (y) 100.0% of Trailing Adjusted Operating Cash Flow (such amount measured solely when incurred, created or assumed) in connection with Permitted NMTC Transactions; provided that immediately before and immediately after the incurrence thereof, no Default shall or would exist, and (B) guarantees by any Loan Party of any such Indebtedness;

(i)            Indebtedness consisting of unsecured guaranties by the Borrower and/or the Subsidiary Guarantors of Indebtedness permitted under Section 7.1(f), Section 7.1(g), or Section 7.1(p);

(j)            Indebtedness (whether secured or unsecured) of one or more of the Excluded Subsidiaries not in excess of the greater of (x) $132,000,000 and (y) 33.0% of Trailing Adjusted Operating Cash Flow in aggregate principal amount at any one time outstanding (such amount measured solely when incurred, created or assumed); provided that immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist, and any Other Refinancing Indebtedness with respect thereto;

(k)            Indebtedness of a Person who becomes a Subsidiary in connection with an Acquisition permitted by Section 7.5(e) or assumed by the Borrower or any Subsidiary in connection with an Acquisition permitted by Section 7.5(e), provided that (i) such Indebtedness is not incurred in contemplation of such Acquisition, (ii) the aggregate principal amount of all such Indebtedness under this Section 7.1(k) shall not exceed the sum of (1) the greater of (x) $32,000,000 and (y) 8.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed) plus (2) an unlimited amount, so long as (x) in the case of Indebtedness incurred under this clause (k) that is secured by a Lien on any of the Collateral on an equal priority basis or senior priority basis with the Liens securing the First Lien Obligations or secured by assets of the Borrower and the Subsidiaries that are not Collateral, the First Lien Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 4.00 to 1.00, (y) in the case of Indebtedness incurred under this clause (k) that is secured by a Lien on any of the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, the Secured Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 4.50 to 1.00 and (z) in the case of Indebtedness incurred under this clause (k) that is unsecured, the Total Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 6.50 to 1.00 and (iii) if any Indebtedness incurred under this clause (k) is secured by Liens on the Collateral, the holders of such Indebtedness (or an agent on their behalf) shall have entered into the applicable Intercreditor Agreement (or, if such Intercreditor Agreement shall then exist, shall have become a party to and otherwise bound by the terms thereof), and in each case any Other Refinancing Indebtedness with respect thereto;

(l)            (x) Indebtedness incurred by the Borrower or any Subsidiary prior to or within 180 days after the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets in order to finance such acquisition, lease, construction, repair, replacement or improvement (whether through the direct purchase of property or the Equity Interests of any person owning such property) and (y) Capital Lease Obligations, in an aggregate principal amount under this clause (l) not to exceed the greater of (x) $132,000,000 and (y) 33.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed), and any Other Refinancing Indebtedness with respect thereto; provided that, with respect to Indebtedness incurred in accordance with clause (y), immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist;

(m)            Capital Lease Obligations of the Borrower or any one or more of the Subsidiary Guarantors to any one or more of the Excluded Subsidiaries (other than an Unrestricted Subsidiary) in an aggregate principal amount not to exceed the greater of (x) $64,000,000 and (y) 16.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed); provided that (i) each such Capital Lease Obligation shall be on terms and conditions not less favorable to the Borrower or such Subsidiary Guarantor than could be obtained on an “arm’s length” basis from unrelated third parties and (ii) immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist;

(n)            Indebtedness incurred in connection with Sale and Leaseback Transactions involving any Tower (excluding antennae and electronic communications equipment), which, to the extent secured by Liens, is secured solely by one or more Towers and the proceeds thereof; provided that (i) the aggregate principal amount of all such Indebtedness shall not exceed the greater of (x) $160,000,000 and (y) 40.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed), and (ii) immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist, and any Other Refinancing Indebtedness with respect thereto;

(o)            Indebtedness (whether secured or unsecured) of the Borrower or any of the Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $26,800,000 and (y) 6.7% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed), and any Other Refinancing Indebtedness with respect thereto; provided that immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist;

(p)            unsecured Indebtedness of the Borrower or any of the Subsidiaries; provided that (i) all such Indebtedness incurred after the Amendment Effective Date shall have a final stated maturity date that is no earlier than the Existing Revolving Facility Maturity Date, (ii) immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist and (iii) immediately after giving Pro Forma Effect thereto, the Total Leverage Ratio would not exceed 6.50:1.00, and any Other Refinancing Indebtedness with respect thereto;

(q)            Indebtedness of the Borrower and the Subsidiaries incurred after the Amendment Effective Date in respect of Investments made after the Amendment Effective Date and permitted by Section 7.4(h);

(r)            obligations of the Borrower or any of the Subsidiaries owed to the Borrower or any of the Subsidiaries under services agreements for the provision of network capacity to the extent characterized as Capital Lease Obligations;

(s)            Indebtedness of any one or more Securitization Entities in connection with one or more Securitizations with an aggregate principal amount not in excess of the greater of (x) $200,000,000 and (y) 50.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed), and any Other Refinancing Indebtedness with respect thereto;

(t)            secured Indebtedness of the Borrower or any of the Subsidiaries; provided that (i) all such Indebtedness incurred after the Amendment Effective Date shall have a final stated maturity date that is no earlier than the Existing Revolving Facility Maturity Date, (ii) immediately before and immediately after the incurrence thereof, no Event of Default shall or would exist, (iii) immediately after giving Pro Forma Effect thereto, (x) in the case of Indebtedness incurred under this clause (t) that is secured by a Lien on any of the Collateral on an equal priority basis or senior priority basis with the Liens securing the First Lien Obligations or secured by assets of the Borrower and the Subsidiaries that are not Collateral, the First Lien Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.00 to 1.00 or (y) in the case of Indebtedness incurred under this clause (t) that is secured by a Lien on any of the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, the Secured Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.50 to 1.00, and (iv) if any Indebtedness incurred under this clause (t) is secured by Liens on the Collateral, the holders of such Indebtedness (or an agent on their behalf) shall have entered into the applicable Intercreditor Agreement (or, if such Intercreditor Agreement shall then exist, shall have become a party to and otherwise bound by the terms thereof), and any Other Refinancing Indebtedness with respect thereto;

(u)            Indebtedness in an aggregate principal amount (such outstanding amount measured solely when incurred, created or assumed) not to exceed 100% of the Net Proceeds received by the Borrower after the Amendment Effective Date from the issuance and sale of its Qualified Equity or any cash contribution to its common equity that, in each case, is Not Otherwise Applied, and any Other Refinancing Indebtedness with respect thereto;

(v)            Permitted Incremental Equivalent Debt and any Other Refinancing Indebtedness with respect thereto;

(w)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(x)            to the extent constituting Indebtedness, (i) obligations in an aggregate amount not exceeding $350,000,000 related to grants or awards from governmental entities, non-profit entities or other foundations and (ii) guarantees by any Loan Party of any such Indebtedness;

For purposes of determining compliance with this Section 7.1: (i) in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (x) above, the Borrower, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness (or a portion thereof) in such of the above clauses as determined by the Borrower at such time; provided that all Indebtedness incurred hereunder on the Amendment Effective Date will, at all times, be treated as incurred on the Amendment Effective Date under Section 7.1(a) and may not be reclassified; and (ii) the Borrower is entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first paragraph of this Section 7.1 in accordance with Section 1.6, subject to the proviso to the preceding clause (i).

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.1. The principal amount of any non-interest-bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 7.2         Liens.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)            Liens created under the Loan Documents;

(b)            Permitted Encumbrances;

(c)            any Lien on any property or asset of the Borrower or any Subsidiary to the extent existing on the Amendment Effective Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $2,500,000, set forth in Schedule 7.2; provided that such Lien shall secure only those obligations which it secured on the Amendment Effective Date and any extensions, renewals and replacements thereof that do not increase the amount thereof, other than accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with any such extension, renewal or replacement;

(d)            (i) Liens to secure the Indebtedness permitted by Section 7.1(e), (k)(ii)(1), (k)(2)(x), (k)(2)(y), (l), (m), (n), (o), (r), (t) or (v), (ii) Liens (other than Liens on Collateral) to secure the Indebtedness permitted by Section 7.1(h) or (j) and (iii) Liens securing grants or awards from governmental entities, non-profit entities or other foundations so long as the aggregate repayment obligations (if any) due and payable under such grants or awards do not exceed $350,000,000 at any one time outstanding (such amount measured solely when any such repayment obligation becomes due and payable);

(e)            any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Amendment Effective Date prior to the time such Person became or becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary (plus (A) improvements on such property, accessions, proceeds, replacements or distributions in respect thereof, and (B) if such Liens encumbered types of assets, additional assets of that same type) and (iii) such Lien shall secure only the Indebtedness and other obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any Other Refinancing Indebtedness in respect of such Indebtedness;

(f)            any encumbrance or restriction (including, without limitation, put and call agreements and transfer restrictions, but not other Liens) with respect to the Equity Interest of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

(g)            Liens in an aggregate amount not exceeding the greater of (x) $20,000,000 and (y) 5.0% of Trailing Adjusted Operating Cash Flow at any one time outstanding (such amount measured solely when incurred, created or assumed);

(h)            Liens on Equity Interests of Unrestricted Subsidiaries securing obligations of such Unrestricted Subsidiaries;

(i)            Liens on the property of any Securitization Entity pursuant to a Securitization, the sale of accounts receivable pursuant to a Securitization and Liens resulting from the characterization of such sale as secured indebtedness; and

(j)            any modifications, replacements, renewals or extensions (or successive modifications, replacements, renewals or extensions), in whole or in part, of any Liens referred to in any of clauses (c), (d) or (e); provided, that any such Lien will be limited to all or part of the same property that secured the original Lien (plus (i) improvements on such property, accessions, proceeds, replacements or distributions in respect thereof, and (ii) if such Liens encumbered types of assets, additional assets of that same type).

For purposes of determining compliance with this Section 7.2, (i) a Lien need not be incurred solely by reference to one clause described in the preceding paragraph, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the clauses described in the preceding paragraph, the Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such clauses in any manner at any time in accordance with Section 1.6; provided that the Liens securing Indebtedness incurred hereunder on the Amendment Effective Date will, at all times, be treated as incurred under clause (a) of the preceding paragraph and may not be reclassified in accordance with Section 1.6.

Section 7.3         Fundamental Changes.

(a)            The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, provided that both immediately before and after giving effect thereto, no Event of Default shall or would exist:

(i)            the Borrower may merge or consolidate with any Person; provided that (x) (a) the Borrower shall be the surviving entity thereof or (b) if the surviving entity is not the Borrower (such other person, the “Successor Borrower”), (i) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement hereto confirmed that its Guarantee hereunder shall apply to any Successor Borrower’s obligations under this Agreement, (iv) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (iii) and (v) the Successor Borrower shall have delivered to the Administrative Agent (1) a certificate of a Responsible Officer stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (2) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not create a Default under this Agreement and covering such other matters as the Administrative Agent may reasonably request (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement), (y) immediately after giving effect thereto, the Borrower or the Successor Borrower, as applicable, shall be in compliance on a Pro Forma Basis with the Financial Covenant as of the most recent fiscal quarter end (assuming, for purposes of the Financial Covenant, that all mergers, acquisitions and dispositions consummated since the first day of such fiscal quarter, had occurred on the first day of such fiscal quarter) and (z) to the extent reasonably requested by the Administrative Agent at least 10 Business Days prior to the consummation of such transaction, the Administrative Agent shall have received at least three Business Days prior to such consummation all documentation and other information in respect of the Successor Borrower required under applicable “know your customer” and Anti-Money Laundering Laws;

(ii)            (A) any Subsidiary may merge or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving Person, (B) any Subsidiary Guarantor may merge or consolidate with or into any Subsidiary in a transaction in which a Subsidiary Guarantor is the surviving Person, and (C) any Excluded Subsidiary may merge or consolidate with or into any other Subsidiary (including another Excluded Subsidiary) in a transaction in which such other Subsidiary is the surviving Person;

(iii)            any Subsidiary may merge or consolidate with any other Person; provided that (x) either such Subsidiary is the surviving Person and such merger or consolidation is not prohibited by Section 7.5 or (y) such other Person is the surviving Person and either such merger or consolidation is not prohibited by Section 7.7 or such merger or consolidation is not prohibited by Section 7.5; provided, further, that if such Subsidiary was a Subsidiary Guarantor and such other Person is the surviving Person, (a) such surviving Person shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) such successor Person shall, to the extent required by, and in accordance with, Section 6.11, become a Subsidiary Guarantor by expressly assuming all the obligations of applicable Subsidiary Guarantor under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(iv)            (A) the Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Subsidiary Guarantor, (B) any Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to any other Subsidiary Guarantor (upon voluntary liquidation or dissolution or otherwise), and (C) any Excluded Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or any Subsidiary (upon voluntary liquidation or dissolution or otherwise);

(v)            any Subsidiary may sell, transfer, lease or otherwise dispose of its assets, provided that such sale, transfer, lease or other disposition is permitted by (i) Section 7.7 (other than Section 7.7(c)(ii)) or (ii) Section 7.8 (other than Section 7.8(n)(ii)); and

(vi)            any Subsidiary may liquidate, wind up or dissolve so long as (A) the assets of any such Subsidiary that is a Subsidiary Guarantor are transferred to the Borrower or another Subsidiary Guarantor, or (B) the assets of any such Subsidiary that is an Excluded Subsidiary are transferred to the Borrower or a Subsidiary;

provided further that, any determination as to whether a Person (including the Borrower or any Subsidiary) has sold, transferred, leased or otherwise disposed of all or substantially all of its assets in connection with any transaction shall exclude from such determination all Liberty Dividend Assets involved in such transaction. Notwithstanding anything herein to the contrary, any transaction by the Borrower or any Subsidiary the purpose of which is to redomesticate such entity in any United States jurisdiction (including any state or territory thereof or the District of Columbia) shall be permitted under the Loan Documents so long as such redomestication is for a bona fide business purpose.

(b)            The Borrower will not, and will not permit any Subsidiary thereof to, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Amendment Effective Date, the ownership of the Equity Interests of any Liberty Subsidiary or the Contributed Ventures Assets, and businesses which are now, or which in the future shall have become, reasonably related thereto or a reasonable extension thereof, and any other Similar Business.

Section 7.4         Investments.

The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, or make any Guarantee of any obligations of, any other Person (all of the foregoing, “Investments”), except:

(a)            Investments in Cash Equivalents;

(b)            (i) Investments existing on, or contractually committed as of, the Amendment Effective Date and, to the extent the Fair Market Value of any such Investment is in excess of $2,500,000, set forth on Schedule 7.4, (ii) Investments existing on the Amendment Effective Date by the Borrower in the Equity Interests of any subsidiary and of any Subsidiary in any subsidiary, and (iii) Investments in CoBank Equities and any other stock or securities of, or Investments in, CoBank or its investment services or programs;

(c)            Investments by any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(d)            Investments permitted by (i) Section 7.3, (ii) Section 7.5 (other than Section 7.5(d)) or (iii) Section 7.9;

(e)            Investments (i) made by the Borrower in any Subsidiary Guarantor, (ii) made by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, (iii) made by any Excluded Subsidiary in any other Excluded Subsidiary, or (iv) by any Subsidiary in any Loan Party;

(f)            loans, advances and Guarantees of Indebtedness permitted by Section 7.1;

(g)            Guarantees by the Borrower or any Subsidiary to the extent that, immediately before and immediately after giving Pro Forma Effect thereto (i) no Default shall or will exist, and (ii) the Secured Leverage Ratio would not be greater than 4.00:1.00;

(h)            Investments (other than Guarantees) by the Borrower and the Subsidiaries to the extent that immediately before and immediately after giving effect thereto no Default shall or would exist, and

(i)            immediately before and immediately after giving Pro Forma Effect thereto the Secured Leverage Ratio would not be greater than 4.00:1.00, or

(ii)            immediately after giving effect thereto (1) the aggregate outstanding principal balance of all debt Investments (valued at the time of the making thereof) made pursuant to this Section 7.4(h)(ii) since the Amendment Effective Date would not exceed the greater of (x) $32,000,000 and (y) 8.0% of Trailing Adjusted Operating Cash Flow, and (2) the aggregate outstanding amount of all other Investments (valued at the time of the making thereof) made pursuant to this Section 7.4(h)(ii) since the Amendment Effective Date would not exceed the greater of (x) $32,000,000 and (y) 8.0% of Trailing Adjusted Operating Cash Flow;

(i)            Investments under Hedging Agreements permitted hereunder;

(j)            Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 7.7;

(k)            Investments arising out of the receipt by the Borrower or any Subsidiary of Restricted Payments permitted under Section 7.8 (other than Section 7.8(n)(iii)) or from any Liberty Subsidiary;

(l)            Investments by the Borrower or any Subsidiary in an amount not to exceed the Cumulative Credit at the time of the making of such Investment (measured as of the date such Investment is made); provided that no Event of Default has occurred and is continuing or would result therefrom;

(m)            Investments pursuant to Permitted NMTC Transactions;

(n)            Investments received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any Subsidiary in settlement of obligations and disputes;

(o)            Investments in Excluded Subsidiaries to the extent funded with the proceeds of a concurrent distribution from one or more Excluded Subsidiaries;

(p)            loans and advances to employees in the ordinary course of business not in excess of the greater of (x) $20,000,000 and (y) 5.0% of Trailing Adjusted Operating Cash Flow in aggregate principal amount outstanding at any one time (such amount measured solely when such loans or advances are made);

(q)            [reserved];

(r)            Investments between or among the Borrower, the Subsidiaries and the Liberty Subsidiaries for cash management purposes in the ordinary course of business;

(s)            Investments to the extent that payment for such Investments is made with Qualified Equity of the Borrower that is Not Otherwise Applied;

(t)            Investments by the Borrower or any Subsidiary in a Liberty Subsidiary (x) with the proceeds of any contribution to the common equity capital of the Borrower or the sale of Equity Interests of the Borrower permitted under Section 7.7 or (y) that consists of a capital contribution (by means of any transfer of cash or other property) by the Borrower or any Subsidiary, the proceeds of which are then promptly used by such Liberty Subsidiary to make a capital contribution, dividend or distribution to a Subsidiary;

(u)            [reserved]; and

(v)            Investments in Unrestricted Subsidiaries or in joint ventures in an amount outstanding pursuant to this clause (v) (valued at the time of the making thereof,) not to exceed the greater of (x) $12,000,000 and (y) 3.0% of Trailing Adjusted Operating Cash Flow; provided that in the case of clauses (h), (l), (o) and (v) above, no Investment in an Unrestricted Subsidiary made pursuant to any such clause may be in the form of intellectual property that is material to the business of the Borrower and its Subsidiaries. For the avoidance of doubt, the outstanding amount of any Investment made pursuant to this Section 7.4 shall be reduced by any returns on such Investments received by the Borrower or any Subsidiary without duplication of any returns on Investments that increase the Cumulative Credit.

For purposes of determining compliance with this Section 7.4, (i) an Investment need not be incurred solely by reference to one clause described in the preceding paragraph, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the clauses described in the preceding paragraph, the Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Investment (or any portion thereof) among one or more of such clauses in any manner at any time.

Section 7.5         Acquisitions.

The Borrower will not, and will not permit any Subsidiary to (i) purchase or otherwise acquire (in any one transaction or any series of related transactions and, including by merger, consolidation or otherwise) (1) all or substantially all of the property of any Person or (2) any business or division of any Person, or (ii) cause any Person to become a Subsidiary thereof (each of the transactions described in clauses (i) and (ii) immediately above, an “Acquisition”), except:

(a)            Acquisitions by (i) the Borrower from any Subsidiary Guarantor, (ii) any Subsidiary Guarantor from the Borrower or any other Subsidiary, and (iii) the Borrower or any Subsidiary Guarantor from any Subsidiary or, in the case of Permitted NMTC Transactions, NMTC Subsidiary;

(b)            Acquisitions by any Excluded Subsidiary from any other Excluded Subsidiary; provided that after giving effect to any such Acquisition no Unrestricted Subsidiary shall own any intellectual property that is material to the business of the Borrower and its Subsidiaries;

(c)            Acquisitions by the Borrower or any Subsidiary involving consideration to be paid by the Borrower and the Subsidiaries in an amount not to exceed the Cumulative Credit at the time of the making of such Acquisition (measured as of the date such Acquisition is made); provided that no Event of Default has occurred and is continuing or would result therefrom;

(d)            Acquisitions permitted by Section 7.4 (other than Section 7.4(d)(ii));

(e)            Acquisitions by the Borrower or any Subsidiary, if each of the following conditions is met:

(i)            immediately before and immediately after giving effect thereto no Default shall or would exist;

(ii)            the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such transaction (which opposition has not been publicly withdrawn);

(iii)            all transactions in connection therewith shall be consummated in accordance with all applicable requirements of law (including, without limitation, all State Law and State Regulations);

(iv)            [reserved]; and

(v)            (A) immediately before and immediately after giving Pro Forma Effect to such transaction, the Secured Leverage Ratio would not be greater than 4.00:1.00, or (B) immediately after giving effect thereto, the aggregate consideration paid by the Borrower and the Subsidiaries pursuant to this Section 7.5(e)(v)(B) since the Amendment Effective Date would not exceed the greater of (x) $32,000,000 and (y) 8.0% of Trailing Adjusted Operating Cash Flow (such amount measured solely when any such Acquisition is consummated);

provided that the aggregate amount of Acquisitions of Subsidiaries of the Borrower that are not Subsidiary Guarantors under this clause (e) shall not exceed the greater of (x) $32,000,000 and (y) 8.0% of Trailing Adjusted Operating Cash Flow (such amount measured solely when such Acquisition is consummated);

(f)            Acquisitions arising out of the receipt by the Borrower or any Subsidiary of property or assets pursuant to an asset sale made by a Liberty Subsidiary; and

(g)            Acquisitions made on or prior to the Amendment Effective Date in compliance with the Existing Credit Agreement.

For purposes of determining compliance with this Section 7.5, (i) an Acquisition need not be incurred solely by reference to one clause described in the preceding paragraphs, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that an Acquisition (or any portion thereof) meets the criteria of one or more of the clauses described in the preceding paragraphs, the Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Acquisition (or any portion thereof) among one or more of such clauses in any manner at any time.

Section 7.6         [Reserved].

Section 7.7         Dispositions.

The Borrower will not, and will not permit any Subsidiary to, Dispose (including pursuant to a merger or a Division) of any asset (other than cash and Cash Equivalents), including any Equity Interest (but not including the issuance of any Equity Interest of the Borrower), and the Borrower will not permit any Subsidiary to issue any Equity Interest, except:

(a)            (i) sales, transfers, leases and other dispositions of used or surplus equipment or other obsolete or, in the reasonable judgment of Borrower, unnecessary assets, (ii) the licensing of intellectual property by the Borrower to any Subsidiary Guarantor, (iii) the substantially contemporaneous exchange of equipment by any Subsidiary for property of a like kind, to the extent that the equipment received by such Subsidiary in such exchange is of a value equivalent to the value of the equipment exchanged (provided that after giving effect to such exchange, the value of the property subject to perfected first priority Liens in favor of the Administrative Agent under the Security Documents is not materially reduced), and (iv) the sale, transfer or other disposition of property and inventory in the ordinary course of business;

(b)            sales, transfers, leases and other dispositions (i) made by the Borrower to any Subsidiary Guarantor, (ii) made by any Subsidiary to the Borrower or any Subsidiary Guarantor, and (iii) made by any Excluded Subsidiary to any other Excluded Subsidiary or to the Borrower or any Subsidiary;

(c)            (i) Liens permitted by Section 7.2, (ii) sales, transfers, leases and other dispositions permitted by Section 7.3 (other than Section 7.3(a)(iii)(y) (solely as it refers to this Section 7.7)), (iii) Investments permitted by Section 7.4, (iv) Acquisitions permitted by Section 7.5, (v) Sale and Leaseback Transactions permitted by Section 7.6, and (vi) Restricted Payments permitted by Section 7.8 (other than Section 7.8(n)(vi));

(d)            the sale, transfer, lease and other disposition or abandonment of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Subsidiary Guarantors taken as a whole;

(e)            the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not part of any bulk sale or financing of receivables);

(f)            sales of accounts receivable, proceeds thereof and interests therein under any Securitization;

(g)            issuances of Equity Interests (i) by any Subsidiary (x) to the Borrower or any Subsidiary or (y) to any other Person so long as the issuance of such Equity Interests are made pro rata based on the ownership of the Equity Interests of such Subsidiary immediately prior to such issuance, (ii) by any Excluded Subsidiary to any other Excluded Subsidiary (other than any Unrestricted Subsidiary) or to the Borrower or any Subsidiary and (iv) by GCI Holdings to Ventures Holdco or any other Liberty Subsidiary (provided that such other Liberty Subsidiary pledges such Equity Interests pursuant to the Ventures Holdco Pledge Agreement or another pledge agreement in form and substance substantially similar to the Ventures Holdco Pledge Agreement);

(h)            any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)            issuances of Equity Interests by any Subsidiary to the extent arising out of (i) an Investment by the Borrower or any other Subsidiary permitted by Section 7.4, (ii) a sale, transfer or other disposition by the Borrower or any Subsidiary permitted by Section 7.7(j), or (iii) a Restricted Payment made by the Borrower or any Subsidiary permitted by Section 7.8;

(j)            sales, transfers, leases and other dispositions of assets by the Borrower or any Subsidiary and issuances of Equity Interests by a Subsidiary, if each of the following conditions is met:

(i)            immediately before and immediately after giving effect thereto, no Default shall exist or would occur;

(ii)            the aggregate consideration received by the Borrower and the Subsidiaries in connection therewith shall not be less than the Fair Market Value of the property transferred by the Borrower and the Subsidiaries in connection therewith;

(iii)            the terms thereof shall be “arm’s length”; and

(iv)            immediately before and immediately after giving Pro Forma Effect thereto, the Secured Leverage Ratio would not be greater than 4.00:1.00;

(k)            sales, transfers, leases and other dispositions of Real Property owned by the Borrower or any Subsidiary as of the Amendment Effective Date or Towers in a Sale and Leaseback Transaction to the extent that the incurrence of Indebtedness and Liens with respect to such transaction are permitted by Section 7.1 and Section 7.2;

(l)            sales, transfers, leases and other dispositions of Equity Interests of any Liberty Subsidiary by the Borrower or any Subsidiary;

(m)            the Disposition of property; provided that (i) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in connection therewith consists of cash or Cash Equivalents (provided, however, that (x) any Designated Non-Cash Consideration received by the Borrower or the applicable Subsidiary having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (i) that is at that time outstanding, not in excess of the greater of (1) $32,000,000 and (2) 8.0% of Trailing Adjusted Operating Cash Flow, calculated at the time of the receipt of the Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash consideration, (y) any securities, notes or other obligations or assets received by the Borrower or any Subsidiary from such transferee or in connection with such Disposition (including earn-outs and similar obligations) that are converted by the Borrower or a Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Disposition, shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration and (z) any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower or such Subsidiary shall have been validly released by the applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed), (ii) at the time of such Disposition no Event of Default exists or would result therefrom and (iii) the Net Proceeds thereof are applied in accordance with Section 2.7(c);

(n)            (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; and

(o)            terminations or unwinds of Hedging Agreements; provided that notwithstanding the foregoing, in no event shall the Borrower or any Subsidiary dispose of, contribute or otherwise transfer to an Unrestricted Subsidiary any intellectual property that is material to the business of the Borrower and its Subsidiaries.

Section 7.8         Restricted Payments.

The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay for or make any Restricted Payment, except:

(a)            the Borrower may declare and pay dividends and other distributions with respect to its Equity Interests payable solely in common Equity Interests;

(b)            (i) any Subsidiary may declare and make Restricted Payments to the Borrower or any other Subsidiary, and (ii) any Excluded Subsidiary may declare and pay Restricted Payments to the Borrower or any Subsidiary;

(c)            any Subsidiary that is not a Wholly Owned Subsidiary may declare and pay cash dividends to its equity holders generally so long as the Borrower (or a Subsidiary thereof which owns the equity interests in the Subsidiary paying such dividend) receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Subsidiary paying such dividend and taking into account the relative preferences, if any, of the various classes of Equity Interests issued by such Subsidiary);

(d)            all Restricted Payments made on or prior to the Amendment Effective Date in compliance with the Existing Credit Agreement;

(e)            the Borrower may declare and pay Restricted Payments directly or indirectly to any direct or indirect parent of the Borrower (A) to permit payment of franchise and similar Taxes, and other fees and expenses, required to maintain its corporate existence, (B) for any taxable period (or portion thereof) for which the Borrower and/or any of its subsidiaries are members of a consolidated, combined or similar income, franchise, or similar Tax group for U.S. federal and/or applicable state or local income, franchise, or similar Tax purposes of which a current or former direct or indirect parent of the Borrower (or the successor thereto) is the common parent (a “Tax Group”) or for which the Borrower is a disregarded entity or a partnership owned directly or indirectly by a corporate parent (a “Corporate Parent”), to pay the portion of any consolidated, combined or similar U.S. federal, state or local income, franchise, or similar Taxes of such Tax Group (either directly or through a payment under the GCI Divestiture Tax Sharing Agreement), or the portion of the U.S. federal, state or local income, franchise, or similar Taxes of such Corporate Parent (or any consolidated, combined or similar income, franchise or similar Tax group of which such Corporate Parent is a member), as applicable, for such taxable period (or portion thereof) that are attributable to the income or, for franchise and similar tax purposes, other applicable Tax items (including, without limitation, gross receipts) of the Borrower and/or its applicable subsidiaries; provided that (i) for any taxable period, the amount distributable under this Section 7.8(e)(B) to direct or indirect parents of the Borrower, in the aggregate shall not exceed the amount of such Taxes that the Borrower and/or its applicable subsidiaries would have paid had the Borrower and/or such subsidiaries, as applicable, been a stand-alone corporate taxpayer (or stand-alone corporate group) for all relevant taxable periods (or portions thereof) and (ii) distributions in respect of an Unrestricted Subsidiary shall be permitted under this paragraph (e) only to the extent that cash distributions were made by such Unrestricted Subsidiary to any Loan Party for such purpose, (C) to permit payments with respect to each applicable taxable year required to be paid by GCI Liberty (or its successor or assign) pursuant to the GCI Divestiture Tax Receivables Agreement, to the extent such payments (x) are (i) based on actual cash Tax savings resulting from the basis step-up attributable to elections (including protective elections) under Section 336(e) or 338(h)(10) of the Code and the US Treasury regulations thereunder (and any comparable provisions of state or local tax law) in connection with the GCI Spin-Off and (ii) attributable (based on the computation set forth in the GCI Divestiture Tax Receivables Agreement) to the portion of such basis step-up resulting from Applicable Taxes exceeding $420,000,000, or (y) consist of any interest on any payments permitted to be funded under clause (x), excluding, for the avoidance of doubt, any payments of any accelerated lump sum amount (resulting from any early termination of the GCI Divestiture Tax Receivables Agreement or otherwise) to the extent such accelerated lump sum amount exceeds the amount that would have been payable under the GCI Divestiture Tax Receivables Agreement with respect to the applicable taxable year in the absence of such acceleration, and (D) without duplication of any amounts otherwise permitted under Section 7.8(e)(A), (B) or (C), to permit any payment required to be made by GCI Liberty (or its successor or assign), in connection with any dispute under the GCI Divestiture Tax Sharing Agreement, of GCI Liberty’s portion of the costs of any mediator or independent accountant;

(f)            the Borrower or any Subsidiary may make Restricted Payments in an aggregate amount not to exceed the Cumulative Credit at such time; provided that Restricted Payments made pursuant to this clause (f) with the OCF Builder Prong or the Starter Prong of the Cumulative Credit shall only be permitted (A) so long as no Event of Default has occurred and is continuing or would result therefrom and (B) if, after giving Pro Forma Effect to such Restricted Payment, the Secured Leverage Ratio would not exceed 4.50 to 1.00;

(g)            the Borrower or any Subsidiary may declare and pay Restricted Payments; provided that (i) immediately before and immediately after giving effect thereto no Default shall or would exist, and (ii)(A) immediately before and after giving Pro Forma Effect thereto the Secured Leverage Ratio would not exceed 4.00:1.00, or (B) immediately after giving effect thereto, the amount of all Restricted Payments made pursuant to this Section 7.8(g)(ii)(B) since the Amendment Effective Date would not exceed the greater of (x) $20,000,000 and (y) 5.0% of Trailing Adjusted Operating Cash Flow in the aggregate (such amount measured solely when any such Restricted Payment is made);

(h)            the distribution, as a dividend or otherwise, or other transfer or disposition of shares of Equity Interests in (i) Unrestricted Subsidiaries (other than Unrestricted Subsidiaries substantially all the assets of which are cash and Cash Equivalents) or, (ii) if immediately before and after giving Pro Forma Effect thereto the Secured Leverage Ratio would not exceed 4.00:1.00, Liberty Subsidiaries;

(i)            the Borrower or any Subsidiary may declare or pay Restricted Payments between or among the Borrower, any Subsidiary or any Liberty Subsidiary for cash management purposes in the ordinary course of business;

(j)            any Subsidiary may declare or pay Restricted Payments to a Liberty Subsidiary the proceeds of which are then promptly used to declare or pay, as applicable, a Restricted Payment to the Borrower or any Subsidiary Guarantor;

(k)            the Borrower or any Subsidiary may declare or pay Restricted Payments with the proceeds of any dividend, distribution or capital contribution received by the Borrower or such Subsidiary from a Liberty Subsidiary; provided that at the time of such dividend, distribution or capital contribution from such Liberty Subsidiary and after giving effect thereto (x) no Default or Event of Default shall have occurred and be continuing and (y) the Secured Leverage Ratio shall not exceed 4.50:1.00;

(l)            the Borrower may declare or pay any Restricted Payment in cash, provided that (x) immediately before and immediately after giving effect to such Restricted Payment no Default shall exist or would occur, and (y) the proceeds thereof are used promptly (i) for the payment of principal and interest payments then due and owing in respect of Indebtedness of its parent companies or (ii) to fund any amounts payable pursuant to preferred stock issued by its parent companies;

(m)            [reserved];

(n)            to the extent constituting a Restricted Payment, Restricted Payments may be made under any transactions permitted by (i) Section 7.1, (ii) Section 7.3 (other than Section 7.3(a)(v)(ii)), (iii) Section 7.4, (iv) Section 7.5, (v) Section 7.6, (vi) Section 7.7 (other than Section 7.7(c)(vi)) and (vii) Section 7.9; and

(o)            the Borrower or any Subsidiary may make Restricted Payments that are used to purchase, redeem, retire, acquire, cancel or terminate Equity Interests of the Borrower or any Parent Company, as the case may be, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates); provided, however, that the amount paid in connection with all such Restricted Payments pursuant to this clause (o) shall not exceed in any fiscal year the greater of (x) $15,000,000 (with unused amounts in any fiscal year permitted to be applied in any subsequent fiscal year) and (y) 5.0% of Trailing Adjusted Operating Cash Flow (such amount measured solely when made)

Section 7.9         Prepayments.

The Borrower will not, and will not allow any Subsidiary to, (x) prepay any interest owing under the Senior Notes or Other Replacement Debt or (y) voluntarily prepay, repurchase, redeem of defease any principal in respect of the Senior Notes or Other Replacement Debt, in each case other than:

(a)            prepayments, repurchases, redemptions or defeasances of any Senior Notes or Other Replacement Debt prior to the stated maturity thereof, in an amount not to exceed the Cumulative Credit at such time; provided that prepayments made pursuant to this clause (a) with the OCF Builder Prong or the Starter Prong of the Cumulative Credit shall only be permitted (i) so long as no Event of Default has occurred and is continuing or would result therefrom and (ii) if, after giving Pro Forma Effect to such prepayment, repayment, repurchase, redemption or defeasance the Secured Leverage Ratio would not be greater than 4.50 to 1.00;

(b)            with the proceeds of one or more Loans and/or cash on hand, provided that immediately before and immediately after giving Pro Forma Effect to each such prepayment, the Secured Leverage Ratio would not be greater than 4.00:1.00; or

(c)            in connection with the prepayment of such Indebtedness with cash proceeds from Other Replacement Debt.

Section 7.10         Transactions with Affiliates.

The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any Affiliate thereof (including any Liberty Subsidiary) involving aggregate payments or Fair Market Value in respect of each such transaction or series of related transactions in excess of the greater of (i) $32,000,000 and (ii) 8.0% of Trailing Adjusted Operating Cash Flow, except (a) as set forth on Schedule 7.10, (b) for general corporate services in the ordinary course of business, including the provision of insurance, (c) transactions between or among the Borrower and any Subsidiary or Subsidiaries, (d) transactions between the Borrower or any Subsidiary and any Liberty Subsidiary at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an “arm’s length” basis from unrelated third parties, (e) transactions that are in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an “arm’s length” basis from unrelated third parties, (f) any transaction or series of transactions (including any contract or agreement) with any Liberty Subsidiary contemplated by, or entered into pursuant to or in connection with, the Reorganization Agreement (including any tax sharing arrangement), (g) [reserved], (h) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Borrower, (i) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower and the Subsidiaries in the ordinary course of business, (j) any transaction or series of transactions (including any contract or agreement) in connection with the Predecessor Liberty Broadband Merger as contemplated by the Predecessor Liberty Broadband Merger Agreement or the GCI Spin-Off as contemplated by the Liberty Broadband Merger Agreement, (k) transactions entered into by any Person prior to the time such Person became a Subsidiary or was merged or consolidated into the Borrower or a Subsidiary (so long as such transactions were not entered into in contemplation of such event), (l) transactions where the only consideration paid by any Loan Party is Qualified Equity of the Borrower, and (m) the Permitted NMTC Transactions; provided that this Section shall not apply to (x) any Restricted Payment made by the Borrower to its parent to the extent permitted under Section 7.8, (y) any transaction between or among the Borrower and/or any Subsidiary, or between or among the Borrower and/or any Subsidiary and any Liberty Subsidiary (in each case not involving any other Affiliate) to the extent permitted under Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.11 or (z) the guarantees permitted under Section 7.1(i).

Section 7.11         Restrictive Agreements.

The Borrower will not, and will not permit any Subsidiary Guarantor to enter into any agreement or other arrangement binding on the Borrower or such Subsidiary Guarantor that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Guarantor to create or incur any Lien (other than Liens prohibited under any cable television Franchise agreement relating to the Borrower or any Subsidiary Guarantor) upon any of its property or assets, unless such agreement or arrangement does not prohibit, restrict or impose any condition that has not been satisfied upon the ability of any Loan Party to create or incur any Lien in favor of the Secured Parties created under the Loan Documents), or (b) the ability of any Subsidiary Guarantor to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor or to Guarantee Indebtedness of the Borrower or any Subsidiary Guarantor; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to (x) restrictions and conditions existing on the Amendment Effective Date identified on Schedule 7.11 (but shall apply to any amendment or modification materially expanding the scope of any such restriction or condition) and (y) any restriction that is not materially more restrictive (as determined by the Borrower in good faith) than the most restrictive restrictions applicable to such Person existing on the Amendment Effective Date, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or Liberty Subsidiary or all or substantially all of its assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or the Liberty Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed on any Person that becomes a Subsidiary after the Amendment Effective Date; provided that (1) such restrictions and conditions exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary, and (2) so long as any such restriction or condition exists, such Person shall be an Excluded Subsidiary, (v) clause (a) of this Section 7.11 shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) the foregoing shall not apply to restrictions and conditions imposed by any agreement, document or instrument relating to any Securitization, (vii) the foregoing shall not apply to restrictions and conditions imposed by law or by the definitive documentation governing (w) the Senior Notes, (x) Permitted Incremental Equivalent Debt, (y) any Indebtedness incurred in accordance with any of clauses (e), (k), (l), (m), (n), (o), (r), or (t) of Section 7.1, and (z) Other Refinancing Indebtedness, (viii) clause (a) of this Section 7.11 shall not apply to customary provisions in agreements restricting the assignment of such agreements, (ix) [reserved], (x) the foregoing shall not apply to (a) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (b) customary restrictions and conditions contained in agreements and documents related to Liens permitted by Section 7.2, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.11, and (c) customary restrictions contained in leases, subleases, licenses otherwise permitted hereby as long as such restrictions relate to the assets subject thereto, (xi) the Permitted NMTC Transactions and (xii) any agreement, which in the good faith judgment of the Borrower, will not impair the Borrower’s ability to perform it obligations under this Agreement or are not more restrictive, taken as whole, than the terms of this Agreement.

Section 7.12         [Reserved].

Section 7.13         Amendment of Material Documents.

The Borrower will not, and will not permit any Subsidiary to, amend, supplement or otherwise modify, or waive any of its rights under, its certificate of formation, operating agreement or other organizational documents, in each case other than amendments, modifications or waivers that would not reasonably be expected to materially and adversely affect the Credit Parties.

Section 7.14         [Reserved].

Section 7.15         First Lien Leverage Ratio.

Commencing with the first fiscal quarter ending after the Amendment Effective Date, the Borrower will not permit the First Lien Leverage Ratio to be greater than 4.00:1.00 as of the last day of any Test Period.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1         Events of Default.

If any of the following events (each an “Event of Default”) shall occur:

(a)            the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of any Loan Party or Liberty Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(d)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.2(a), Section 6.3 (solely with respect to the existence of the Borrower), 6.8 or 6.14 or in Article 7, or in Article 11; provided that a default under the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Non-Financial Covenant Facility unless and until the Lenders holding more than 50% of the Financial Covenant Credit Exposures of all Lenders shall have accelerated the maturity of any Loan (other than a Loan under a Non-Financial Covenant Facility) outstanding; provided, further, that any Financial Covenant Event of Default is subject to cure pursuant to Section 8.2;

(e)            any Loan Party or Liberty Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f)            the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest, and regardless of amount) in respect of any Material Obligations when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)            any event or condition occurs that results in, or entitles any Person other than the Borrower or a Subsidiary to cause, (x) the acceleration of any Material Obligation prior to its scheduled maturity or (y) the early termination of the purchase of accounts receivable under any Securitization constituting Material Obligations; provided that this clause (g) shall not apply to (i) Material Obligations owed by any Unrestricted Subsidiary, (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness, or (iii) Indebtedness that becomes due as a result of the Borrower or such Subsidiary giving a voluntary notice of prepayment with respect thereto and in accordance with the terms thereof;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower or any Subsidiary, or any combination thereof (to the extent not fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged, unpaid or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;

(m)            any Loan Document shall cease, for any reason, to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party or any Liberty Subsidiary shall so assert in writing;

(n)            any Lien on any material portion of the Collateral purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or Liberty Subsidiary in writing not to be, a valid and, except to the extent otherwise permitted by the applicable Security Document, perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) (A) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or failure to file a Uniform Commercial Code filing (including any continuation statement), (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner or (C) any foreclosure, distraint, sale or similar proceedings have been commenced with respect to any Collateral;

(o)            one or more Authorizations of the Borrower or any of its Subsidiaries to own or operate all or any portion of the Communications Business is not renewed, expires, or is terminated, suspended or revoked, and such nonrenewal, expiration, termination, suspension or revocation would reasonably be expected to have a Material Adverse Effect; or

(p)            a Change in Control shall have occurred;

then, and in every such event (other than an event described in clause (h) or (i) of this Section 8.1 with respect to the Borrower), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of Lenders holding more than 50% of the Total Credit Exposure of all Classes affected thereby, taken as a whole, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) except for Commitments for which no Event of Default has occurred, terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) except for Loans for which no Event of Default has occurred, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party with respect thereto accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 8.1, such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors.

Notwithstanding anything in the Loan Documents to the contrary (A) if an Event of Default occurs and is continuing, (x) only the Administrative Agent (on behalf of the Credit Parties) may pursue any available remedy (including enforcement on any Collateral) to collect on the payment of principal, premium, if any, or interest on the Loans or enforce the performance of any provision of the Loan Documents and (y) no Credit Party (other than the Administrative Agent) may institute any proceeding with respect to the Loan Documents or for any remedy hereunder or thereunder and (B) no Default or Event of Default shall be deemed to have occurred under the Loan Documents if such underlying Default or Event of Default is cured prior to the acceleration of the scheduled maturity of the Loans.

Section 8.2         Borrower’s Right to Equity Cure.

Notwithstanding anything to the contrary contained in this Article 8, in the event of any Event of Default or potential Event of Default under the Financial Covenant with respect to any fiscal quarter, at any time after the end of such fiscal quarter and until the expiration of the fifteenth (15th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter or fiscal year pursuant to Section 6.1, if the Borrower receives a Specified Equity Contribution, the Borrower may apply the amount of the net cash proceeds thereof to increase Adjusted Operating Cash Flow with respect to such applicable quarter solely for determining compliance with the Financial Covenant with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Specified Equity Contribution cure right was exercised and not for any other purpose under this Agreement; provided that: (i) such net cash proceeds are actually received by the Borrower as Qualified Equity in cash (including through capital contribution of such net cash proceeds to the Borrower) no later than fifteen (15) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter pursuant to Section 6.1; (ii) in each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Specified Equity Contribution is made; (iii) no more than five Specified Equity Contributions shall be made in the aggregate during the term of this Agreement; (iv) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with the Financial Covenant for any applicable period; (v) all Specified Equity Contributions used for purposes of this Section 8.2 shall be disregarded for purposes of determining any financial ratio-based conditions, baskets with respect to the covenants contained in this Agreement and the calculation of the Cumulative Credit and the application of the pricing grid in the definition of “Applicable Margin”; (vi) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant for the four fiscal quarter period ending as of the end of the fiscal quarter for which the Specified Equity Contribution was made (but any such reduction shall be given effect in calculations of the Financial Covenant in subsequent fiscal quarters); and (vii) no Revolving Lender shall be required to make any extension of credit (including the extension of a Letter of Credit) under the Existing Revolving Facility during the fifteen (15) day period referred to above unless the Borrower has received the proceeds of any Specified Equity Contribution. No Agent or Lender shall take any action to foreclose on, or take possession of, the Collateral, accelerate any Obligations, terminate any Commitments or otherwise exercise any remedies under any Loan Document or any applicable law on the basis of a breach of the Financial Covenant (or any other Default or Event of Default as a result thereof), unless and until the 15 day period referred to above has expired and the Borrower has not received the Specified Equity Contribution. Notwithstanding anything herein to the contrary, unless and until the 15 day period referred to above has expired and the Borrower has not received the Specified Equity Contribution, no Event of Default shall be deemed to have arisen as a result of a Financial Covenant Event of Default.

Section 8.3         Borrower’s Right to Cure Generally.

(a)            With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If, prior to the taking of any action under Section 8.1 (or the occurrence of any event set forth in the proviso thereto), any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, except as set forth in Section 8.3(b), such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents pursuant to an applicable amendment or waiver permitting such action and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents; provided that an Event of Default resulting from the failure to deliver a notice pursuant to Section 6.2(a) shall cease to exist and be cured in all respects if the Default or Event of Default giving rise to such notice requirement shall have ceased to exist and/or be cured.

(b)            Notwithstanding anything to the contrary in this Section 8.3, an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 8.3:

(i)            if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing;

(ii)            in the case of an Event of Default under Section 8.1(n) that directly results in material impairment of the rights and remedies of the Lenders and the Administrative Agent under the Loan Documents and that is incapable of being cured;

(iii)            in the case of an Event of Default under Section 8.1(e) arising due to the failure to perform or observe Section 6.5 that directly results in a Material Adverse Effect and the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party; or

(iv)            in the case of an Initial Default for which (i) the Borrower failed to give notice to the Administrative Agent and the Lenders of such Initial Default in accordance with Section 6.2(a) of this Agreement and (ii) a Financial Officer or the general counsel or chief legal officer of the Borrower had actual knowledge of such failure to give such notice.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2 or otherwise in this Agreement), and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of the Subsidiaries, any of the Liberty Subsidiaries or any Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2 or otherwise in this Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by any Loan Party of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent becomes subject to a Lender-Related Distress Event, then the Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Required Lenders. If the Administrative Agent becomes subject to an Agent-Related Distress Event, then the Borrower may remove the Administrative Agent from such role upon five days’ prior written notice to the Lenders. Such resignation or removal shall take effect upon the appointment of a successor Administrative Agent as provided below (or, if no successor has been appointed, on the 30th Business Day after the relevant notice).

Upon any such notice of resignation by, or notice of removal of, the Administrative Agent, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required, to appoint a successor from among the Lenders reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the date such notice of resignation was given by the Administrative Agent or such notice of removal was given by the Required Lenders, as applicable, then the Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent reasonably acceptable to the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required, from among the Lenders or an Affiliate of any such Lender with minimum capital and undivided surplus of not less than $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

Notwithstanding anything in any Loan Document to the contrary, no Agent (other than the Administrative Agent) or Arranger, in each case acting in such capacity, shall have any duty or obligation under the Loan Documents.

The Administrative Agent is hereby authorized, without further consent of any Lender or any other Secured Party, to enter into or acknowledge and consent to any Intercreditor Agreement, or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Intercreditor Agreement to the extent such Intercreditor Agreement (as it may be amended, renewed, extended, supplemented, restated, replaced, waived or otherwise modified) is expressly contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby irrevocably makes such authorization and agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, (c) hereby irrevocably agrees that the Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the borrower as to whether such Intercreditor Agreement is expressly contemplated by the terms hereof and whether any related Liens or Indebtedness are permitted, and (d) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement or any amendment (or amendment and restatement) to the Security Documents or any Intercreditor Agreement expressly contemplated hereunder (including any such amendment (or amendment and restatement) of any Intercreditor Agreement to provide for the incurrence of any Indebtedness expressly permitted hereunder to be secured on a junior lien or pari passu basis to any of the Obligations). Each Secured Party acknowledges and agrees that the Administrative Agent (or one or more of its affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of Credit Agreement Refinancing Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

Each Lender and the Issuing Bank irrevocably authorizes the Administrative Agent, at its option and in its discretion (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent or indemnification obligations not then due) and the expiration, termination or cash collateralization of all Letters of Credit, (B) that is sold or otherwise transferred or to be sold or otherwise transferred as part of or in connection with any sale or other transfer permitted under the Loan Documents to a Person that is not a Loan Party, (C) to the extent such property constitutes Excluded Property or Excluded Collateral pursuant to clause (a) of such definition, or (D) if approved, authorized or ratified in writing by the Required Lenders (or all Lenders if required by Section 10.2); and (ii) to release any Subsidiary, Subsidiary Guarantor or Liberty Subsidiary from its obligations under the Loan Documents if (A) such Person ceases to be a Subsidiary (including because such Subsidiary is designated as an Unrestricted Subsidiary) or Liberty Subsidiary, respectively, as a result of a transaction permitted hereunder, (B) such Person has become an Excluded Subsidiary pursuant to a transaction that is not prohibited by this Agreement and the Borrower has elected to consummate such release (other than upon the basis of such Person becoming a non-Wholly Owned Subsidiary as a result of the sale of its Equity Interests for less than Fair Market Value or in a transaction that is not for bona fide business purposes (other than solely to release such Person from its Guarantee of the Obligations)), or (C) the Borrower has elected to cause any such Person that is a Liberty Subsidiary to cease being a Subsidiary Guarantor and such Person would not then be required to become a Subsidiary Guarantor pursuant to Section 6.11. Upon request by the Administrative Agent at any time, the Required Lenders (or all Lenders to the extent explicitly required by the terms of this Agreement) will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party or Liberty Subsidiary from its obligations under the Loan Documents pursuant to this Article 9.

The use of a Platform in connection with this Agreement or any other Loan Document is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of any electronic communications made on the Platform, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in such electronic communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with such electronic communications or the Platform.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any taxing authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any Loan Party pursuant to Section 3.7) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or from any other sources against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For purposes of this paragraph, the term “Lender” includes any Issuing Bank and any Swingline Lender.

ARTICLE 10

MISCELLANEOUS

Section 10.1         Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to the last paragraph of this Section 10.1), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile or electronic mail, as follows:

(a)            if to any Loan Party, to it at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attention of Chief Financial Officer (Facsimile No. [Separately Provided]), with a copy (which shall not constitute notice) to Robert Wann, O’Melveny & Myers LLP, 1301 Avenue of the Americas, 17th Floor, New York, New York 10019, Email Address: rwann@omm.com;

(b)            if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to it at 1301 Avenue of the Americas, New York, New York 10019-6022, Attention of: Media & Communications Group (Facsimile No. [Separately Provided], with a copy to Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005, Attention of Sean Davis, Esq. (Email Address: sdavis@cahill.com) and Mark Loftus, Esq. (Email Address: mloftus@cahill.com); and

(c)            if to any other Credit Party, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Documents required to be delivered pursuant to Sections 6.1 and 6.2 may be delivered by e-mail or facsimile. Promptly after receipt thereof by the Administrative Agent, the Administrative Agent shall post such documents electronically with notice of such posting to each Lender and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Platform, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent’s obligation to deliver information pursuant to this Section 10.1 may be discharged by posting such information on the Platform in accordance with the remaining provisions of this paragraph. The Loan Parties hereby acknowledge that (i) the Administrative Agent will make available to the Lenders on a confidential basis materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Materials”) by posting the Materials on the Platform and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or any subsidiary thereof) (each, a “Public Lender”). The Borrower shall mark Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously as “PUBLIC.” By designating Materials as “PUBLIC,” the Borrower authorizes such Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to such Person or its securities for purposes of United States Federal and State securities laws. Any Materials not marked “PUBLIC” shall be treated as if they contain material non-public information with respect to the Borrower and the subsidiaries thereof or their securities. Notwithstanding the foregoing, the Borrower is under no obligation to mark any Materials as “PUBLIC.”

Section 10.2         Waivers; Amendments.

(a)            No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b)            Except as provided in Section 2.13, Section 2.14, Section 2.15 and Section 3.10, neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Subsidiary Guarantors and the Required Lenders or by the Borrower, the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to an LC Disbursement, or reduce the rate of any interest thereon (other than any waiver of default interest payable pursuant to Section 3.1(b)), or reduce any fees payable hereunder, without the written consent of each Credit Party directly and adversely affected thereby, (iii) postpone any scheduled principal payment date (other than mandatory prepayments) or postpone any other payment at stated maturity of any Loan or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest (other than any waiver of default interest) or any fees payable hereunder, or reduce (other than any waiver of default interest) the amount of, or waive or excuse any such payment, without the written consent of each Credit Party directly and adversely affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.11(b) or Section 2.11(c), the application of mandatory prepayments required by Section 2.7, the application of payments under Section 2.11(b), or the pro rata reduction of Commitments required by Section 2.5(c), without the written consent of each Credit Party directly and adversely affected thereby, provided that no consent of a Lender shall be required under this clause (iv) if, contemporaneously with the effectiveness of such amendment, the Commitments of such Lender are terminated, and all principal and interest on such Lender’s Loans and all fees and other amounts payable to such Lender hereunder (other than contingent or indemnification obligations not then due) are paid in full, (v) change any of the provisions of this Section 10.2(b) or reduce the number or percentage set forth in the definition of the term “Required Lenders” or in any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender in the group of Lenders to which such number or percentage applies (it being understood that an amendment shall not be deemed to change such provisions to the extent it effects an increase or decrease in the commitment of any Lender(s) or in the aggregate amount of the commitments of any Class), (vi) release any Subsidiary Guarantor from its Guarantee hereunder (except as expressly provided herein or in the Security Documents), or limit its liability in respect of such Guarantee, without the written consent of each Lender that is a beneficiary of such Guarantee, (vii) release all or substantially all of the Collateral from the Liens of the Loan Documents, without the written consent of each Lender that is a beneficiary of such Collateral, or (viii) expressly change or waive any condition precedent in Section 5.2 to any Revolving Borrowing under an Existing Revolving Facility without the written consent of the Majority Facility Lenders with respect to such Existing Revolving Facility; and provided, further, that, notwithstanding the above provision of this Section 10.2(b), (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, (B) any waiver, amendment or modification of this Agreement that by its terms affects one or more Classes of Lenders (but not of all Classes of Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower, the Subsidiary Guarantors and the Lenders holding the requisite percentage in interest of Total Credit Exposures of all affected Classes, taken as a whole, and (C) any waiver, amendment or modification with respect to the Financial Covenant, any amendment or modification of a defined term used in the Financial Covenant (solely in respect of the use of such defined term in the Financial Covenant) and any waiver, amendment or modification with respect to the remedies of the Lenders under the Financial Covenant Facility arising pursuant to Section 8.1 shall require the consent only of the Borrower and the Lenders holding more than 50% of the Financial Covenant Credit Exposures of all Classes subject to the Financial Covenant, taken as a whole.

(c)            In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of one or more affected Classes of Lenders), if the consent of the Required Lenders (or the consent of Lenders of the affected Classes holding more than 50% of the Total Credit Exposures of all Lenders of such Classes, taken as a whole) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is so required but not so obtained being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lenders and the Administrative Agent, require each of the Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and that shall consent to the Proposed Change; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent(s) shall not unreasonably be withheld, conditioned or delayed, (ii) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.4(b).

(d)            Notwithstanding anything to the contrary contained in this Section 10.2, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the Parent and the Subsidiary Guarantors (a) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)            Notwithstanding anything to the contrary contained in this Section, the Administrative Agent (in its sole discretion) and the Borrower are authorized to amend this Agreement or any other Loan Document, without the consent of any other party, to the extent necessary to (i) to cure any ambiguity, omission, error, defect, inconsistency, obvious error or any error or omission of a technical or immaterial nature or any necessary or desirable technical change, or (ii) to cause the Loan Document to be consistent with this Agreement.

(f)            Any Lender may authorize the Administrative Agent to sign any amendment, modification or waiver hereto in any authorization form agreed to by the Borrower and the Administrative Agent and no Lender shall be entitled to see any other Lender’s authorization form.

(g)            Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Intercreditor Agreement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Any Intercreditor Agreement proposed to be entered into by the Administrative Agent shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such Intercreditor Agreement is reasonable and to have consented to such Intercreditor Agreement and to the Administrative Agent’s execution thereof (it being understood that no affirmative agreement by or affirmative consent from the Required Lenders is required for the Administrative Agent to enter into such Intercreditor Agreement).

Section 10.3         Expenses; Indemnity; Damage Waiver.

(a)            The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by any Agent, any Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for any Agent and any Arranger in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (provided that, except as otherwise agreed in writing by the Borrower, the Borrower shall only obligated to pay the fees, charges and disbursements of one primary counsel for the Agents, the Arrangers, and their respective Affiliates, collectively, and, if necessary, the fees, charges and of one local counsel per material jurisdiction that is reasonably necessary), (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket costs and expenses incurred by any Arranger or any Credit Party (limited, in the case of legal counsel, to the fees, charges and disbursements of one primary counsel for the Arrangers and the Credit Parties (and, if necessary, the fees, charges and of one local counsel per material jurisdiction that is reasonably necessary) and, if an actual or perceived conflict exists, reasonably necessary additional counsel for the affected Arrangers and Credit Parties) in connection with the enforcement or protection of its rights in connection with the Loan Documents during the continuation of an Event of Default, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket costs and expenses incurred during any workout, restructuring or negotiation in respect of such Loans or Letters of Credit.

(b)            The Borrower shall indemnify each Arranger, each Credit Party and each Related Party of each Arranger and each Credit Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel for the Indemnitees (unless an actual or perceived conflict exists, in which case, reasonable fees, charges and disbursements of reasonably necessary additional counsel for the affected Indemnitees shall be covered) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any other actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or, in the case of clause (iv) immediately above, to have resulted from a material breach of the obligations of such Indemnitee under the Loan Documents, or (y) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties and is brought by an Indemnitee against another Indemnitee other than in their capacities as such and other than in their capacity acting as Agent or Arranger or similar role. Each Indemnitee shall endeavor to give prompt notice to the Borrower of any claim against such Indemnitee that may give rise to an indemnification claim against the Borrower under this Section 10.3, provided that such Indemnitee shall have no liability to the Borrower for such the failure to give any such notice. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under clause (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Lender’s Total Credit Exposure and the denominator of which is the aggregate Total Credit Exposure of all Lenders (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any Total Credit Exposure at such time, as of the last time at which any Lender had a Total Credit Exposure); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Borrower fails to pay any amount required to be paid by it to the Issuing Bank or the Swingline Lender under clause (a) or (b) of this Section 10.3, each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as applicable, an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Revolving Lender’s Revolving Credit Exposure plus the unused portion of its Revolving Commitment and the denominator of which is the aggregate Revolving Credit Exposure of all Lenders plus the aggregate unused amount of all Revolving Commitments (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Revolving Lender shall have any Revolving Credit Exposure or unused Revolving Commitment at such time, as of the last time at which any Revolving Lender had any Revolving Credit Exposure or unused Revolving Commitment); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Issuing Bank or the Swingline Lender, as the case may be, in its capacity as such.

(d)            To the extent permitted by applicable law, no Loan Party and no Credit Party shall assert, and each Loan Party and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the Borrower’s indemnification obligations under the Loan Documents to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder.

(e)            No Indemnitee referred to in Section 10.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided, that this paragraph shall not, as to any Indemnitee, be available to the extent such damages (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) have resulted from a material breach of the obligations of such Indemnitee under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment.

(f)            All amounts due under this Section 10.3 shall be payable promptly but in no event later than 30 calendar days after written demand therefor.

Section 10.4         Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 2.13 or in accordance with the provisions of clause (b) of this Section 10.4, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.4 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.4 and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and obligations in respect of its LC Exposure and Swingline Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans and obligations in respect of its LC Exposure and Swingline Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in clause (b)(i)(A) of this Section 10.4, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $2,000,000, in the case of any assignment in respect of Revolving Commitments and Revolving Loans, or $1,000,000, in the case of any assignment in respect of Term Loans, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, the Borrower consents (in its sole discretion).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among such Loans or Commitments on a non-pro rata basis.

(iii)         Required Consents.         No consent shall be required for any
assignment except to the extent required by clause (b)(i)(B) of this Section 10.4 and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to Section 8.1(a), 8.1(h) or 8.1(i) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) an unfunded Term Loan Commitment, a Revolving Commitment or a Revolving Loan if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Class of Revolving Commitments.

(iv)            Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to Certain Parties. Except as permitted under Section 2.7(j) and Section 10.4(g), no such assignment shall be made to any Loan Party, any of its subsidiaries or any of their respective Affiliates.

(vi)            No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3 with respect to claims arising from facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.4.

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and, to the extent the Borrower is a disregarded entity for U.S. federal income tax purposes, the Borrower’s regarded owner for U.S. federal income tax purposes), shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans (and related interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to any Person (other than a natural person, any Loan Party, any of its subsidiaries or any of their respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to clause (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 subject to the requirements and limitations therein, including the requirements under Sections 3.7(e), (f) and (i) (it being understood that the documentation required under Sections 3.7(e), (f) and (i) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.4; provided that the Participant shall be subject to the provisions of Sections 3.8 and 3.9 as if it were an assignee under clause (b) of this Section. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.9 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided such Participant agrees to be subject to Section 2.11(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (and, to the extent the Borrower is a disregarded entity for U.S. federal income tax purposes, the Borrower’s regarded owner for U.S. federal income tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)            Certain Assignments or Purchases of Term Loans. Notwithstanding anything to the contrary contained in this Section 10.4 or any other provision of this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, at any time, any Lender may assign all or any portion of its Term Loans to the Borrower or any of its subsidiaries (subject to recordation thereof in the Register) through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with the provisions described in Section 2.7(j) or (y) notwithstanding Sections 2.7, 2.11 and this Section 10.4, open market purchases on a non-pro rata basis; provided that:

(i)            if the assignee is the Borrower or a subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee is the Borrower (including through contribution or transfers set forth in clause (x)), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (2) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (3) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii)            purchases of Term Loans pursuant to this clause (g) may not be funded with the proceeds of Revolving Loans; and

(iii)            it shall be a condition precedent to each assignment of Term Loans to the Borrower or a subsidiary of the Borrower that either (x) the assignee represents in the applicable Assignment and Acceptance that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its subsidiaries or their respective securities (or, if the Borrower is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Borrower were a public reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to the Borrower or its subsidiaries (or, if the Borrower is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Borrower were a public reporting company)) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment or (y) the assignor shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter.

Notwithstanding anything in the Loan Documents to the contrary, the Credit Parties acknowledge and agree (x) that privately negotiated purchases of Loans by the Borrower or any of its subsidiaries are considered open market purchases for all purposes of the Loan Documents and (y) such Credit Parties will not to assert a claim in contravention of the foregoing clause (x).

Section 10.5         Survival.

All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments executed and delivered by any Loan Party in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid (other than contingent or indemnification obligations not then due) or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.6         Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.7         Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

Section 10.8         Right of Setoff.

If an Event of Default under Section 8.1(a) or (f) shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by it, irrespective of whether or not it shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and Affiliate agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each of the Lenders and their respective Affiliates under this Section 10.8 are in addition to other rights and remedies (including other rights of setoff) that they may have.

Section 10.9         Governing Law; Waiver of Jury Trial.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR, TO ITS KNOWLEDGE, OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

Section 10.10         Submission To Jurisdiction; Waivers.

Each party hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding (whether in tort, law or in equity) relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York located in the Borough of Manhattan, and appellate courts from any thereof;

(b)            consents that any such action or proceeding (whether in tort, law or in equity) may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding (whether in tort, law or in equity) in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding (whether in tort, law or in equity) may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid,

(d)            to it at its address set forth in Section 10.1 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(e)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding (whether in tort, law or in equity) referred to in this Section 10.10 any special, exemplary, punitive or consequential damages.

Section 10.11         Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12         Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (for purposes of this Section 10.12, collectively, the “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13         Patriot Act and Beneficial Ownership Regulation.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to the Lenders and the Administrative Agent.

Section 10.14         Confidentiality.

(a)            Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party will be responsible for any disclosure by such Persons), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority having supervisory jurisdiction over such Person), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee under Section 10.4 or Participant in (or trustee for such assignee or Participant), or any prospective assignee under Section 10.4 or Participant in (or trustee for such assignee or Participant), any of its rights or obligations under this Agreement (including any such parties’ potential investors and investment advisors) or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.14 or an agreement described in clause (vi) above or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower and the known Affiliates and representatives thereof (other than a source actually known by such disclosing Person to be bound by confidentiality obligations with respect thereto). For the purposes of this Section 10.14, “Information” means all information received from or on behalf of the Borrower relating to the Borrower, any Loan Party or any of their Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by or on behalf of the Borrower (other than from a source actually known by such party to be bound by confidentiality obligations). Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority (any such entity, a “Regulatory Authority”) without any notification to any person to the extent that any such prohibition on disclosure set forth in this Section 10.14(a) shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(b)            EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN THIS SECTION 10.14 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)            ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE DELIVERED TO THE ADMINISTRATIVE AGENT A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.15         Acknowledgment Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.16         No Fiduciary Duty.

Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and each Agent, each Arranger and each other Credit Party, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Agent, any Arranger or any other Credit Party, or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each of the Borrower and the Administrative Agent acknowledge that each Lender and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates.

Section 10.17         [Reserved].

Section 10.18         Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.19         Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.20         Erroneous Payments

(a)            If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.20(b).

(c)            Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any Obligations owed by the Borrower or any other Loan Party.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 10.20 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 10.21         Intercreditor Agreement.

Notwithstanding anything to the contrary set forth herein, to the extent the Borrower and the Administrative Agent enter into an Intercreditor Agreement (or the Borrower acknowledges and consents to such Intercreditor Agreement in writing) in accordance with the terms hereof, this Agreement will be subject to the terms and provisions of such Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and any such Intercreditor Agreement, the provisions of such Intercreditor Agreement shall govern and control. The Lenders acknowledge and agree that the Administrative Agent is authorized to, and the Administrative Agent agrees that with respect to any applicable secured Indebtedness permitted to be incurred under this Agreement, upon request by the Borrower, it shall, enter into a Intercreditor Agreement in accordance with the terms hereof. The Lenders authorize the Administrative Agent to (a) enter into any such Intercreditor Agreement, (b) bind the Lenders on the terms set forth in such Intercreditor Agreement and (c) perform and observe its obligations under such Intercreditor Agreement.

ARTICLE 11

GUARANTEE

Section 11.1         Guarantee; Fraudulent Transfer, Etc.; Contribution.

(a)            Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Obligations (other than Obligations which constitute Excluded Swap Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

(b)            Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person. Subject to Section 11.8, each Guarantor further agrees that its guarantee is a continuing guarantee of the Obligations whenever arising.

(c)            Fraudulent Transfer. Anything in this Article 11 to the contrary notwithstanding, (i) the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Borrower or Affiliates of the Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (i), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 11.1(d)) and (ii) the Borrower expressly subordinates any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim that it may now or hereafter have against any Loan Party, any other guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the property of any other Loan Party, such other guarantor or such other Person, arising from the existence or performance hereof, including, but not limited to, in the event that any money or property shall be transferred to any Credit Party by the Borrower pursuant to this Article 11 in reduction of the Obligations or otherwise.

(d)            Contributions. In addition to all rights of indemnity and subrogation the Subsidiary Guarantors may have under applicable law (but subject to this clause (d)), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor hereunder, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to this clause (d)) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower as provided in this clause (d), the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the Amendment Effective Date and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the Amendment Effective Date (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 11.9, the date of the Guarantee Supplement executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this clause (d) shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this clause (d) to the extent of such payment. Notwithstanding any provision of this clause (d) to the contrary, all rights of the Subsidiary Guarantors under this clause (d) and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by this clause (d) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this clause (d), and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this clause (d).

Section 11.2         Obligations Not Waived.

To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Article 11, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Article 11, (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Secured Party, or (iv) any other circumstance that would constitute a surety defense (other than payment in full in cash of all of the Obligations).

Section 11.3         Security.

Each Guarantor authorizes the Administrative Agent and each other Secured Party to (i) take and hold security for the payment of the obligations under the provisions of this Article 11 pursuant to the Security Documents and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.

Section 11.4         No Discharge or Diminishment of Guarantee.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

Section 11.5         Defenses of Borrower Waived.

To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any Guarantor or exercise any other right or remedy available to them against the Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as applicable, or any security.

Section 11.6         Agreement to Pay; Subordination.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation (other than Excluded Swap Obligations) when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of the Obligations. In addition, any debt or Lien of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment and priority to the prior payment in full in cash of the Obligations and the Liens created under the Loan Documents (provided that payments on such debt may be made at any time when no Event of Default has occurred and is continuing). If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of the Borrower or such other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 11.7         Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 11.8         Termination.

(a)            The guarantees made hereunder (i) shall terminate when all the Obligations have been paid in full in cash (other than contingent or indemnification obligations not then due), all Letters of Credit have expired and all LC Disbursements have been reimbursed, and the Lenders have no further commitment to lend or otherwise extend credit under this Agreement and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

(b)            If any Equity Interest in any Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary Guarantor shall no longer be a subsidiary, then the obligations of such Subsidiary Guarantor under this Article 11 shall be automatically released.

Section 11.9         Additional Guarantors.

Upon execution and delivery after the Amendment Effective Date by the Administrative Agent and a Subsidiary of a Guarantee Supplement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any Guarantee Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

Section 11.10         Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guarantee obligations under this Article 11 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.10, or its Guarantee obligations under this Article 11, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until such Qualified ECP Guarantor’s obligations under this Article 11 terminate pursuant to Section 11.8. Each Qualified ECP Guarantor intends that this Section 11.10 constitute, and this Section 11.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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List of Omitted Exhibits and Schedules

The following exhibits and schedules to the Ninth Amended and Restated Credit and Guarantee Agreement, dated as of March 25, 2025, among GCI, LLC, as Borrower, the Guarantors party thereto, the Lenders party thereto and Credit Agricole Corporate and Investment Bank, as Administrative Agent, have not been provided herein:

SCHEDULES

Schedule 1.1A

Schedule 1.1B

Schedule 1.1C

Schedule 4.6

Schedule 4.8

Schedule 4.13

Schedule 6.16

Schedule 7.1

Schedule 7.2

Schedule 7.4

Schedule 7.10

Schedule 7.11

EXHIBITS

Exhibit A

Exhibit B-1

Exhibit B-2

Exhibit B-3

Exhibit C

Exhibit D

Exhibit E

Exhibit F

Exhibit G

Exhibit H

Exhibit I

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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